As filed with the Securities and Exchange Commission on November 17, 2008

Registration Nos. 333-            , 333-            -01, 333-            -02, 333-            -03,
333-            -04, 333-            -05, 333-            -06

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMEREN CORPORATION AMEREN CAPITAL TRUST I AMEREN CAPITAL TRUST II CENTRAL ILLINOIS PUBLIC SERVICE COMPANY AMEREN ENERGY GENERATING COMPANY CENTRAL ILLINOIS LIGHT COMPANY ILLINOIS POWER COMPANY	Missouri Delaware Delaware Illinois Illinois Illinois Illinois	43-1723446 16-6531221 16-6531223 37-0211380 37-1395586 37-0211050 37-0344645
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.)

1901 Chouteau Avenue

St. Louis, Missouri 63103

(314) 621-3222

(Address, including zip code, and telephone number, including area code, of Ameren Corporation, Ameren Capital Trust I,
Ameren Capital Trust II and Ameren Energy Generating Company’s principal executive offices)

300 Liberty Street Peoria, Illinois 61602 (309) 677-5271 (Address, including zip code, and telephone number, including area code, of Central Illinois Light Company’s principal executive offices)

607 East Adams Street

Springfield, Illinois 62739

(888) 789-2477

(Address, including zip code, and telephone number, including area code, of Central Illinois Public Service Company’s
principal executive offices)

370 South Main Street Decatur, Illinois 62523 (217) 424-6600 (Address, including zip code, and telephone number, including area code, of Illinois Power Company’s principal executive offices)

WARNER L. BAXTER

Executive Vice President and Chief Financial Officer

STEVEN R. SULLIVAN
Senior Vice President,
General Counsel and Secretary
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Names, address, including zip code, and telephone number,
including area code, of agents for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

                              Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
Ameren Corporation	☒	☐	☐	☐
Ameren Capital Trust I	☐	☐	☒	☐
Ameren Capital Trust II	☐	☐	☒	☐
Central Illinois Public Service Company	☐	☐	☒	☐
Ameren Energy Generating Company	☐	☐	☒	☐
Central Illinois Light Company	☐	☐	☒	☐
Illinois Power Company	☐	☐	☒	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Ameren Corporation:
Senior Debt Securities
Subordinated Debt Securities
Guarantee of Trust Preferred Securities of Ameren Capital Trust I (2)
Guarantee of Trust Preferred Securities of Ameren Capital Trust II (2)
Common Stock, $.01 par value
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units (3)
Central Illinois Public Service Company:
Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Preferred Stock
Ameren Energy Generating Company:
Senior Unsecured Debt Securities
Central Illinois Light Company:
Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Preferred Stock
Illinois Power Company:
Senior Secured Debt Securities
Mortgage Bonds
Senior Unsecured Debt Securities
Preferred Stock
Ameren Capital Trust I: Trust Preferred Securities (2)
Ameren Capital Trust II: Trust Preferred Securities (2)
Total		(4)

(1)

An unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by Ameren Corporation, Central Illinois Public Service Company, Ameren Energy Generating Company, Central Illinois Light Company, Illinois Power Company, Ameren Capital Trust I and Ameren Capital Trust II at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. Central Illinois Public Service Company, Ameren Energy Generating Company, Central Illinois Light Company and Illinois Power Company are only registering the offering of investment-grade non-convertible securities.

(2)

Includes the obligations of Ameren Corporation under the respective trust agreements, the applicable indenture, the related series of debt securities and the respective Guarantees, which include Ameren Corporation’s covenant to pay any indebtedness, expenses or liabilities of Ameren Capital Trust I or Ameren Capital Trust II (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement. No separate consideration will be received for the Guarantees and, pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate fee is payable in respect thereof.

(3)

Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock and (b) a beneficial interest in any of Senior Debt Securities or Subordinated Debt Securities, Trust Preferred Securities issued by Ameren Capital Trust I or Ameren Capital Trust II or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

(4)

Prior to the filing of this registration statement, $1,541,000,000 aggregate principal amount of securities remained registered and unsold, pursuant to Registration Statement Nos. 333-114274, 333-114274-01, and 333-114274-02 (“Registration Statement No. 333-114274), which was initially filed by Ameren Corporation, Ameren Capital Trust I and Ameren Capital Trust II on April 7, 2004 (the “Prior Registration Statement”).  In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee, except for $195,244 that may be offset pursuant to Rule 457(p) under the Securities Act for fees paid with respect to $1,541,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Prior Registration Statement and not sold thereunder.  In connection with the securities offered hereby, except as specified in the previous sentence, the registrants will pay “pay as you go registration fees” in accordance with Rule 456(b) under the Securities Act.  Registration Statement No. 333-114274 is hereby withdrawn.

EXPLANATORY NOTE

This registration statement contains the following five separate prospectuses:

(1)          the first prospectus relates to offerings (i) by Ameren Corporation of its senior debt securities, subordinated debt securities, common stock, preferred stock, stock purchase contracts, stock purchase units and guarantees of trust preferred securities of Ameren Capital Trust I and Ameren Capital Trust II, (ii) by Ameren Capital Trust I of its trust preferred securities and (iii) by Ameren Capital Trust II of its trust preferred securities;

(2)          the second prospectus relates to offerings by Central Illinois Public Service Company of its senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock;

(3)          the third prospectus relates to offerings by Ameren Energy Generating Company of its senior unsecured debt securities;

(4)          the fourth prospectus relates to offerings by Central Illinois Light Company of its senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock; and

(5)          the fifth prospectus relates to offerings by Illinois Power Company of its senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock.

Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

AMEREN CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units

AMEREN CAPITAL TRUST I
AMEREN CAPITAL TRUST II

Trust Preferred Securities
Guaranteed as set forth herein by Ameren Corporation

Each of Ameren Corporation, Ameren Capital Trust I and Ameren Capital Trust II may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time.  This prospectus provides you with a general description of these securities.  We and the trusts will provide specific information about the offering and the terms of these securities in supplements to this prospectus.  The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the supplements carefully before investing.  This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

The common stock of Ameren Corporation is listed on the New York Stock Exchange under the symbol “AEE.”

Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

Investing in our securities involves risks.  Before buying our securities, you should refer to the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission.  See “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We and the trusts may offer these securities directly or through underwriters, agents or dealers.  Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.  See “Plan of Distribution.”

The date of this prospectus is November 17, 2008.

AMEREN CORPORATION

Ameren, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission.  Ameren’s primary assets are the common stock of its subsidiaries.  Ameren’s subsidiaries are separate, independent legal entities with separate businesses, assets and liabilities.  These subsidiaries operate rate-regulated electric generation, transmission and distribution businesses, rate-regulated natural gas transmission and distribution businesses, and non-rate-regulated electric generation businesses in Missouri and Illinois.  Dividends on Ameren’s common stock depend on distributions made to it by its subsidiaries.  Information regarding Ameren’s principal subsidiaries as of December 31, 2007 is listed below.

•      UE, or Union Electric Company, also known as AmerenUE, operates a rate-regulated electric generation, transmission and distribution business, and a rate-regulated natural gas transmission and distribution business in Missouri.  UE is the largest electric utility in the state of Missouri.  It supplies electric and gas service to a 24,000 square mile area located in central and eastern Missouri.  This area has an estimated population of 3 million and includes the Greater St. Louis area.  UE supplies electric service to 1.2 million customers and natural gas service to 127,000 customers.

•      CIPS, or Central Illinois Public Service Company, also known as AmerenCIPS, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois.  CIPS supplies electric and gas utility service to portions of central, west central and southern Illinois having an estimated population of 1 million in an area of 20,500 square miles.  CIPS supplies electric service to 400,000 customers and natural gas service to 190,000 customers.

•      Genco, or Ameren Energy Generating Company, operates a non-rate-regulated electric generation business in Illinois and Missouri.  Genco owns 2,549 megawatts of coal-fired electric generating capacity and 1,666 megawatts of natural gas and oil-fired electric generating capacity.

•      CILCO, or Central Illinois Light Company, also known as AmerenCILCO, is a subsidiary of CILCORP.  CILCORP is an Ameren subsidiary that operates as a holding company for CILCO and various non-rate-regulated subsidiaries.  CILCO operates a rate-regulated electric transmission and distribution business, a non-rate-regulated electric generation business and a rate-regulated natural gas transmission and distribution business in Illinois.  CILCO supplies electric and gas utility service to portions of central and east central Illinois in areas of 3,700 and 4,500 square miles, respectively, with an estimated population of 1 million.  CILCO supplies electric service to 210,000 customers and natural gas service to 213,000 customers.  AmerenEnergy Resources Generating Company, a non-rate-regulated wholly owned subsidiary of CILCO, owns 1,074 megawatts of coal-fired electric generating capacity and 55 megawatts of natural gas and oil-fired electric generating capacity.

•      IP, or Illinois Power Company, also known as AmerenIP, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois.  It supplies electric and gas utility service to portions of central, east central, and southern Illinois, serving a population of 1.4 million in an area of 15,000 square miles, contiguous to our other service territories.  IP supplies electric service to 626,000 customers and natural gas service to 427,000 customers, including most of the Illinois portion of the Greater St. Louis area.

Ameren has various other subsidiaries responsible for the short and long term marketing of power, procurement of fuel, management of commodity risks, and provision of other shared services.  Ameren has an 80% ownership interest in Electric Energy, Inc., which operates non-rate-regulated electric generation facilities and Federal Energy Regulatory Commission-regulated transmission facilities in Illinois.

Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

In this prospectus, “Ameren,” “we,” “us” and “our” refer to Ameren Corporation and, unless the context otherwise indicates, do not include our subsidiaries.

AMEREN CAPITAL TRUST I AND AMEREN CAPITAL TRUST II

Ameren Capital Trust I and Ameren Capital Trust II are identical Delaware statutory trusts formed to permit us to raise capital by issuing trust preferred securities under this prospectus and a prospectus supplement, and investing the proceeds in debt securities issued by us.

We have designated BNY Mellon Trust of Delaware (formerly The Bank of New York (Delaware)), as trustee for each of the trusts, in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act.  At the time trust preferred securities are to be issued, the original trust agreement for each trust will be amended and restated substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part, to be effective at the time of such issuance.  The amended and restated trust agreement for each trust, which we will refer to in this prospectus as the “trust agreement,” will be qualified as an indenture under the Trust Indenture Act of 1939.  Each trust will exist for the exclusive purposes of:

•      issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the “trust securities”)—which together represent undivided beneficial interests in the assets of the trust;

•      investing the gross proceeds of the trust securities in our debt securities; and

•      engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

Our debt securities will be the sole assets of each trust, and our payments under the debt securities will be the sole revenue of each trust.  No separate financial statements of either trust will be included in this prospectus.  We consider that these financial statements would not be material to holders of the trust preferred securities because the trusts would not have any independent operations and the only purposes of each trust are those described above.  We do not expect that either trust will be filing annual, quarterly or current reports with the Securities and Exchange Commission (“SEC”).  The principal place of business of each trust will be c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

WHERE YOU CAN FIND MORE INFORMATION

We and the trusts have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933.  This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the registration statement and any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically.  The documents can be found by searching the EDGAR archives of the SEC electronically.

The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care.  Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus.  We incorporate by reference the following documents previously filed with the SEC:

•      our Annual Report on Form 10-K for the year ended December 31, 2007;

•      our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•      our Current Reports on Form 8-K filed February 14, 2008 (excluding any portion of such report that was furnished and not filed), February 14, 2008, March 28, 2008, April 1, 2008, April 4, 2008, April 8, 2008, April 9, 2008, May 2, 2008 (excluding any portion of such report that was furnished and not filed), June 19, 2008 (excluding any portion of such report that was furnished and not filed), June 26, 2008, June 27, 2008, August 1, 2008 (excluding any portion of such report that was furnished and not filed), September 19, 2008, September 26, 2008, October 14, 2008, October 23, 2008 and November 4, 2008 (excluding any portion of such report that was furnished and not filed).

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a free copy of these filings by writing or telephoning us at the following address:

Ameren Corporation
Attention:  Secretary’s Department
P.O. Box 66149
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222

Copies of these filings are also available from our website at http://www.ameren.com.  We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference.  Our business, financial position, results of operations and prospects may have changed since those dates.

The trusts will not be subject to the informational requirements of the Securities Exchange Act of 1934.  If securities are issued by the trusts, Ameren may include summarized financial information relating to the trusts in some of its reports filed with the SEC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts have filed with the SEC utilizing a “shelf” registration, or continuous offering, process.  Under this shelf registration process, we or the trusts may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time.  We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into our common stock, guarantees related to the trust preferred securities which the trusts may offer, common stock, preferred stock, stock purchase contracts and stock purchase units.  The trusts may offer trust preferred securities.

This prospectus provides you with a general description of the securities we and the trusts may offer.  Each time we or the trusts sell securities, we or the applicable trust will provide a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  The registration statement we and the trusts have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus.  You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in the securities involves certain risks.  You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.  Although we have tried to discuss material risk factors, please be aware that other risks may prove to be important in the future.  New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.  The prospectus supplement applicable to each type or series of securities we or the trusts offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we or the trusts are offering under that prospectus supplement.  Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges is computed by dividing our earnings by our fixed charges before income taxes.  For the purposes of such computations:

•      earnings consist of net income plus fixed charges and income taxes less minority interest and preference security dividend requirements of consolidated subsidiaries; and

•      fixed charges consist of interest on long term debt, net of amortization of debt discount, premium and expenses, estimated interest costs within rental expense and preference security dividend requirements of consolidated subsidiaries.

Our consolidated ratios of earnings to fixed charges for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2008
						(unaudited)
Consolidated ratio of earnings to fixed charges	3.66	3.67	3.91	3.23	3.10(1)	3.45(1)

(1) Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.

We have no preference equity securities outstanding; therefore, the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preferred stock dividends.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

•      to finance our subsidiaries’ ongoing construction and maintenance programs;

•      to redeem, repurchase, repay or retire outstanding indebtedness, including indebtedness of our subsidiaries;

•      to finance strategic investments in, or future acquisitions of, other entities or their assets; and

•      for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

The proceeds from the sale of trust preferred securities by a trust will be invested in debt securities issued by us.  Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds from the sale of such debt securities to the applicable trust for the above purposes.

FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” which are not based on historical facts, are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed.  Although such “forward-looking” statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved.  These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated.  The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” including the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, could cause actual results to differ materially from management expectations as suggested by such “forward-looking” statements:

•      regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of the pending UE rate proceeding or future legislative actions that seek to limit or reverse rate increases;

•      uncertainty as to the effect of implementation of the Illinois electric settlement agreement on Ameren, CIPS, CILCO, IP, Genco and AmerenEnergy Resources Generating Company, including implementation of a new power procurement process;

•      changes in laws and other governmental actions, including monetary and fiscal policies;

•      changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including UE and Ameren Energy Marketing Company;

•      enactment of legislation taxing electric generators, in Illinois or elsewhere;

•      the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•      the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•      the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•      the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•      prices for power in the Midwest, including forward prices;

•      business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products;

•      disruptions of the capital markets or other events that make Ameren’s or its subsidiaries’ access to necessary capital, including short-term credit, more difficult or costly;

•      our assessment of our liquidity;

•      the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

•      actions of credit rating agencies and the effects of such actions;

•      weather conditions and other natural phenomena;

•      the impact of system outages caused by severe weather conditions or other events;

•      generation plant construction, installation and performance, including costs associated with UE’s Taum Sauk pumped-storage hydroelectric plant incident and the plant’s future operation;

•      recoverability through insurance of costs associated with UE’s Taum Sauk pumped-storage hydroelectric plant incident;

•      operation of UE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;

•      the effects of strategic initiatives, including acquisitions and divestitures;

•      the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

•      labor disputes, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•      the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;

•      the cost and availability of transmission capacity for the energy generated by Ameren’s subsidiaries’ facilities or required to satisfy energy sales made by Ameren’s subsidiaries;

•      legal and administrative proceedings; and

•      acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF DEBT SECURITIES

General

The senior debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent unsecured obligations of Ameren Corporation.  We may issue one or more series of debt securities directly to the public, to a trust or as part of a stock purchase unit from time to time.  We expect that each series of senior debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time.  We will issue the senior debt securities in one or more series under a senior indenture dated as of December 1, 2001 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee.  We will issue the subordinated debt securities in one or more series under a subordinated indenture between us and a trustee.  The senior indenture, the form of the subordinated indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part.  Each indenture will be qualified under the Trust Indenture Act of 1939.  The following summaries of certain provisions of the senior indenture, the subordinated indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities.  We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus.

There is no requirement under the senior indenture, nor will there be any such requirement under the subordinated indenture, that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in either indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities.

The senior indenture provides and the subordinated indenture will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior debt securities or subordinated debt securities of that series, as applicable.  Unless otherwise described in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

Ranking

The senior debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other senior debt.  The subordinated debt securities will be our direct unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading “—Subordination of Subordinated Debt Securities.”

Ameren is a holding company that derives substantially all of its income from its operating subsidiaries.  As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness.  Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany borrowing arrangements) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments.  Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.  Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and preferred stockholders of our subsidiaries.

Provisions of a Particular Series

The prospectus supplement applicable to each issuance of debt securities will specify, among other things:

•      the title and any limitation on aggregate principal amount of the debt securities;

•      the original issue date of the debt securities;

•      the date or dates on which the principal of any of the debt securities is payable;

•      the interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

•      the terms, if any, regarding the optional or mandatory redemption of any debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•      the denominations in which such debt securities will be issuable;

•      the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•      the establishment of any office or agency where debt securities may be presented for payment, exchange or registration of transfer;

•      any addition to the events of default applicable to that series of debt securities and the covenants for the benefit of the holders of that series;

•      any securities exchange on which the debt securities will be listed;

•      the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

•      any interest deferral or extension provisions;

•      the applicability of or any change in the subordination provisions for a series of debt securities; and

•      any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness.  The term “Senior Indebtedness” will be defined in the applicable prospectus supplement.

No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled.  If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment.  The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of The Depository Trust Company, as depository, or its nominee, and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.  Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the applicable indenture.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities.  We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.  Unless otherwise indicated in the applicable prospectus supplement, interest on the debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears on the register for such debt securities maintained by the applicable trustee; provided, however, a holder of certificated securities in the aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest by wire transfer of immediately available funds to a bank within the continental United States if the trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium, if any, or interest on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Events of Default

Each of the following will constitute or constitutes, as the case may be, an event of default under the senior indenture or the subordinated indenture with respect to senior debt securities or subordinated debt securities, as the case may be, of any series:

•      failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, when due and payable;

•      failure to pay interest on the debt securities of such series within 30 days after the same becomes due and payable;

•      failure to perform or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable debt securities of such series;

•      with respect to the senior debt securities of any series, failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt (“Debt” means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice thereof to us by the trustee or to the trustee and us by the holders of at least 33% in aggregate principal amount of the senior debt securities of such series outstanding;

•      the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership of Ameren, whether voluntary or involuntary, specified in the particular indenture including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding in which we are adjudicated a bankrupt, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any corporate action by us in furtherance of any of the foregoing; or

•                  any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.  If provided in the applicable prospectus supplement, an event of default similar to the event of default described in the fourth bullet above may be applicable to a series of subordinated debt securities.

If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

At any time after an acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

•      we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue installments of interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

•      any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of and accrued interest on the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity.  Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series.  Any direction provided by the holders shall not be in conflict with any rule of law or with the senior indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal of or any premium or interest on such debt securities.  No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered such reasonable indemnity as it may require, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer.  Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the debt securities of any series, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so.  We will be required to deliver to the trustees for the debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Modification

Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

•                  to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of debt securities of any series in any material respect;

•                  to change or eliminate any provision of the applicable indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to debt securities of such series issued after the effective date of such change or elimination;

•                  to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•                  to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

•                  to grant to or confer upon the trustee for any debt securities for the benefit of the holders of such debt securities, any additional rights, remedies, powers or authority;

•                  to permit the trustee for any debt securities to comply with any duties imposed upon it by law;

•                  to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

•                  to add to our covenants for the benefit of the holders of all or any series of outstanding debt securities, to add to the security of all debt securities, to surrender any right or power conferred upon us by the applicable indenture or to add any additional events of default with respect to all or any series of outstanding debt securities; and

•                  to make any other change that is not prejudicial to the holders of any debt securities.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the applicable debt securities; provided, however, that if less than all of the series of senior debt securities or subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding debt securities affected thereby:

•                  change the maturity date of the principal of any debt security;

•                  reduce the principal amount of, or premium payable on, any debt security;

•                  reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

•                  change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

•                  change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

•                  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive any past default.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series.

Defeasance and Discharge

Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)           to defease and be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture (except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

(2)           to be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us).  This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

We may exercise our defeasance option under paragraph (1) with respect to debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2).  If we exercise our defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default.  If we exercise our covenant defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph.  In the event we omit to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our covenant defeasance option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default.  However, we will remain liable for those payments.

Consolidation, Merger and Sale or Disposition of Assets

We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

•                  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•                  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the debt securities outstanding under each indenture and the performance of every covenant of each indenture to be performed or observed by us; and

•                  we have delivered to the trustees for such debt securities an officer’s certificate and an opinion of counsel as provided in each of the indentures.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the applicable indenture.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.  The trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of debt securities then outstanding.  In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee for Senior Debt Securities

We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York Mellon Trust Company, N.A., the trustee under the senior indenture.  Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

Each of the senior indenture and the subordinated indenture and the related debt securities will be governed by New York law.

DESCRIPTION OF TRUST PREFERRED SECURITIES

This prospectus describes certain general terms of the trust preferred securities.  The trust preferred securities will be issued by Ameren Capital Trust I or Ameren Capital Trust II, each a Delaware statutory trust which we formed by executing a trust agreement for each trust (with BNY Mellon Trust of Delaware (formerly The Bank of New York (Delaware)), as trustee, and an administrator named therein) and causing the filing of a certificate of trust for each trust with the Delaware Secretary of State.  At the time trust preferred securities are to be issued by a trust, the original trust agreement for such trust will be amended and restated, to be effective at the time of such issuance.  The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part.  The amended and restated trust agreement, which we will refer to in this prospectus as the “trust agreement,” for each trust will be qualified as an indenture under the Trust Indenture Act of 1939.  You should read the form of amended and restated trust agreement for provisions that may be important to you.  When we offer to sell a particular series of trust preferred securities, we will describe the specific terms of that series in a prospectus supplement.  The trust preferred securities will be issued pursuant to the related trust agreement, which we have summarized below.  This summary is not complete.

General

Each trust will exist for the exclusive purposes of:

•                  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the “trust securities”)—which together represent undivided beneficial interests in the assets of such trust;

•                  investing the gross proceeds of the trust securities in our debt securities; and

•                  engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

Our debt securities will be the sole assets of each trust, and our payments under the debt securities will be the sole revenue of each trust.  No separate financial statements of either trust will be included in this prospectus.  We consider that these financial statements would not be material to holders of the trust preferred securities because the trusts would not have any independent operations and the only purposes of each trust are those described above.  We do not expect that either trust will be filing annual, quarterly or current reports with the SEC.  The principal place of business of each trust will be c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

Each trust will exist until terminated as provided in its trust agreement.  The administrators and trustees of each trust will be:

•                  two of our employees or officers or two employees or officers of our affiliates as administrators (the “administrators”);

•                  a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the “property trustee”); and

•                  one trustee with its principal place of business in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act (the “Delaware trustee”).

The trust agreement will authorize the administrators to issue two classes of trust securities:  trust preferred securities and trust common securities.  We will own all of the trust common securities issued by each trust, which will rank equally in right of payment with the trust preferred securities issued by the respective trust.  However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the trust common securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the trust preferred securities.  The amount of trust common securities of each trust that we will acquire will be specified in the applicable prospectus supplement.

Proceeds from the sale of both the trust preferred securities and the trust common securities issued by each trust will be used to purchase our debt securities, which will be held in trust by the property trustee for the benefit of the holders of the trust securities issued by the respective trust.  We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the trust preferred securities issued by each trust, but only to the extent the respective trust has funds available to make those payments and has not made the payments.  See “Description of Guarantees” below.

Each guarantee, when taken together with our obligations under the related debt securities, the related indenture and the related trust agreement (including our agreement to pay the expenses of the trust, other than payments in respect of the trust securities, contained in the trust agreement), will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the respective trust.  The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the related trust agreement or made part of it by the Trust Indenture Act of 1939 or the Delaware Statutory Trust Act.

Provisions of a Particular Series

Each trust may issue only one series of trust preferred securities.  The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

•                  the name of the trust preferred securities;

•                  the liquidation amount and number of trust preferred securities issued;

•                  the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

•                  the date from which distributions will be cumulative;

•                  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

•                  the terms and conditions, if any, upon which the debt securities and the related guarantee may be distributed to holders of the trust preferred securities;

•                  any securities exchange on which the trust preferred securities will be listed;

•                  the terms and conditions, if any, upon which the trust preferred securities may be converted into our securities; and

•                  any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the trust preferred securities.

Terms of the trust preferred securities issued by each trust will mirror the terms of the debt securities held by the respective trust.  In other words, the interest rate and interest and other payment dates of each series of debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust.  The prospectus supplement will also set forth whether the debt securities to be issued to a trust will be senior debt securities or subordinated debt securities.

Distributions

The trust preferred securities represent preferred, undivided, beneficial interests in the assets of the respective trust.  The applicable prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each trust preferred security will be payable, the liquidation amount and the dates on which distributions will be payable.

Each trust will use the proceeds from the issuance and sale of the trust preferred securities to purchase debt securities.  The revenue of a trust available for distribution to holders of the trust preferred securities issued by that trust will be limited to payments under those debt securities.  If we do not make payments on the debt securities, a trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities issued by that trust.  The payment of distributions and other amounts payable on the trust preferred securities issued by a trust, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us on a limited basis.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, we will have the option to defer the payment of interest from time to time on the debt securities for one or more periods.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global trust preferred securities will be registered in the name of The Depository Trust Company, as depository, or its nominee and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global trust preferred security will not be entitled to have trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any trust preferred securities and will not be considered the registered holders thereof under the related trust agreement.

Trust preferred securities of any series will be exchangeable for other trust preferred securities of the same series of any authorized denominations and of a like aggregate liquidation amount and tenor.  Subject to the terms of the trust agreement and the limitations applicable to global securities, trust preferred securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the property trustee, without service charges but upon payment of any taxes and other governmental charges as described in the trust agreement.  Such transfer or exchange will be effected upon the property trustee being satisfied with the documents of title and identity of the person making the request.

The property trustee will not be required to issue, register the transfer of, or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any trust preferred securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any trust preferred securities selected for redemption except, in the case of any trust preferred security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

Distributions and other payments on trust preferred securities issued in the form of global securities will be paid in the manner described under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, distributions and other payments with respect to trust preferred securities that are in the form of certificated securities will be made by check mailed to the person entitled thereto at such person’s address as such address appears on the securities register for the trust securities maintained by the property trustee.  The paying agent initially will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators.  If the property trustee is no longer the paying agent, the property trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the administrators, to act as paying agent.  Such paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and the administrators at which time the paying agent will return all unclaimed funds and all other funds in its possession to the property trustee.

Redemption

Upon the repayment or redemption, in whole or in part, of the debt securities held by a trust, the proceeds shall be applied by the property trustee to redeem a Like Amount, as defined below, of the trust securities issued by that trust, upon not less than 30 nor more than 60 days’ notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the debt securities.  If less than all the debt securities held by a trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust based on the relative liquidation amounts of the classes.  The amount of premium, if any, paid by us upon the redemption of all or any part of the debt securities held by a trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust.

Unless the applicable prospectus supplement states otherwise, we will have the right to redeem the debt securities held by a trust:

•                  on or after the date fixed for redemption as stated in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•                  prior to the date fixed for redemption as stated in the applicable prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below.

“Like Amount” means:

•                  with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debt securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes; and

•                  with respect to a distribution of debt securities to holders of trust securities in connection with a dissolution or liquidation of a trust, debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the debt securities are distributed.

“Tax Event” means the receipt by a trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change—including any announced prospective change—in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance by a trust of trust preferred securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

•                  the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debt securities we have issued to that trust;

•                  interest payable by us on the debt securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•                  the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

“Investment Company Event” means the receipt by a trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change—including any announced prospective change—in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by that trust of trust preferred securities.

If and for so long as a trust is the holder of all the debt securities issued by us to that trust, we will pay, with respect to the debt securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and trust common securities of a trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which that trust has become subject, including as a result of a Tax Event.

Redemption Procedures

Trust preferred securities of a trust redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the debt securities held by that trust.  Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that a trust has funds on hand available for the payment of the redemption price.  See also “—Subordination of Trust Common Securities.”

If a trust gives a notice of redemption in respect of any trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities.  With respect to trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.  Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.  If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, and any distribution payable in respect of the trust preferred securities, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding.  In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by a trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by a trust for the trust preferred securities it issues to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed shall be allocated proportionately to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes.  The particular trust preferred securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or if the trust preferred securities are then held in the form of a global trust preferred security, in accordance with the depository’s customary procedures.  The property trustee shall promptly notify the securities registrar for the trust securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed.  For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of trust preferred securities to be redeemed at its address appearing on the securities register for the trust securities.  Unless we default in payment of the redemption price on the related debt securities, on and after the redemption date interest will cease to accrue on the debt securities or portions of them called for redemption.

Subordination of Trust Common Securities

If on any distribution date or redemption date a payment event of default with respect to the underlying debt securities has occurred and is continuing, no payment on or in respect of the related trust common securities shall be made unless all amounts due in respect of the related trust preferred securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for.  All funds immediately available to the respective property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

In the case of any event of default, as defined below, resulting from an event of default with respect to the underlying debt securities, the holders of trust common securities will be deemed to have waived any right to act with respect to any event of default under the related trust agreement until the effects of all events of default with respect to the related trust preferred securities have been cured, waived or otherwise eliminated.  See “—Events of Default” and “Description of Debt Securities—Events of Default.”  Until all events of default under the related trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holders of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

In the event of any liquidation of a trust, the applicable prospectus supplement will state the amount payable on the trust preferred securities issued by that trust as a dollar amount per trust preferred security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in debt securities held by that trust.

The holders of all the outstanding trust common securities of a trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the debt securities held by that trust to be distributed in liquidation of the trust to the holders of the trust preferred securities and trust common securities issued by the trust.

Pursuant to the related trust agreement, unless the applicable prospectus supplement states otherwise, a trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

•                  events of bankruptcy, dissolution or liquidation involving us or the holder of the trust common securities, as specified in the trust agreement;

•                  the giving by the holder of the trust common securities issued by the trust of written direction to the property trustee to dissolve the trust and to distribute the debt securities to holders of trust preferred securities in exchange for trust preferred securities, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the trust common securities;

•                  the redemption of all the trust preferred securities issued by the trust in connection with the repayment or redemption of all the debt securities as described under “—Redemption”; and

•                  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If dissolution of a trust occurs as described in the first, second or fourth bullet point above, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities issued by the trust a Like Amount of the related debt securities.  If such distribution is not practical, or, if a dissolution of a trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment.  In this prospectus we refer to this amount as the “liquidation distribution.”  If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a proportionate basis.  The holders of the trust common securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the trust preferred securities, except that if a payment event of default has occurred and is continuing on the related debt securities, the trust preferred securities shall have a priority over the trust common securities.  See “—Subordination of Trust Common Securities.”

After the liquidation date is fixed for any distribution of debt securities we have issued to a trust,

•                  the trust preferred securities issued by that trust will no longer be deemed to be outstanding,

•                  the depository or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debt securities to be delivered upon the distribution with respect to the trust preferred securities held by the depository or its nominee, and

•                  any certificates representing the trust preferred securities not held by the depository or its nominee will be deemed to represent the debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the certificates are presented to the security registrar for the trust securities for transfer or reissuance.

If we do not redeem the debt securities we have issued to a trust prior to the stated maturity and the trust is not liquidated and the debt securities are not distributed to holders of the trust preferred securities issued by that trust, the trust preferred securities will remain outstanding until the repayment of the debt securities and the distribution of the liquidation distribution to the holders of the trust preferred securities.

There can be no assurance as to the market prices for trust preferred securities or the related debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur.  Accordingly, the trust preferred securities that an investor may purchase, or the related debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

Certain Covenants

In connection with the issuance of trust preferred securities by a trust, we will agree:

•                  to continue to hold, directly or indirectly, 100% of the trust common securities of any trust to which debt securities have been issued while such debt securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the trust common securities;

•                  not to voluntarily dissolve, wind up or liquidate a trust to which debt securities have been issued, other than in connection with a distribution of debt securities to the holders of the trust preferred securities in liquidation of a trust or in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement; and

•                  to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause each trust to which debt securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

Unless the applicable prospectus supplement states otherwise, we will also agree that we will not, directly or indirectly (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any payment of interest on senior deferrable debt securities with similar deferral provisions or make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to such senior deferrable debt securities), or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks junior to such senior deferrable debt securities), other than, in each case:

•                  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

•                  as a result of an exchange or conversion of any class or series of our capital stock, or any capital stock of a subsidiary of ours, for any class or series of our capital stock or of any class or series of our then outstanding indebtedness for any class or series of our capital stock;

•                  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•                  payments under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities;

•                  any declaration of a dividend in the form of capital stock in connection with any shareholders’ rights plan, or the issuance of rights to capital stock under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

•                  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

•                  we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;

•                  we are in default with respect to our payment of any obligations under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities; or

•                  an interest deferral period is continuing.

We will also agree that, if and for so long as a trust is the holder of all debt securities issued by us in connection with the issuance of trust preferred securities by that trust and that trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the debt securities the amounts that may be required so that the distributions payable by that trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

Events of Default

Any one of the following events constitutes an event of default with respect to the trust preferred securities issued by a trust under the related trust agreement:

•                  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•                  default by the trust in the payment of any redemption price of any trust security issued by that trust when it becomes due and payable;

•                  default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee and the Delaware trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement;

•                  the occurrence of an event of default under the applicable indenture relating to the debt securities held by a trust (see “Description of Debt Securities—Events of Default”);

•                  the occurrence of events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the occurrence; or

•                  the occurrence of events of bankruptcy or insolvency with respect to the trust specified in the related trust agreement including, without limitation, the filing of a petition under any applicable bankruptcy, insolvency, reorganization or other similar law, being adjudged a bankrupt, the consent to the institution of bankruptcy or insolvency proceedings against it, an assignment for the benefit of creditors or the taking of other corporate actions in furtherance of the foregoing.

Within five business days after the occurrence of certain events of default actually known to the respective property trustee, the property trustee will transmit notice of the event of default to the respective holders of trust securities and the respective administrators, unless the event of default has been cured or waived.  Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the related debt securities, the property trustee must notify the holders and the administrators that we intend to defer these interest payments, unless we have revoked our determination to do so.

The applicable trust agreement includes provisions as to the duties of the property trustee in case an event of default occurs and is continuing.  Consistent with these provisions, the property trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the property trustee reasonable indemnity satisfactory to it.  Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the related outstanding trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred on the property trustee, with respect to the related trust preferred securities.

The holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by a trust may waive any past default under the applicable trust agreement except:

•                  a default in the payment of any distribution when it becomes due and payable or any redemption price;

•                  a default with respect to certain covenants and provisions of the applicable trust agreement that cannot be modified or amended without consent of the holder of each outstanding trust preferred security issued by that trust; and

•                  a default under the applicable indenture that the holders of a majority in liquidation amount of the trust preferred securities would not be entitled to waive under the applicable trust agreement.

If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the related debt securities issued by us to a trust, the related trust preferred securities will have a preference over the related trust common securities with respect to payments of any amounts in respect of the trust preferred securities as described above.  See “—Subordination of Trust Common Securities,” “—Liquidation Distribution Upon Dissolution” and “Description of Debt Securities—Events of Default.”

We must furnish annually to each property trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under the respective trust agreement.  Also, the administrators for each trust must file, on behalf of the respective trust, a statement as to our compliance with all conditions and covenants under the respective trust agreement.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “—Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors” and “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities issued by a trust will have no voting rights.

The trust agreement applicable to a trust may be amended from time to time by the holders of a majority in liquidation amount of its trust common securities and the respective property trustee, without the consent of the holders of the trust preferred securities issued by the trust:

•                  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

•                  to facilitate the tendering, remarketing and settlement of the trust preferred securities, as contemplated in the trust agreement;

•                  to modify, eliminate or add to any provisions of the trust agreement to the extent as may be necessary to ensure that a trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that a trust will not be required to register as an “investment company” under the Investment Company Act of 1940; or

•                  to reflect the appointment of a successor trustee.

The trust agreement applicable to a trust may be amended by the holders of a majority in aggregate liquidation amount of the trust common securities and the property trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the property trustee and the Delaware trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s not being taxable other than as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

Without the consent of each holder of trust preferred securities affected by the amendment or related exercise of power, the trust agreement applicable to a trust may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment due.

So long as any debt securities are held by a trust, the respective property trustee will not:

•                  direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities under the related indenture, or execute any trust or power conferred on the property trustee with respect to the related debt securities;

•                  waive any past default that is waivable under the applicable indenture;

•                  exercise any right to rescind or annul a declaration that the debt securities shall be due and payable; or

•                  consent to any amendment, modification or termination of the applicable indenture or the related debt securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities issued by such trust, except that, if a consent under the applicable indenture would require the consent of each holder of debt securities affected by the consent, no consent will be given by the property trustee without the prior written consent of each holder of the trust preferred securities issued by such trust.

A property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities issued by its respective trust except by subsequent vote of the holders of such trust preferred securities.  The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related debt securities.  In addition, before taking any of the foregoing actions, the administrators will provide the property trustee with an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

Any required approval of holders of trust preferred securities issued by a trust may be given at a meeting of holders of those trust preferred securities convened for the purpose or pursuant to written consent.  The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities issued by a trust will be required to redeem and cancel those trust preferred securities in accordance with the applicable trust agreement.  See above under “—Redemption.”

Notwithstanding that holders of trust preferred securities issued by a trust are entitled to vote or consent under any of the circumstances described above, any of those trust preferred securities that are owned by us, the respective property trustee or Delaware trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an event of default has occurred and is continuing under the applicable indenture, and the trustee for the related debt securities and the holders of those debt securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the related outstanding trust preferred securities shall have this right.

If an event of default has occurred and is continuing under a trust agreement and the event is attributable to our failure to pay any amounts payable in respect of debt securities on the date the amounts are otherwise payable, a registered holder of trust preferred securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder, which we refer to in this discussion as a “Direct Action.”  We will have the right under the applicable indenture to set-off any payment made to the holders of trust preferred securities by us in connection with a Direct Action.

We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the trust preferred securities.  Furthermore, so long as any of the trust preferred securities are outstanding

•                  no modification of the applicable indenture may be made that adversely affects the holders of the trust preferred securities in any material respect,

•                  no termination of the applicable indenture may occur, and

•                  no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the related debt securities have been paid in full and certain other conditions are satisfied.

With certain exceptions, the holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the debt securities except under the circumstances described in this section.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

The property trustee or the Delaware trustee of a trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of that trust’s outstanding trust preferred securities delivered to the trustee to be removed and to us.  No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement.  So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the property trustee or the Delaware trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the property trustee or the Delaware trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the applicable trust agreement.  A trust may, at the request of the holders of its trust common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as:

•                  the successor entity either expressly assumes all the obligations of the trust with respect to its trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•                  a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the related debt securities;

•                  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•                  the trust preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

•                  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•                  the successor entity has a purpose substantially identical to that of the trust;

•                  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•                  we or any permitted successor or assignee owns all the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in aggregate liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Expenses and Taxes

In each of the trust agreements, we have agreed to pay:

•                  all debts and other obligations, other than with respect to the trust preferred securities issued by a trust, and all costs and expenses of the trust, including the costs and expenses relating to the organization of a trust, the fees and expenses of the property trustee and the Delaware trustee and the costs and expenses relating to the operation of the trust; and

•                  any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the trust might become subject.

Information Concerning the Property Trustees

Each property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the applicable trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, each property trustee is under no obligation to exercise any of the powers vested in it by the trust agreements at the request of any holder of trust preferred securities issued by the respective trust unless it is offered reasonable indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by exercising these powers.

Miscellaneous

The administrators and the property trustee relating to each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940 or taxable other than as a grantor trust for United States federal income tax purposes and so that the debt securities held by that trust will be treated as indebtedness of ours for United States federal income tax purposes.  In this regard, the administrators, each property trustee and the holders of trust common securities issued by the respective trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the applicable trust agreement, that the administrators, the property trustee and the holders of trust common securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

A trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The trust agreement and the trust preferred securities of each trust will be governed by Delaware law.

DESCRIPTION OF GUARANTEES

Each guarantee will be executed and delivered by us concurrently with the issuance of trust preferred securities by a trust for the benefit of the holders from time to time of the trust preferred securities.  We will appoint a guarantee trustee under each guarantee.  Each guarantee trustee will hold the respective guarantee for the benefit of the holders of the trust preferred securities issued by the related trust.  Each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939.  We have summarized below certain provisions of the guarantees.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the guarantee, including the definitions in the guarantee of certain terms.  The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

We will fully and unconditionally agree, to the extent described herein, to pay the guarantee payments, as defined below, to the holders of the trust preferred securities issued by each trust, as and when due, regardless of any defense, right of set-off or counterclaim that a trust may have or assert other than the defense of payment.  The following payments with respect to the trust preferred securities, to the extent not paid or made by or on behalf of the respective trust, which payments we refer to in this discussion as the “guarantee payments,” will be subject to the respective guarantee:

•                  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available for payment of these distributions at this time;

•                  the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available for payment of the redemption price at this time; and

•                  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related debt securities are distributed to holders of the trust preferred securities, the lesser of:

(1)                                  the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available for these payments at this time; and

(2)                                  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities on liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders.

Each guarantee will be an irrevocable guarantee of the obligations of the respective trust under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments, and is not a guarantee of collection.

If we do not make payments on the debt securities held by a trust, the trust will not be able to pay any amounts payable in respect of its trust preferred securities and will not have funds legally available for these payments.  The applicable prospectus supplement will describe the ranking of the guarantee.  See “—Status of the Guarantees.”  The guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

We have, through the guarantees, the trust agreements (including our agreement to pay the expenses of the trust contained in the related trust agreement), the applicable debt securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of each trust’s obligations under its trust preferred securities.  No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee.  It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust’s obligations in respect of its trust preferred securities.  See “Relationship Among Trust Preferred Securities, Debt Securities and Guarantees.”

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of ours.  The applicable prospectus supplement will describe the ranking of each guarantee.

Each guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.  Each guarantee will be held by the respective guarantee trustee for the benefit of the holders of the related trust preferred securities.  A guarantee will not be discharged except by payment of the applicable guarantee payments in full to the extent not paid or distributed by the respective trust.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, a guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related trust preferred securities.  The manner of obtaining this type of approval will be as set forth under “Description of Trust Preferred Securities—Voting Rights; Amendment of Trust Agreement.”  All guarantees and agreements contained in each guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under a guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, or to perform any other obligation if such default remains unremedied for 30 days.

The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.  Any registered holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

Each guarantee provides that we will not consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition expressly assumes our obligations under the guarantee.

Information Concerning the Guarantee Trustee

Each guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the related guarantee, undertakes to perform only such duties as are specifically set forth in the applicable guarantee agreement.  After a default with respect to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the respective trust and upon distribution of the related debt securities to the holders of the trust preferred securities.  Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the related guarantee.

Governing Law

Each guarantee will be governed by New York law.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,

DEBT SECURITIES AND GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the trust preferred securities issued by a trust, to the extent the trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under “Description of Guarantees.”  Taken together, our obligations under the related debt securities, the applicable indenture, the related trust agreement (including our agreement to pay the expenses of the trust, except payments in respect of the trust securities, contained in the trust agreement) and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities issued by a trust.  No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee.  It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust’s obligations in respect of the related trust preferred securities.  If and to the extent that we do not make payments on the debt securities issued to a trust, the trust will not have sufficient funds to pay distributions or other amounts due on its trust preferred securities.  A guarantee does not cover payment of amounts payable with respect to the trust preferred securities issued by a trust when the trust does not have sufficient funds to pay these amounts.  In this event, the remedy of a holder of the trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder.

Sufficiency of Payments

As long as payments are made when due on the debt securities issued to a trust, these payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities issued by that trust, primarily because:

•                  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

•                  the interest rate and interest and other payment dates on the debt securities will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

•                  we will pay for any and all costs, expenses and liabilities of the trust except the trust’s obligations to holders of the related trust securities; and

•                  the applicable trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under a guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

Under the circumstances set forth under “Description of Trust Preferred Securities—Enforcement of Certain Rights by Holders of Trust Preferred Securities,” holders of trust preferred securities may bring a Direct Action against us.

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related guarantee trustee, the related trust or any other person or entity.  See “Description of Guarantees.”

Limited Purpose of Trust

The trust preferred securities issued by a trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds of these trust securities in debt securities.  A principal difference between the rights of a holder of a trust preferred security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on debt securities held, while a holder of trust preferred securities is entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from a trust, or from us under a guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of a trust, other than any dissolution involving the distribution of the related debt securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash.  See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.”  Since we are the guarantor under each of the guarantees and have agreed to pay for all costs, expenses and liabilities of each trust, other than each trust’s obligations to the holders of the respective trust securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF COMMON STOCK

General

The following descriptions of our common stock and the relevant provisions of our restated articles of incorporation and by-laws are summaries and are qualified by reference to our restated articles of incorporation and by-laws which have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

Under our restated articles of incorporation, we are authorized to issue 400 million shares of common stock, $.01 par value per share, and 100 million shares of preferred stock, $.01 par value per share.  As of September 30, 2008, approximately 210,851,000 shares of common stock and no shares of preferred stock were outstanding.

Dividend Rights and Limitations

The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock, if any is issued.  Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.  Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock, if any is issued, the holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes.  Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.  The common stock shall vote together as a single class.  The holders of our common stock are not entitled to cumulate votes for the election of directors.  At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Uncertificated Shares and Certificates of Stock

The interest of each shareholder of any class of our stock shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of our stock represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to us and (b) we may, at our option but without obligation, issue certificates for some or all of any shares of some or all of any classes of stock as we determine from time to time.

Miscellaneous

The outstanding shares of common stock are, and any shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable.  The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.  Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar

Ameren Services Company, a subsidiary of Ameren, acts as transfer agent and registrar for the common stock.

Certain Anti-Takeover Matters

Our restated articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control.  The material provisions that may have such an effect include:

•                  authorization for our board of directors (subject to any required regulatory approval) to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•                  advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors;

•                  the prohibition of shareholder action by less than unanimous written consent without a meeting; and

•                  provisions specifying that only the chief executive officer or the board of directors (by a majority vote of the entire board of directors) may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquirer and thus discouraging any such transaction.  The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the business combination provisions, and our restated articles of incorporation opt out of such provisions.

Under the Illinois Public Utilities Act, approval of the Illinois Commerce Commission is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility.  Because we control a majority of the voting stock of CIPS, CILCO and IP, each public utilities subject to Illinois utility regulation, any change in our ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval.  Certain acquisitions by any person of our outstanding voting shares would also require approval under the Federal Power Act and the Atomic Energy Act of 1954, as amended.

DESCRIPTION OF PREFERRED STOCK

General

The following descriptions of our preferred stock and the relevant provisions of our restated articles of incorporation and by-laws are summaries and are qualified by reference to our restated articles of incorporation and by-laws which have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

Under our restated articles of incorporation, we are authorized to issue 100 million shares of preferred stock, $.01 par value per share.

Ameren may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders.

Some terms of a series of preferred stock may differ from those of another series.  A prospectus supplement will describe the terms of any preferred stock being offered.  These terms will also be described in a certificate of designation, preferences and rights to our restated articles of incorporation, which will establish the terms of the preferred stock being offered.  These terms will include any of the following that apply to that series:

•                  the title of that series of preferred stock,

•                  the number of shares in the series,

•                  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

•                  whether the series will be listed on a securities exchange,

•                  the date or dates on which the series of preferred stock may be redeemed at the option of Ameren and any restrictions on such redemptions,

•                  any sinking fund or other provisions that would obligate Ameren to repurchase, redeem or retire the series of preferred stock,

•                  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of Ameren and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

•                  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

•                  the voting rights, if any, and

•                  any other terms that are not inconsistent with the provisions of Ameren’s restated articles of incorporation.

Our restated articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control.  See “Description of Common Stock—Certain Anti-Takeover Matters.”

The shares of preferred stock sold hereunder will be, upon payment for them, fully paid and nonassessable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates.  The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•                  senior debt securities or subordinated debt securities,

•                  debt obligations of third parties, including U.S. treasury securities, or

•                  trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders’ obligations to purchase the common stock under the stock purchase contracts.  The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis.  The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities (other than debt securities issued to a trust) and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons.  The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.  Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting.  Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture.  Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if:

•                  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we thereupon fail to appoint a successor depository within 90 days:

•                  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

•                  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records.  The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture.  Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC.  If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee on the payment date in accordance with their respective holdings shown on DTC’s records.  Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal, interest payments, premium, if any, and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities:

•                  through underwriters or dealers;

•                  directly;

•                  through agents; or

•                  through any combination of the above.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the respective amounts underwritten, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms.  The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may sell the securities directly or through agents we designate from time to time.  The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent or the applicable trust’s agents, as applicable.  Any remarketing firm will be identified and the terms of its agreement, if any, with us or the applicable trust and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities.  Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary will pass upon the validity of the offered securities (except the trust preferred securities) for us and Richards, Layton & Finger, P.A., as special Delaware counsel for Ameren Capital Trust I, Ameren Capital Trust II and us, will pass upon the validity of the trust preferred securities for each trust and us.  As of September 30, 2008, Mr. Sullivan owned approximately 7,854 shares of Ameren’s common stock.  In addition, as of that date, Mr. Sullivan owned approximately 5,401 restricted shares of Ameren’s common stock and approximately 47,877 performance share units, none of which are fully vested.  Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents.  Pillsbury Winthrop Shaw Pittman LLP represents us from time to time in connection with various matters.

EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Ameren Corporation for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Preferred Stock

Central Illinois Public Service Company may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our principal executive offices are located at 607 East Adams Street, Springfield, Illinois 62739 and our telephone number is (888) 789-2477.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See “Plan of Distribution.”

The date of this prospectus is November 17, 2008.

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CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

Central Illinois Public Service Company, or CIPS, also known as AmerenCIPS, is a subsidiary of Ameren Corporation (“Ameren”), a public utility holding company for CIPS, other public utilities and various non-rate-regulated subsidiaries. Ameren, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission. CIPS operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. At December 31, 2007, CIPS supplied electric and gas utility service to portions of central, west central and southern Illinois having an estimated population of 1 million in an area of 20,500 square miles. CIPS supplied electric service to 400,000 customers and natural gas service to 190,000 customers at December 31, 2007.

Our principal executive offices are located at 607 East Adams Street, Springfield, Illinois 62739 and our telephone number is (888)789-2477.

In this prospectus, “CIPS,” “we,” “us” and “our” refer to Central Illinois Public Service Company and, unless the context otherwise indicates, do not include our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.

The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following documents previously filed with the SEC:

•      our Annual Report on Form 10-K for the year ended December 31, 2007;

•      our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•      our Current Reports on Form 8-K filed on March 28, 2008, April 1, 2008, July 29, 2008, September 19, 2008 and September 26, 2008.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

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You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:

Central Illinois Public Service Company
c/o Ameren Corporation
Attention:  Secretary’s Department
P.O. Box 66149
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222

Copies of these filings are also available from Ameren’s website at http://www.ameren.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference. Our business, financial position, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time. We may offer any of the following securities: senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock (collectively, the “securities”).

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Although we have tried to discuss material risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

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RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED

FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our ratios of earnings to fixed charges for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,						Nine Months Ended September 30,
	2003	2004	2005	2006	2007		2008
							(unaudited)
Ratio of earnings to fixed charges	2.01	2.50	3.25	2.67	1.66	(1)	1.39	(1)

(1) Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.

Our ratios of earnings to combined fixed charges and preferred stock dividend requirements for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2008
						(unaudited)
Ratio of earnings to combined fixed charges and preferred stock dividend requirements	1.82	2.24	2.87	2.40	1.51	1.25	(1)

(1) Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.

For the purposes of both these computations:

•      earnings consist of net income from continuing operations plus fixed charges and income taxes;

•      fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses and estimated interest costs within rental expense; and

•      preferred stock dividends are computed by dividing the preferred dividend requirement by 100% minus the effective income tax rate.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

•      to finance our ongoing construction and maintenance programs;

•      to redeem, repurchase, repay or retire outstanding indebtedness; and

•      for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

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FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” which are not based on historical facts, are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such “forward-looking” statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” including the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, could cause actual results to differ materially from management expectations as suggested by such “forward-looking” statements:

•      regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the September 24, 2008 Illinois Commerce Commission order in the CIPS rate proceeding or future legislative actions that seek to limit or reverse rate increases;

•      uncertainty as to the effect of implementation of the Illinois electric settlement agreement on CIPS, including implementation of a new power procurement process in Illinois that began in 2008;

•      changes in laws and other governmental actions, including monetary and fiscal policies;

•      changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers;

•      enactment of legislation taxing electric generators, in Illinois or elsewhere;

•      the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•      the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•      the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•      the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•      prices for power in the Midwest, including forward prices;

•      business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products;

•      disruptions of the capital markets or other events that make Ameren’s or CIPS’ access to necessary capital, including short-term credit, more difficult or costly;

•      our assessment of our liquidity;

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•      the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

•      actions of credit rating agencies and the effects of such actions;

•      weather conditions and other natural phenomena;

•      the impact of system outages caused by severe weather conditions or other events;

•      the effects of strategic initiatives, including acquisitions and divestitures;

•      the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

•      labor disputes, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•      the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;

•      the cost and availability of transmission capacity for the energy required to satisfy energy sales made by CIPS;

•      legal and administrative proceedings; and

•      acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

General

The senior secured debt securities will be issued under, and secured by, our senior secured indenture dated as of December 1, 1998, as amended or supplemented, which we refer to collectively as the “senior secured indenture,” between The Bank of New York Mellon Trust Company, N.A., as successor senior secured trustee, and us. The senior secured indenture and the form of supplemental indenture or other instrument establishing the senior secured debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior secured indenture will be qualified under the Trust Indenture Act of 1939. The senior secured debt securities of all series that may be issued under the senior secured indenture are referred to under this caption as “senior secured debt securities.”  The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior secured indenture.

Security; Release Date

Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our first mortgage bonds, which we refer to as the “senior note mortgage bonds,” issued and delivered by us to the senior secured trustee. On the date of original issuance of a series of senior secured debt securities before the release date, we will simultaneously issue and deliver to the senior secured trustee under the senior secured indenture, as security for all the senior secured debt securities being issued, a corresponding series of senior note mortgage bonds that will have the same interest payment dates, stated maturity date, and redemption provisions, and will be in the same aggregate principal amount as the series of the senior secured debt securities being issued. Any series of senior note mortgage bonds may, but need not, bear interest. The series of senior note mortgage bonds to be issued to the senior secured trustee concurrently with the issuance of the related series of senior secured debt securities will bear interest at the same rate as is borne by the series of senior secured debt securities. Payment by us to the senior secured trustee of principal of, premium, if any, and interest on, a series of senior note mortgage bonds will be applied by the senior secured trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on, the related series of senior secured debt securities.

The release date will be the date that all of our first mortgage bonds issued and outstanding under the first mortgage indenture, other than the senior note mortgage bonds, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those first mortgage bonds deemed to be paid within the meaning of the first mortgage indenture. On the release date, the senior secured trustee will deliver to us for cancellation all the senior note mortgage bonds and, not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date. As a result, on the release date, the senior note mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding, unless otherwise secured as described in this prospectus or any prospectus supplement. If any event of default under the senior secured indenture or the first mortgage indenture has occurred and is continuing on the date that the release date would otherwise occur, the release date will be postponed until the event of default has been cured.

Until the release date, the senior secured debt securities will rank equally as to security with all of our other current and future secured debt issued and outstanding under the first mortgage indenture, will be effectively senior to any of our current and future senior debt (as to the collateral pledged) and will rank senior in right of payment to any of our current and future subordinated debt.

Each series of senior note mortgage bonds will be a series of our first mortgage bonds, all of which are secured by a lien on certain property we own, as described under “Description of First Mortgage Bonds and First Mortgage Indenture—Security.”  As provided in the supplemental indenture to the first mortgage indenture relating to the senior note mortgage bonds, our obligations to make payments with respect to the principal of, premium, if

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any, and interest on each series of senior note mortgage bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium, if any, and interest on the related series of senior secured debt securities, shall have been fully or partially paid or there shall have been deposited with the senior secured trustee pursuant to the senior secured indenture sufficient available funds to fully or partially pay the then due principal or, premium, if any, and interest on the related series of senior secured debt securities. We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of senior note mortgage bonds held by the senior secured trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding. Prior to the release date, we may continue to issue first mortgage bonds under the first mortgage indenture and such first mortgage bonds may not be subject to release provisions. Following the release date, we have agreed to cause the first mortgage indenture to be discharged and we have agreed not to issue any additional first mortgage bonds under the first mortgage indenture. While we have agreed to be precluded after the release date from issuing additional first mortgage bonds under the first mortgage indenture, we have not agreed to be precluded under the senior secured indenture or senior secured debt securities from issuing or assuming other secured debt, or incurring liens on our property, except to the extent indicated under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Lease-Back Transactions,” and except as may otherwise be indicated in the applicable prospectus supplement. The senior secured debt securities can become secured by certain of our property from and after the release date as explained below under “—Certain Covenants—Limitation on Liens.”

Issuance of Senior Secured Debt Securities

The senior secured indenture provides that senior secured debt securities may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the senior secured indenture cannot exceed the principal amount of first mortgage bonds then held by the senior secured trustee under the senior secured indenture.

The prospectus supplement applicable to each issuance of senior secured debt securities will specify:

•                 the designation and any limitation on aggregate principal amount of the senior secured debt securities;

•                 the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

•                 the interest rate or rates, or method of calculation of such rate or rates, for the senior secured debt securities, and the date from which interest shall accrue;

•                 the dates on which interest will be payable;

•                 the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

•                 the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

•                 the period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•                 if prior to the release date, the designation of the related series of senior note mortgage bonds being delivered to the senior secured trustee in connection with the issuance of the senior secured debt securities; and

•                 any other terms of the senior secured debt securities not inconsistent with the senior secured

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indenture.

Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

There is no requirement under the senior secured indenture that our future issuances of senior unsecured debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other senior unsecured debt securities, including as described in this prospectus under “Description of Senior Unsecured Debt Securities.”

The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior secured debt securities of one series at the same time and we may reopen a series without the consent of the holders of the senior secured debt securities of that series, for issuances of additional senior secured debt securities of that series.

There are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, which we refer to as “DTC,” and deposited with, or on behalf of, the depository. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holder thereof under the senior secured indenture.

Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Unless otherwise indicated in the applicable prospectus supplement, senior secured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior secured trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture. Such transfer or exchange will be effected upon the senior secured trustee and us being satisfied with the documents of title and indemnity of the person making the request.

In the event of any redemption of senior secured debt securities of any series, the senior secured trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

Principal of and interest and premium, if any, on senior secured debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

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Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the senior secured debt securities maintained by the senior secured trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, and interest at maturity and premium, if any, on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured trustee or at the authorized office of any paying agent upon presentation and surrender of such senior secured debt securities.

All monies we pay to the senior secured trustee for the payment of principal of, and interest or premium, if any, on, any senior secured debt security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security will thereafter look only to us for payment thereof.

In any case where the date of maturity of the principal of or any premium or interest on any senior secured debt security or the date fixed for redemption of any senior secured debt security is not a Business Day (as defined herein), then payment of that principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal or premium of the senior secured debt security is stated to be payable to such next succeeding Business Day.

Redemption Provisions

Any terms for the optional or mandatory redemption of the senior secured debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured trustee in such manner as it shall deem appropriate and fair.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.

Events of Default

The following constitute events of default under the senior secured indenture with respect to the senior secured debt securities:

•                 default in the payment of principal of and premium, if any, on any senior secured debt securities when due and payable;

•                 default in the payment of interest on any senior secured debt securities when due and payable which continues for 60 days;

•                 default in the performance or breach of any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 90 days after written notice thereof to us by the senior secured trustee or to the senior secured trustee and

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us by the holders of at least 33% in aggregate principal amount of the outstanding senior secured debt securities is given;

•                 prior to the release date, the occurrence of a default as defined in the first mortgage indenture; provided, however, that the waiver or cure of such default under the first mortgage indenture and the rescission and annulment of the consequences thereof under the first mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

•                 the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior secured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

If an event of default under the senior secured indenture occurs and is continuing, either the senior secured trustee or the holders of a majority in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately. Upon such acceleration of the senior secured debt securities, the senior note mortgage bonds shall be immediately redeemable upon demand of the senior secured trustee, and surrender thereof to the mortgage corporate trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior note mortgage bonds has not occurred, if we pay or deposit with the senior secured trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

The senior secured indenture provides that the senior secured trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured trustee, or of exercising any trust or power conferred on the senior secured trustee. The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities. The senior secured indenture provides that no holder of senior secured debt securities may institute any action against us under the senior secured indenture unless such holder previously shall have given to the senior secured trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured trustee to institute such action and shall have offered the senior secured trustee reasonable indemnity, and the senior secured trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

Notwithstanding that the right of a holder of senior secured debt securities to institute a proceeding with respect to the senior secured indenture is subject to certain conditions precedent, each holder of senior secured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior secured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

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The senior secured indenture provides that the senior secured trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior secured debt securities, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior secured debt securities, the senior secured trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior secured trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.

Modification

The senior secured trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

•                 change the maturity date of any senior secured debt security;

•                 reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

•                 reduce the principal amount of, or premium payable on, any senior secured debt security;

•                 change the coin or currency of any payment of principal of, or any premium or interest on, any senior secured debt security;

•                 change the date on which any senior secured debt security may be redeemed or repaid at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior secured debt security;

•                 impair the interest of the senior secured trustee in the senior note mortgage bonds held by it or, prior to the release date, reduce the principal amount of any series of senior note mortgage bonds securing the senior secured debt securities to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those senior note mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or

•                 modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

The senior secured trustee and we may modify and amend the senior secured indenture without the consent of the holders in certain cases, including:

•                 to change or eliminate any of the provisions of the senior secured indenture, provided that any such change or elimination shall become effective only when there is no outstanding senior secured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior secured debt securities issued after the effective date of such change or elimination;

•                 to establish the form of the senior secured debt securities of any series as permitted by the senior secured indenture or to establish or reflect any terms of the senior secured debt securities of any series as determined by the senior secured indenture;

•                 to evidence the succession of another corporation to us as permitted by the senior secured indenture,

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and the assumption by any successor of our covenants in the senior secured indenture and in the senior secured debt securities;

•                 to grant or confer upon the senior secured trustee for the benefit of the holders of one or more series of senior secured debt securities any additional rights, remedies, powers or authority;

•                 to permit the senior secured trustee to comply with any duties imposed upon it by law;

•                 to specify further the duties and responsibilities of, and to define further the relationships among, the senior secured trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the senior secured indenture;

•                 to add to our covenants for the benefit of the holders of one or more series of senior secured debt securities or to surrender a right conferred on us in the senior secured indenture;

•                 to add further security for the senior secured debt securities;

•                 to add an event of default with respect to one or more series of senior secured debt securities;

•                 to add provisions permitting us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Lease-Back Transactions” and “—Consolidation, Merger and Sale or Disposition of Assets,” upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under “—Defeasance and Discharge,” except that the opinion of tax counsel referred to in that section need not be based upon an external tax pronouncement;

•                 to comply with our obligations with respect to limitations on liens in the senior secured indenture;

•                 to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

•                 to make any other change that is not prejudicial to the holders of senior secured debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture, or any supplemental indenture which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue

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Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture. Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, and interest and any premium on, the senior secured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless:

•                 the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

•                 the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

•                 if such consolidation, merger, sale or disposition of assets occurs prior to the release date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes our obligations under the first mortgage indenture with respect to the senior note mortgage bonds.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture. For purposes of the senior secured indenture, the conveyance or other transfer by us of:

•                 all or any portion of our facilities for the generation of electric energy;

•                 all of our facilities for the transmission of electric energy; or

•                 all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

Limitation on Liens

The senior secured indenture provides, so long as any senior secured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined herein) that is secured by any mortgage, security interest, pledge or lien (“Lien”) of or upon any of our Operating Property (as defined herein), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

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The foregoing restriction will not apply to:

(1) Liens on Operating Property existing at the time of its acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

(2) Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

(3) Liens on Operating Property to secure all or part of the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(4) Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

(5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions”), does not exceed 15% of Capitalization (as defined herein).

Limitation on Sale and Lease-Back Transactions

The senior secured indenture provides that so long as any senior secured debt securities are outstanding, we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined herein) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of (i) the completion of the acquisition and (ii) the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved.  This restriction will not apply if:

(1) we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under “—Limitation on Liens” to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

(2) after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under “—Limitation on Liens,” at least $1.00 of

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additional Debt secured by Liens (other than Liens permitted by clause (1)); or

(3) we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Certain Definitions

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the senior secured trustee is located, are obligated or authorized by law or executive order to close.

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet:

(1) liabilities for Debt (excluding debt relating to any securitization transaction authorized by an order of the Illinois Commerce Commission pursuant to state legislation authorizing such securitization) maturing more than twelve (12) months from the date of determination; and

(2) common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.  Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

“Debt” means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

“Operating Property” means:

(1) any interest in real property owned by us; and

(2) any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States, or GAAP, excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP (except for a lease that results from a Sale and Lease-Back Transaction).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

(1) the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; and

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(2) the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee

The senior secured trustee, as the holder of the senior note mortgage bonds, will attend any meeting of bondholders under the first mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent.  So long as no event of default under the senior secured indenture shall have occurred or be continuing, the senior secured trustee shall vote all senior note mortgage bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the first mortgage indenture, the holders of which are eligible to vote or consent; provided, however, that the senior secured trustee shall not so vote in favor of, or so consent to, any amendment or modification of the first mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under “—Modification,” without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.

Resignation or Removal of Senior Secured Trustee

The senior secured trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.  The senior secured trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities.  In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured trustee, and appointment of a successor trustee.

Concerning the Senior Secured Trustee

We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.  The senior secured indenture provides that our obligations to compensate the senior secured trustee and reimburse the senior secured trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the senior secured trustee as such.

Governing Law

The senior secured indenture and senior secured debt securities will be governed by New York law.

DESCRIPTION OF FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE

General

Each series of first mortgage bonds will be a new series of first mortgage bonds issued under the indenture of mortgage and deed of trust dated October 1, 1941 between us and U.S. Bank National Association, Chicago, Illinois, as successor mortgage corporate trustee, and Richard Prokosch, as individual successor co-trustee, or collectively, the mortgage trustees, as amended and supplemented by supplemental indentures and as to be further amended by one or more supplemental indentures from time to time, which we refer to collectively as the “first

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mortgage indenture.”  The following summaries of certain provisions of the first mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the first mortgage indenture, which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated into this prospectus by reference.

The first mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder.  We refer to first mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as senior note mortgage bonds.

The prospectus supplement applicable to each series of first mortgage bonds, other than senior note mortgage bonds, will specify, among other things:

•      the designation of such first mortgage bonds;

•      the date or dates on which the principal of such first mortgage bonds is payable;

•      the interest rate or rates for such first mortgage bonds and the date or dates from which interest shall accrue;

•      the dates on which interest will be payable;

•      the record dates for payments of interest;

•      the option, if any, for us to redeem such first mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such first mortgage bonds may be redeemed;

•      our obligation, if any, to redeem or purchase such first mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such first mortgage bonds will be redeemed; and

•      any other terms not inconsistent with the provisions of the first mortgage indenture.

Unless otherwise indicated in the applicable prospectus supplement, first mortgage bonds will be issued in denominations of $1,000 and integral multiples thereof.

The senior note mortgage bonds will correspond to the corresponding series of senior secured debt securities in respect of principal amount, interest rate, maturity date and redemption provisions.  Upon payment of the principal of or premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities will, to the extent of such payment of principal, premium or interest, be deemed fully paid and our obligation to make such payment shall be discharged.

Principal of and interest and premium, if any, on first mortgage bonds, issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

Redemption Provisions

The senior note mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities.  The senior note mortgage bonds will not be entitled to any covenant providing for the retirement or amortization of senior note mortgage bonds outstanding or for the certification of expenditures for bondable property in lieu of such retirement.

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In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior note mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured trustee, and surrender thereof to the mortgage corporate senior secured trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, other than senior note mortgage bonds, each series of first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not receive or be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders thereof under the first mortgage indenture.

First mortgage bonds may be exchanged for other first mortgage bonds of any authorized denominations of a like aggregate principal amount and tenor.  Subject to the terms of the first mortgage indenture and any limitations applicable to global securities, first mortgage bonds may be transferred without charge to the holders thereof other than for applicable governmental taxes.  Notwithstanding the foregoing, we will not be required to transfer or exchange any first mortgage bonds during a period beginning at the opening of business 15 days before any selection of first mortgage bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or that is called or being called for redemption except, in the case of any first mortgage bond to be redeemed in part, the portion thereof not to be so redeemed.

The senior note mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured trustee.  The senior secured indenture provides that the senior secured trustee shall not transfer any senior note mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us.  The senior secured trustee shall generally vote the senior note mortgage bonds proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding, as described under “Description of Senior Secured Debt Securities—Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee.”

Security

The first mortgage bonds, including the senior note mortgage bonds, will be secured by the lien of the first mortgage indenture and will rank equally with all the first mortgage bonds at any time outstanding under and secured by the first mortgage indenture, except as to differences between series permitted by the first mortgage indenture and not affecting the rank of the lien thereof.  In the opinion of Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, the first mortgage indenture constitutes a first mortgage lien, subject only to permitted encumbrances and liens, on all or substantially all the permanent fixed properties, other than excepted property, we now own.  The first mortgage indenture contains provisions subjecting after-acquired property, other than excepted property, to the lien thereof.  Such provisions might not be effective as to proceeds, products, rents, issues or profits of property subject to the lien of the senior secured indenture realized, and additional property acquired, within 90 days prior and subsequent to the filing of a case with respect to us under the United States Bankruptcy Code, state insolvency laws or other similar laws affecting the enforcement of creditor’s rights.  The first mortgage indenture excepts or excludes from the lien thereof all cash, securities, accounts and bills receivable, choses in action and certain judgments not deposited or pledged with the mortgage trustees, all personal property held for sale, lease, rental or consumption in the ordinary course of business, the last day of each term under any lease of property, all gas, oil and other minerals under any property subject thereto, and certain real estate described therein.

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Maintenance and Renewal

The first mortgage indenture provides that so long as any first mortgage bonds, including the senior note mortgage bonds, are outstanding, we will expend during each calendar year, and certify to the mortgage trustees, an amount equal to 15% of our utility operating revenues for that year, after deducting from those revenues the cost of electricity and gas purchased for resale, for:

(1) the maintenance and repair of our mortgaged utility properties;

(2) bondable property on which the first mortgage indenture is a first mortgage lien; and/or

(3) the retirement of the first mortgage bonds of any series heretofore or hereafter issued under the first mortgage indenture.

In lieu of such requirement, we may pay to the mortgage trustees, in cash, any deficiency in the amount required to be so expended, after deducting any unapplied excess expenditures previously made for any of such purposes.  Any such cash may be applied to the retirement, through purchase, payment or redemption, of the first mortgage bonds—such retirement by redemption to be only if such first mortgage bonds are otherwise redeemable—or be withdrawn by us to the extent of 100% of either gross or net expenditures for bondable property on which the first mortgage indenture is a first mortgage lien.

The first mortgage indenture also provides that:

(1) we shall maintain the mortgaged properties in good repair and working order;

(2) the mortgage trustees may, and if requested by holders of a majority in principal amount of all outstanding first mortgage bonds and furnished with the necessary funds therefor, shall cause such properties to be inspected by an independent engineer, not more often than at five-year intervals, to determine whether they have been so maintained and whether any property, not retired on our books, should be so classified for the purpose of computing net expenditures for bondable property or otherwise; and

(3) we shall make good any deficiency in maintenance disclosed by such engineer’s report as rendered or as modified by arbitration.

Issuance of Additional First Mortgage Bonds

The first mortgage indenture does not fix an overall dollar limitation on the aggregate principal amount of all first mortgage bonds that may be issued or outstanding thereunder.  First mortgage bonds may be issued from time to time under the first mortgage indenture in a principal amount equal to:

(1) 60% of eligible net expenditures made by us for bondable property constructed or acquired by us and on which the first mortgage indenture is a first mortgage lien, subject only to permitted encumbrances and liens and prepaid liens;

(2) the principal amount of previously authenticated first mortgage bonds which have been retired or for the retirement of which the mortgage trustees hold the necessary funds, other than certain first mortgage bonds not usable for the purpose under the terms of the first mortgage indenture; and

(3) the amount of money deposited with the mortgage trustees for the purpose, which money may be applied to the retirement of bonds or may be withdrawn in lieu of the authentication of an equivalent principal amount of first mortgage bonds under the first mortgage indenture provisions referred to in clauses (1) and (2).

Upon the retirement of certain series of first mortgage bonds, any bonds of such series and any net expenditures for bondable property used or applied to satisfy the debt retirement provisions applicable to such series may be used as the basis for the authentication of additional first mortgage bonds under the first mortgage indenture.

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Net expenditures for bondable property are determined as provided in the first mortgage indenture.  In general, bondable property means any utility plant, property or equipment owned by us on January 1, 1941 or constructed or otherwise acquired by us on or after that date and used or useful in our utility business.  We own and operate only electric and gas utility properties.

No additional first mortgage bonds may be authenticated under the first mortgage indenture provisions referred to in clauses (1) and (3) above, or authenticated as provided in clause (2) above, if such additional first mortgage bonds are issued more than five years prior to the maturity of such previously authenticated bonds and bear interest at a higher rate than such previously authenticated bonds, unless our net earnings, as described below, for a 12-month period ending within 90 days next preceding such authentication were at least equal to twice the interest for one year on:

(1) all first mortgage bonds to be outstanding under the first mortgage indenture immediately after such authentication, other than first mortgage bonds for the retirement of which the mortgage trustees hold the necessary funds; and

(2) all other indebtedness then secured by a lien equal or prior to the first mortgage indenture on our property, with certain exceptions.

Our “net earnings” for any period means our earnings, computed in accordance with accepted principles of accounting and determined by deducting from our total gross earnings and income for the period, all our operating expenses for the period, including maintenance, repairs, rentals, insurance, all taxes other than income taxes, depreciation, retirements, renewals and replacements, but not amortization, all as provided in the first mortgage indenture.

Acquisition of Property Subject to a Prior Lien

The first mortgage indenture provides that we will not acquire any property of a value in excess of:

•              $25,000,000; or

•              10% of our utility plant, less accumulated depreciation, at the time of acquisition, but in no event less than $1,000,000, which at the time of acquisition is subject to a lien equal or prior to the first mortgage indenture, other than permitted encumbrances, and liens and prepaid liens unless, at that time,

•              the principal amount of all outstanding obligations secured by such equal or prior lien shall not exceed 60% of the fair value of any bondable property so acquired; and

•              the net earnings of such property during a 12-month period ending within 90 days next preceding such acquisition were at least equal to twice the annual interest charges on such obligations, except any of such obligations for the retirement of which the necessary funds are deposited under such lien or with the mortgage trustees.

Limitations on Common Stock Dividends

The first mortgage indenture provides in effect that, so long as any first mortgage bonds of all prior series are outstanding, we will not declare or pay any dividends on our common stock, other than in stock, or make any other distribution on or purchase any of our common stock, unless, for the period beginning January 1, 1941 to the date of such payment, distribution or purchase, the total amount charged or provided by us for maintenance and repairs and provided for depreciation of properties subject to the lien of the first mortgage indenture, plus our earned surplus (retained earnings) earned during such period and remaining after any such payment, distribution or purchase, shall aggregate not less than 15% of our total utility operating revenues for the period, after deducting from such revenues the cost of electricity and gas purchased for exchange or resale.  For the period January 1, 1941 to September 30, 2008, the total of the amounts so expended and provided by us for such maintenance, repairs and

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depreciation, plus the undistributed earned surplus accumulated during the period, aggregated about 22.8% of such revenues and, exclusive of such earned surplus, aggregated about 21.3% of such revenues.

Modification of the First Mortgage Indenture

The terms and provisions of the first mortgage indenture may be modified or amended from time to time by a supplemental indenture executed by the mortgage trustees and us and without the consent of bondholders, for any one or more of the purposes provided in the first mortgage indenture.  Such purposes include, among others,

•      any change or modification of any of the terms or conditions of the first mortgage indenture, provided that such change or modification would not adversely affect the first mortgage bonds then outstanding and is made effective only with respect to first mortgage bonds authenticated after the execution of such supplemental indenture; and

•      any other change or modification of such terms or conditions which is not inconsistent with the terms, and which shall not impair the security, of the first mortgage indenture.

The first mortgage indenture may be amended in any respect with the consent of the holders of not less than 51% in principal amount of all first mortgage bonds of all series then outstanding that would be affected thereby, except that, without the consent of the holder of each outstanding first mortgage bond affected thereby, no such amendment shall, among other things,

•      extend the time or times or otherwise affect the terms of payment of the principal, interest or premium in respect of any first mortgage bond, or reduce the principal amount of any first mortgage bond or any premium thereon or the rate of interest thereon;

•      impair the right of any bondholder to institute suit for the enforcement of any such payment in respect of its first mortgage bonds;

•      permit the creation of any lien ranking prior to, or on a parity with, the lien of the senior secured indenture, other than permitted encumbrances and liens or prepaid liens;

•      deprive any nonassenting bondholder of a lien on the mortgaged property for the security of the bondholder’s first mortgage bonds; or

•      reduce the percentage in principal amount of first mortgage bonds, the consent of the holders of which is required for any such amendment.

Other First Mortgage Indenture Provisions

Holders of a majority in principal amount of the first mortgage bonds secured by the first mortgage indenture have the right to direct the time, method and place of conducting proceedings for remedies available to, or exercising any trust or power of, the mortgage trustees.  However, the mortgage trustees may decline to follow such directions in certain circumstances specified in the first mortgage indenture; the mortgage trustees are not required to exercise powers of entry or sale under the first mortgage indenture; and the mortgage trustees are entitled to be indemnified against expenditures incurred in connection with taking any directed action or proceeding.

A “default” or an “event of default” under the first mortgage indenture means:

•      failure to pay the principal of any first mortgage bond when due at maturity or otherwise;

•      failure to pay first mortgage bond interest within 60 days after its due date;

•      failure to pay the principal of, or interest on, any prior lien bond, continued beyond the grace period, if

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any, specified in the lien securing such bond;

•      our failure for 90 days after written demand to comply with any other covenant or condition in the first mortgage indenture or in any first mortgage bond or any prior lien bond or lien; or

•      certain events relating to bankruptcy, insolvency, assignment or receivership.

The mortgage trustees are required to give notice to bondholders of defaults known to the mortgage trustees, within 90 days after the occurrence thereof; provided that the mortgage trustees may withhold giving notice to bondholders of defaults, other than any default in payment of interest, principal or sinking or purchase fund installment in respect of any first mortgage bond, if the mortgage trustees determine in good faith that such withholding is in the interest of the bondholders.  Upon default, the mortgage trustees may, among other remedies, and upon written notice from the holders of a majority in principal amount of first mortgage bonds then outstanding under the first mortgage indenture shall, declare the principal of all first mortgage bonds to be immediately due and payable.  Upon certain terms and conditions, the declaration of acceleration may be rescinded and waived.

We are required to furnish to the mortgage trustees certificates of officers and engineers and, in certain cases, of accountants in connection with the authentication of first mortgage bonds, withdrawal of money, release of property and other matters, and opinions of counsel as to the lien of the first mortgage indenture and other matters.  We also are required to furnish to the mortgage trustees, not less frequently than annually, a certificate as to our compliance with all the conditions and covenants under the first mortgage indenture, including the satisfaction of the maintenance and renewal, and the debt retirement, provisions of the first mortgage indenture and an opinion of counsel with respect to the lien of the first mortgage indenture.

Concerning the Mortgage Corporate Trustee

We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.  The first mortgage indenture provides that our obligations to compensate the mortgage corporate trustee and reimburse the senior secured trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior note mortgage bonds upon all property and funds held or collected by the mortgage corporate trustee as such.

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DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

General

The senior unsecured debt securities will represent unsecured obligations of CIPS.  We may issue the senior unsecured debt securities in one or more series under an indenture between us and a trustee (the “indenture”).  The form of indenture and the form of supplemental indenture or other instrument establishing the senior unsecured debt securities of a particular series are or will be filed as exhibits to the registration statement of which this prospectus is a part.  The indenture will be qualified under the Trust Indenture Act of 1939.  The following summaries of certain provisions of the indenture and the senior unsecured debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the indenture and the senior unsecured debt securities.

There will be no requirement under the indenture that our future issuances of senior unsecured debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of senior unsecured debt securities in connection with future issuances of other senior unsecured debt securities.

The indenture will provide that the senior unsecured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  We need not issue all senior unsecured debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior unsecured debt securities of that series, for issuances of additional senior unsecured debt securities of that series.  Unless otherwise described in the applicable prospectus supplement, the indenture will not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

Ranking

The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other senior debt and will be effectively junior to all of our secured debt, including our first mortgage bonds, as to the collateral pledged to secure this debt.

Provisions of a Particular Series

The prospectus supplement applicable to each issuance of senior unsecured debt securities will specify, among other things:

•      the title and any limitation on aggregate principal amount of the senior unsecured debt securities;

•      the original issue date of the senior unsecured debt securities;

•      the date or dates on which the principal of any of the senior unsecured debt securities is payable;

•      the interest rate or rates, or method of calculation of such rate or rates, for the senior unsecured debt securities, and the date from which interest will accrue;

•      the terms, if any, regarding the optional or mandatory redemption of any senior unsecured debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•      the denominations in which such senior unsecured debt securities will be issuable;

•      the period or periods within which, the price or prices at which and the terms and conditions upon which any senior unsecured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

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•      the establishment of any office or agency where senior unsecured debt securities may be presented for payment, exchange or registration of transfer;

•      any addition to the events of default applicable to that series of senior unsecured debt securities or the covenants for the benefit of the holders of that series;

•      any securities exchange on which the senior unsecured debt securities will be listed; and

•      any other terms of the senior unsecured debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in the indenture or the senior unsecured debt securities that require us to redeem, or permit the holders to cause a redemption of, those senior unsecured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of senior unsecured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of The Depository Trust Company, as depository, or its nominee, and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior unsecured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior unsecured debt securities and will not be considered the registered holders thereof under the indenture.

Senior unsecured debt securities of any series will be exchangeable for other senior unsecured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.  Subject to the terms of the indenture and the limitations applicable to global securities, senior unsecured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the indenture.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior unsecured debt securities of each series.

Payment and Paying Agents

Principal of and interest and premium, if any, on senior unsecured debt securities issued in the form of global securities will be paid in the manner described under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on senior unsecured debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such senior unsecured debt securities.  We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior unsecured debt securities of a particular series.  Unless otherwise indicated in the applicable prospectus supplement, interest on the senior unsecured debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears on the register for such senior unsecured debt securities maintained by

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the applicable trustee; provided, however, a holder of certificated securities in the aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest by wire transfer of immediately available funds to a bank within the continental United States if the trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium, if any, or interest on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

Any terms for the optional or mandatory redemption of the senior unsecured debt securities will be set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, senior unsecured debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior unsecured debt securities of a series are to be redeemed, the particular senior unsecured debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such senior unsecured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior unsecured debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to senior unsecured debt securities of any series:

•      failure to pay principal of or premium, if any, on any senior unsecured debt security of such series when due and payable;

•      failure to pay interest on the senior unsecured debt securities of such series within 30 days after the same becomes due and payable;

•      failure to perform or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty solely for the benefit of one or more series of senior unsecured debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding senior unsecured debt securities of such series;

•      failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt (“Debt” means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to senior unsecured debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice thereof to us by the trustee or to the trustee and us by the holders of at least 33% in aggregate principal amount of the senior unsecured debt securities of such series outstanding;

•      the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership of CIPS, whether voluntary or involuntary, specified in the indenture including, without limitation, the

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commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding in which we are adjudicated a bankrupt, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any corporate action by us in furtherance of any of the foregoing; or

•      any other event of default specified in the applicable prospectus supplement with respect to senior unsecured debt securities of a particular series.

No event of default with respect to the senior unsecured debt securities of a particular series necessarily constitutes an event of default with respect to the senior unsecured debt securities of any other series issued under the indenture.

If an event of default with respect to any series of senior unsecured debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the senior unsecured debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of senior unsecured debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the senior unsecured debt securities of any one of such series.

At any time after an acceleration with respect to the senior unsecured debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

•      we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all senior unsecured debt securities of such series, the principal of and premium, if any, on the senior unsecured debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such senior unsecured debt securities, interest upon overdue installments of interest at the rate or rates specified in such senior unsecured debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the indenture; and

•      any other event or events of default with respect to the senior unsecured debt securities of such series, other than the nonpayment of the principal of and accrued interest on the senior unsecured debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it.  Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the senior unsecured debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of senior unsecured debt securities, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the senior unsecured debt securities of any one series.  Any direction provided by the holders shall not be in conflict with any rule of law or with the indenture and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate and the trustee may take any other

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action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of any series may waive any past default under the indenture on behalf of all holders of senior unsecured debt securities of that series with respect to the senior unsecured debt securities of that series, except a default in the payment of principal of or any premium or interest on such senior unsecured debt securities.  No holder of senior unsecured debt securities of any series may institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the senior unsecured debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity satisfactory to it, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer.  Furthermore, no holder of senior unsecured debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those senior unsecured debt securities.

Notwithstanding the foregoing, each holder of senior unsecured debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such senior unsecured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior unsecured debt securities.

The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior unsecured debt securities of any series, is required to give the holders of the senior unsecured debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the senior unsecured debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so.  We will be required to deliver to the trustees for the senior unsecured debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the indenture, determined without regard to any period of grace or requirement of notice under the indenture.

Modification

Without the consent of any holder of senior unsecured debt securities, the trustee for such senior unsecured debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

•      to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of senior unsecured debt securities of any series in any material respect;

•      to change or eliminate any provision of the indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to senior unsecured debt securities of such series issued after the effective date of such change or elimination;

•      to establish the form or terms of senior unsecured debt securities of any series as permitted by the indenture;

•      to evidence the assumption of our covenants in the indenture and the senior unsecured debt securities by any permitted successor;

•      to grant to or confer upon the trustee for any senior unsecured debt securities for the benefit of the holders of such senior unsecured debt securities, any additional rights, remedies, powers or authority;

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•      to permit the trustee for any senior unsecured debt securities to comply with any duties imposed upon it by law;

•      to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any senior unsecured debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the indenture;

•      to add to our covenants for the benefit of the holders of all or any series of outstanding senior unsecured debt securities, to add to the security of all senior unsecured debt securities, to surrender any right or power conferred upon us by the indenture or to add any additional events of default with respect to all or any series of outstanding senior unsecured debt securities; and

•      to make any other change that is not prejudicial to the holders of any senior unsecured debt securities.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the senior unsecured debt securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the senior unsecured debt securities; provided, however, that if less than all of the series of senior unsecured debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all series so directly affected, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding senior unsecured debt securities affected thereby:

•      change the maturity date of the principal of any debt security;

•      reduce the principal amount of, or premium payable on, any debt security;

•      reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

•      change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

•      change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

•      modify the foregoing requirements or reduce the percentage of outstanding senior unsecured debt securities necessary to modify or amend the indenture or to waive any past default.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more series of senior unsecured debt securities, or which modifies the rights of the holders of senior unsecured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the indenture of the holders of the senior unsecured debt securities of any other series.

Defeasance and Discharge

Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)           to defease and be discharged from any and all obligations in respect of the senior unsecured debt securities of any series then outstanding under the indenture (except for certain obligations to

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register the transfer or exchange of the senior unsecured debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

(2)           to be released from the obligations of the indenture with respect to the senior unsecured debt securities of any series under any covenants applicable to the senior unsecured debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the senior unsecured debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us).  This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

We may exercise our defeasance option under paragraph (1) with respect to senior unsecured debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2).  If we exercise our defeasance option for senior unsecured debt securities of any series, payment of the senior unsecured debt securities of such series may not be accelerated because of a subsequent event of default.  If we exercise our covenant defeasance option for senior unsecured debt securities of any series, payment of the senior unsecured debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph.  In the event we omit to comply with our remaining obligations with respect to the senior unsecured debt securities of any series under the indenture after exercising our covenant defeasance option and the senior unsecured debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior unsecured debt securities of such series at the time of the acceleration resulting from that event of default.  However, we will remain liable for those payments.

Consolidation, Merger and Sale or Disposition of Assets

We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

•      the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•      the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the senior unsecured debt securities outstanding under the indenture and the performance of every covenant of the indenture to be performed or observed by us; and

•      we have delivered to the trustees for such senior unsecured debt securities an officer’s certificate and an opinion of counsel as provided in the indenture.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties as or substantially

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as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the indenture.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.  The trustee may be removed at any time with respect to senior unsecured debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of senior unsecured debt securities then outstanding.  In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee

The indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable senior unsecured debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

The indenture and the related senior unsecured debt securities will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK

General

The following statements describing our preferred stock are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the preferred stock currently authorized by our Restated Articles of Incorporation (the “Articles”).  For additional information, please see our Articles and bylaws.  Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.  Reference is also made to the laws of the State of Illinois.  The other terms and provisions of each series of Preferred Stock (as defined below) will be set forth in the resolution adopted by our Board of Directors (the “Board”) establishing such series of Preferred Stock and will be described in a prospectus supplement relating to such offering.

Our authorized preferred stock is divided into two classes:  2,600,000 shares of the Cumulative Preferred Stock without par value (“No Par Preferred”), issuable in series, of which no shares were outstanding at September 30, 2008; and 2,000,000 shares of the Cumulative Preferred Stock, par value $100 per share (“$100 Par Value Preferred”), issuable in series.  At September 30, 2008, six series totaling 500,000 shares of the $100 Par Value Preferred were outstanding.  When used in this prospectus, the term “Preferred Stock,” unless the context indicates otherwise, means all the authorized shares of No Par Preferred and the $100 Par Value Preferred, whether currently outstanding or hereafter issued.

The following terms and other information with respect to any series of Preferred Stock will be contained in a prospectus supplement:  (1) the class and series designation; (2) the number of shares in such series; (3) the dividend payment dates and the dividend rate or rates or method of determination or calculation thereof; (4) applicable redemption provisions, if any; (5) sinking fund or purchase fund provisions, if any; (6) stated value, if any; and (7) any other special terms applicable thereto.

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Issuance in Series

The authorized but unissued shares of Preferred Stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods and payment dates, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and sinking fund provisions, if any, as may be determined by the Board.  Except for such characteristics, as to which the Board has discretion, all series of the $100 Par Value Preferred rank equally and are alike in all respects.  Except for such characteristics and the amount payable upon our liquidation, dissolution or winding up, the stated value and the terms and conditions, if any, upon which shares may be converted, as to which the Board has discretion, all series of the No Par Preferred rank equally and are alike in all respects.  The aggregate stated value of the issued and outstanding No Par Preferred shall not exceed $65,000,000 at any time.

Dividend Rights

Holders of Preferred Stock are entitled to receive in respect of each share held, from (and including) the date of issue thereof, cumulative dividends on the par or stated value thereof at the rate or rates applicable thereto, and no more, in preference to our common stock without par value (“Common Stock”), payable quarterly or for such other periods as may be fixed by the Board, when and as declared by the Board out of any surplus or net profits of CIPS legally available for such purpose.  No dividend may be paid on or set apart for any share of Preferred Stock in respect of a dividend period unless, at the same time, there shall be paid on or set apart for all shares of such stock then outstanding and having a dividend period ending on the same date, dividends in such an amount that the holders of all such shares of such stock shall receive or have set apart for them a uniform percentage of the full dividend to which they are respectively entitled and unless all dividends on the Preferred Stock, for all preceding dividend periods, have been fully paid or declared and funds set apart for the payment thereof.  Further, no dividend may be paid on or set apart for any share of Preferred Stock unless all amounts required to be paid and set aside for any sinking fund for the redemption or purchase of shares of any series of Preferred Stock outstanding, with respect to all preceding sinking fund dates, have been paid or set aside in accordance with the terms of such series of Preferred Stock.

Optional Redemption Provisions

Subject to restrictions, if any, on redemptions set forth in the applicable prospectus supplement, shares of Preferred Stock will be redeemable, at our option, in whole at any time or in part from time to time, on not less than 30 days’ notice at the prices indicated in the applicable prospectus supplement.

Sinking Fund or Purchase Fund Provisions

No sinking fund redemptions or purchases in respect of shares of our Preferred Stock may be made, or funds set aside for such purposes, unless dividends on all shares of Preferred Stock of any series for all past dividend periods shall have been made in full or declared and funds set apart for their payment.

Voting Rights

Under Illinois law, each share of Preferred Stock is entitled to one vote on each matter voted on at all meetings of stockholders, with the right of cumulative voting in the election of directors and the right to vote as a class on certain questions.  The Articles give to holders of the Preferred Stock certain special voting rights designed to protect their interests with respect to specified corporate actions, including certain amendments to the Articles, the issuance of Preferred Stock or parity stock, the issuance or assumption of certain unsecured indebtedness, and mergers, consolidations or sales or leases of all or substantially all of our assets.  See “Restrictions on Certain Corporate Actions.”

Liquidation Rights

In the event of any liquidation, dissolution or winding up (voluntary or involuntary) of CIPS, holders of Preferred Stock are entitled to receive an amount equal to the aggregate par or stated value of their shares and any

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unpaid accrued dividends thereon, before any payment or distribution is made to the holder of our Common Stock.  Each series of Preferred Stock otherwise ranks on a parity with each other series as to liquidation rights.

Restrictions on Certain Corporate Actions

The Articles provide that, so long as any Preferred Stock is outstanding, we shall not, without a two-thirds vote of each class of the Preferred Stock (the $100 Par Value Preferred and the No Par Preferred each voting separately as a class), unless the retirement of such stock is provided for, (1) amend the Articles to create any prior ranking stock or security convertible into such stock, or issue any such stock or convertible security, or (2) change the terms and provisions of the Preferred Stock so as to affect adversely the holders’ rights or preferences, except that the requisite vote of holders of at least two-thirds of the total number of the shares of only the class or series (if less than all series) so affected shall be required, or (3) issue any shares of Preferred Stock or of equal ranking stock, or any securities convertible into shares of such stock, except to redeem, retire or in exchange for an equal amount thereof, unless (a) the gross income of CIPS available for interest for a 12-month period ending within the 15 months next preceding such issue was at least 1-1/2 times the sum of (i) one year’s interest (adjusted by provision for amortization of debt discount and expense or of premium, as the case may be) on all the funded debt and notes of CIPS maturing more than 12 months after the date of issue of such shares or convertible shares that will be outstanding at such date, and (ii) one year’s dividends on the Preferred Stock and all equal or prior ranking stock to be outstanding after the issue of such shares or convertible securities, and (b) the sum of our Common Stock capital and our surplus accounts shall be not less than the total amount of the involuntary liquidation preference of all Preferred Stock and all equal or prior ranking stock to be outstanding after the issue of such shares or convertible securities.

The Articles also provide that we shall not, without a majority vote of each class of the Preferred Stock (the $100 Par Value preferred and the No Par Preferred each voting separately as a class), unless the retirement of such stock is provided for, (1) issue or assume any “unsecured debt securities” (as defined below), except to refund any of our secured or unsecured debt or to retire any Preferred Stock or equal or prior ranking stock, if immediately after such issue or assumption the total amount of all our unsecured debt securities to be outstanding would exceed 20% of the sum of all of our outstanding secured debt securities and our capital and surplus as then recorded on our books, or (2) merge or consolidate with any other corporation, or sell or lease all or substantially all of our assets, unless the transaction has been ordered, approved or permitted by all regulatory bodies having jurisdiction.  “Unsecured debt securities” is defined in the Articles to mean all unsecured notes, debentures or other securities representing unsecured indebtedness which have a final maturity, determined as of the date of issuance or assumption, of less than two years.

For purposes of making the calculations referred to above, the “dividend requirement for one year” applicable to any shares of Preferred Stock or such parity stock or convertible securities proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate shall be determined on the basis of the dividend rate to be applicable to such series of Preferred Stock or such parity stock or convertible securities on the date of such issuance and the “interest for one year” on funded indebtedness or notes outstanding and the “dividend requirement for one year” on any outstanding shares of any series of Preferred Stock or shares of stock, if any, ranking prior to or on a parity with the Preferred Stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate shall be determined on the basis of the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive twelve-month period selected by us, which period ends within 90 days prior to the issue of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than twelve full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by us, which date is not more than 45 days prior to the issue of the shares or convertible securities proposed to be issued; provided that if such security shall have been issued within 45 days prior to the issue of the shares or convertible securities proposed to be issued, the interest or dividend rates shall be that applicable on the date of issuance of such security.

Preemptive Rights

Holders of the Preferred Stock have no preemptive rights to subscribe for or purchase any securities issued by us.

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Miscellaneous

The $100 Par Value Preferred has no conversion rights.  There is no restriction on the repurchase or redemption by us of our stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of our shares, except in circumstances when the repurchase or redemption of our shares is otherwise prohibited or restricted by statute or common law or, as summarized herein, by the Articles.

We reserve the right to increase, decrease or reclassify our authorized stock of any class or series thereof, and to amend or repeal any provision in the Articles or any amendment thereto, in the manner prescribed by law, subject to the conditions and limitations prescribed in the Articles; and all rights conferred on stockholders in the Articles are subject to this reservation.

Shares of our Preferred Stock, when issued by us upon receipt of the consideration therefor, will be fully paid and non-assessable.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, the securities will initially be issued in the form of one or more global securities, in registered form, without coupons.  The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.  Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting.  Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture.  Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if:

•                  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we thereupon fail to appoint a successor depository within 90 days:

•                  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

•                  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency”

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registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records.  The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture.  Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC.  If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the

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trustee on the payment date in accordance with their respective holdings shown on DTC’s records.  Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal, interest payments, premium, if any, and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities:

•                  through underwriters or dealers;

•                  directly;

•                  through agents; or

•                  through any combination of the above.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the respective amounts underwritten, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms.  The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may sell the securities directly or through agents we designate from time to time.  The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of

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its appointment.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities.  Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary, and Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, will pass upon the validity of the offered securities for us.  As of September 30, 2008, Mr. Sullivan owned approximately 7,854 shares of Ameren’s common stock.  In addition, as of that date, Mr. Sullivan owned approximately 5,401 restricted shares of Ameren’s common stock and approximately 47,877 performance share units, none of which are fully vested.  Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents.  Pillsbury Winthrop Shaw Pittman LLP represents us from time to time in connection with various matters.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Central Illinois Public Service Company for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

AMEREN ENERGY GENERATING COMPANY

Senior Debt Securities

Ameren Energy Generating Company may offer the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time.  This prospectus provides you with a general description of these securities.  We will provide specific information about the offering and the terms of these securities in supplements to this prospectus.  The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the supplements carefully before investing.  This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

Investing in our securities involves risks.  Before buying our securities, you should refer to the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission.  See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer these securities directly or through underwriters, agents or dealers.  Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.  See “Plan of Distribution.”

The date of this prospectus is November 17, 2008.

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AMEREN ENERGY GENERATING COMPANY

We operate a non-rate-regulated electric generation business in Illinois and Missouri.  We are a subsidiary of Ameren Corporation, which we refer to as Ameren Corporation and, together with its subsidiaries, we refer to as Ameren.  Through an affiliate, we supply power to customers that include our affiliated rate-regulated utilities and third parties.  We were incorporated in Illinois in March 2000, in conjunction with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997.  We commenced operations on May 1, 2000, when an affiliate transferred its coal-fired generating stations and related liabilities to us at historical net book value.  The transfer was made in exchange for a subordinated promissory note from us in the amount of $552 million (of which $87 million was outstanding at September 30, 2008) (the “Subordinated CIPS Note”).  At December 31, 2007, we owned 2,549 megawatts of coal fired electric generating capacity and 1,666 megawatts of natural gas and oil fired electric generating capacity.

Ameren Corporation, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission.  Ameren Corporation owns and operates four major public utilities, including Illinois Power Company, Union Electric Company, which we refer to as UE, Central Illinois Public Service Company, which we refer to as CIPS, and Central Illinois Light Company.  Ameren has formed a number of other subsidiaries, including (i) Ameren Energy Resources Company, LLC (“Resources”), which is a holding company for a portion of Ameren’s non-rate-regulated generation and is our direct parent company, (ii) Ameren Services Company, which provides us with shared support services, (iii) Ameren Energy Marketing Company (“Marketing Company”), which markets power for us, and (iv) Ameren Energy Fuels and Services Company, which provides us with fuel procurement services.

Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

In this prospectus, “Genco,” “we,” “us” and “our” refer to Ameren Energy Generating Company and, unless the context otherwise indicates, do not include our subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933.  This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits.  We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and, therefore, we file annual, quarterly and current reports, and other information with the SEC.  You may read and copy the registration statement and any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically.  The documents can be found by searching the EDGAR archives of the SEC electronically.

The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care.  Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus.  We incorporate by reference the following documents previously filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2007;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

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•                  our Current Reports on Form 8-K filed March 28, 2008, April 9, 2008, June 26, 2008 and September 19, 2008.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a free copy of these filings by writing or telephoning us c/o Ameren Corporation at the following address:

Ameren Energy Generating Company
c/o Ameren Corporation
Attention:  Secretary’s Department
P.O. Box 66149
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222

Copies of these filings are also available from Ameren’s website at http://www.ameren.com.  We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference.  Our business, financial position, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration, or continuous offering, process.  Under this shelf registration process, we may issue and sell the securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  The registration statement we have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus.  You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

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RISK FACTORS

Investing in the securities involves certain risks.  You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.  Although we have tried to discuss material risk factors, please be aware that other risks may prove to be important in the future.  New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.  The prospectus supplement applicable to each series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular securities we are offering under that prospectus supplement.  Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges is computed by dividing our earnings by our fixed charges before income taxes.  For the purposes of such computations:

•                  earnings consist of net income plus fixed charges and income taxes; and

•                  fixed charges consist of interest on long term debt, net of amortization of debt discount, premium and expenses and estimated interest costs within rental expense.

Our consolidated ratios of earnings to fixed charges for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,						Nine Months Ended September 30, 2008
	2003	2004	2005	2006	2007		(unaudited)
Consolidated ratio of earnings to fixed charges	1.93	2.81	3.52	2.18	4.64	(1)	6.50	(1)

(1) Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

•                  to finance our ongoing construction and maintenance programs;

•                  to redeem, repurchase, repay or retire outstanding indebtedness; and

•                  for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” which are not based on historical facts, are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ

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materially from those discussed.  Although such “forward-looking” statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved.  These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated.  The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” including the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Exchange Act could cause actual results to differ materially from management expectations as suggested by such “forward-looking” statements:

•                  uncertainty as to the effect of implementation of the Illinois electric settlement agreement on Genco, including implementation of a new power procurement process in Illinois that began in 2008;

•                  changes in laws and other governmental actions, including monetary and fiscal policies;

•                  changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Marketing Company;

•                  enactment of legislation taxing electric generators, in Illinois or elsewhere;

•                  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•                  the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•                  the cost and availability of fuel such as coal and natural gas used to produce electricity; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•                  the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•                  prices for power in the Midwest, including forward prices;

•                  business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products;

•                  disruptions of the capital markets or other events that make Ameren’s or Genco’s access to necessary capital, including short-term credit, more difficult or costly;

•                  our assessment of our liquidity;

•                  the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

•                  actions of credit rating agencies and the effects of such actions;

•                  weather conditions and other natural phenomena;

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•                  the impact of system outages caused by severe weather conditions or other events;

•                  generation plant construction, installation and performance;

•                  the effects of strategic initiatives, including acquisitions and divestitures;

•                  the impact of current environmental regulations on power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

•                  labor disputes, future wage and employee benefits costs, including changes in returns on benefit plan assets;

•                  the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;

•                  the cost and availability of transmission capacity for the energy generated by Genco or required to satisfy energy sales made by Marketing Company;

•                  legal and administrative proceedings; and

•                  acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE SENIOR DEBT SECURITIES AND THE INDENTURE

The senior debt securities will be issued under an Indenture, dated as of November 1, 2000, as amended or supplemented, from us to The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Indenture”).  We have summarized the material provisions of the Indenture and the senior debt securities below.  The following summary does not purport to be a complete description of the senior debt securities and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, including any terms deemed to be a part of the Indenture by the Trust Indenture Act of 1939, as amended.  The Indenture and the form of supplemental indenture or other instrument establishing the senior debt securities of a particular series are or will be filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part.  The senior debt securities of all series that may be issued under the Indenture are referred to under this caption as “senior debt securities.”  Capitalized terms used herein without definition have the respective meanings given such terms in the Indenture.

General

The aggregate principal amount of senior debt securities that may be issued under the Indenture is unlimited.  Subject to the terms of the Indenture, we may issue additional senior debt securities under the Indenture in the future at our discretion.  Issuances of individual series of senior debt securities, will be governed by the Indenture and the corresponding series supplemental indenture.  The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.”

Unless otherwise provided in a prospectus supplement, the senior debt securities will not contain any provisions that will require us to redeem, or permit the holders to cause a redemption of, the senior debt securities, or that will otherwise protect the holders of the senior debt securities in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

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The senior debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior debt.  The senior debt securities will rank senior in right of payment to all of our present and future subordinated debt.

When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•      the title of the series;

•      any limit on the aggregate principal amount of the series;

•      the price at which the series will be issued and the interest rate thereof;

•      the date or dates of maturity of that series;

•      the date or dates on which we will pay principal of that series;

•      the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•      the date or dates from which interest will accrue;

•      the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whim we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record dates;

•      any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•      the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•      whether we will issue that series in whole or in part in book-entry form; and

•      any other terms of that series of debt securities.

There is no requirement under the Indenture that our future issuances of senior unsecured debt securities be issued exclusively under the Indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more issuances of senior debt securities, in connection with future issuances of other senior unsecured debt securities.

The Indenture provides that the senior debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates.  We need not issue all senior debt securities of one series at the same time and we may reopen a series without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of senior debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “—Book-Entry; Delivery and Form.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, which we refer to as “DTC,” and deposited with, or on behalf of, the depository.  Except as set forth under “—Book-Entry; Delivery and Form,” owners of beneficial interests in a global security will not be entitled to have senior debt securities registered in their names, will not receive or be entitled to

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receive physical delivery of any senior debt securities and will not be considered the registered holder thereof under the Indenture.

Senior debt securities of any series will be exchangeable for other senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the trustee maintained for such purpose with respect to any series of senior debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the Indenture.  Such transfer or exchange will be effected upon the trustee and us being satisfied with the documents of title and indemnity of the person making the request.

In the event of any redemption of senior debt securities of any series, the trustee will not be required to exchange or register a transfer of any senior debt securities of such series selected, called or being called for redemption except, in the case of any senior debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

Principal of and interest and premium, if any, on senior debt securities issued in the form of global securities will be paid in the manner described below under “—Book-Entry; Delivery and Form.”

Unless otherwise provided in a prospectus supplement, payment of principal of the senior debt securities will be made against surrender of such senior debt securities at the office or agency of our company in St. Louis, Missouri.  For so long as the senior debt securities are issued in book-entry form, payments of principal, premium (if any) and interest shall be made in immediately available funds by wire transfer to The Depository Trust Company, or DTC, or its nominee.  If the senior debt securities are issued in certificated form to a Holder other than DTC, payments of principal, premium (if any) and interest shall be made by check mailed to such Holder at such Holder’s registered address or, upon written application by a Holder of $1,000,000 or more in aggregate principal amount of the senior debt securities to the trustee in accordance with the terms of the Indenture, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution.  Defaulted interest will be paid in the same manner to Holders as of a special record date established in accordance with the Indenture.

All amounts paid by us for the payment of principal, premium (if any) or interest on any senior debt securities that remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us and the Holders of such senior debt securities will thereafter look only to us for payment thereof.

In any case where the date of maturity of the principal of or any premium or interest on any senior debt security or the date fixed for redemption of any senior debt security is not a Business Day, then payment of that principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal or premium of the senior debt security is stated to be payable to such next succeeding Business Day.

Redemption Provisions

Any terms for the optional or mandatory redemption of the senior debt securities will be indicated in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior debt securities of a series are to be redeemed, the particular senior debt securities to be redeemed will be selected by the trustee in such manner as it shall deem appropriate and fair.

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Reporting Obligations; Information to Holders

We will furnish to the trustee:

(i)            unless we are still filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of each fiscal year, our unaudited consolidated balance sheet as of the last day of such quarterly period and the related consolidated statements of income and cash flows during such quarterly period prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and (in the case of the second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year and accompanied by (A) a written statement of our authorized representative to the effect that such financial statements fairly represent our financial condition and results of operations at and as of their respective dates, (B) a section substantially similar to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) section of a Form 10-Q, and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods;

(ii)           unless we are still filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year, our consolidated balance sheet as of the end of such year and the related consolidated statements of income, cash flows, and retained earnings during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, accompanied by (A) an audit report thereon of a firm of independent public accountants of recognized national standing, (B) a section substantially similar to the MD&A section of a Form 10-K, and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods;

(iii)          at the time of the delivery of the report provided for in clause (ii) above (or at the time of the filing of the comparable report pursuant to the Exchange Act), an officer’s certificate to the effect that, to the best of such officer’s knowledge, no default or Event of Default under the senior debt securities of any series or the Indenture has occurred and is continuing or, if any default or Event of Default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action we are taking or propose to take in response thereto; and

(iv)          promptly after we obtain actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an Event of Default under the Indenture, and an officer’s certificate specifically stating that such Event of Default has occurred and setting forth the details thereof and the action which we are taking or propose to take with respect thereto.

The calculations required by clauses (i)(C) and (ii)(C) above will be furnished to the trustee within the time period provided therefor regardless of whether we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act.

All such information provided to the trustee as indicated above also will be provided by the trustee, upon written request to the trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the senior debt securities or (z) prospective purchasers of the senior debt securities or beneficial interests in the senior debt securities.  We will furnish to the trustee, upon its request, sufficient copies of all such information to accommodate the requests of such holders and prospective holders of beneficial interests in the senior debt securities.

At any time when we are not subject to the periodic reporting and other information requirements of Section 13 or 15(d) of the Exchange Act, we will provide without charge, upon the request of any Holder, any holder of a beneficial interest in the senior debt securities, or the trustee (on behalf of a Holder or a holder of a beneficial interest in the senior debt securities), a copy of the information specified in paragraph (d)(4) of Rule 144A

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under the Securities Act of 1933 to the Holder, the holder of a beneficial interest in the senior debt securities, the prospective purchaser of the senior debt securities (and of a beneficial interest in the senior debt securities) who is a qualified institutional buyer or institutional accredited investor or to the trustee for delivery to the Holder or prospective purchaser of the senior debt securities.

Certain Covenants

Mergers and Consolidations

We will not consolidate with or merge with or into any other person, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, and we will not permit any person to consolidate with or merge with or into us, unless: (i) immediately prior to and immediately following such consolidation, merger, sale or lease, no Event of Default under the Indenture shall have occurred and be continuing, and (ii) we are the surviving or continuing corporation, or the surviving or continuing corporation or corporation that acquires by sale, conveyance, transfer or lease is incorporated in the United States of America and expressly assumes the payment and performance of all of our obligations under the Indenture and the senior debt securities.

Limitation on Asset Sales

Except for the sale of our properties and assets substantially as an entirety as described in “—Mergers and Consolidations” above, and other than assets required to be sold to conform with governmental regulations, we will not, and will not permit any of our Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of such Asset Sale and all other Asset Sales consummated since November 1, 2000 would exceed 25% of our Consolidated Tangible Assets as of the beginning of our most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above if the proceeds thereof (i) are, within 12 months of such Asset Sale, invested or reinvested by us or any Subsidiary in a Permitted Business, (ii) are used by us or a Subsidiary to repay Indebtedness of our company or such Subsidiary, or (iii) are retained by us or our Subsidiaries.  Additionally, if after giving effect to any Asset Sale that otherwise would cause the 25% limitation to be exceeded, each Rating Agency then rating any of the senior debt securities confirms the then current rating of such senior debt securities, the portion of such Asset Sale in excess of the 25% limitation will also be disregarded for purposes of the foregoing limitations.

Limitation on Liens

We will not, and will not permit any of our Subsidiaries to, issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any property of our company or our Subsidiaries, whether owned on the date that the senior debt securities are issued or thereafter acquired, without in any such case effectively securing the outstanding senior debt securities issued under the Indenture (together with, if we so determine, any other Indebtedness of or guaranteed by our company ranking equally with the senior debt securities) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction will not apply to the following liens:

(i)            pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

(ii)           liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, arising in the ordinary course of business;

(iii)          liens for property taxes being contested in good faith;

(iv)          minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

(v)           liens on any property existing at the time of acquisition thereof (which liens may also extend to

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subsequent repairs, alterations and improvements to such property);

(vi)          liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

(vii)         liens, if any, in existence on November 1, 2000;

(viii)       other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this provision does not exceed 10% of our Consolidated Tangible Assets; and

(ix)          liens granted in connection with extending, renewing, replacing or refinancing any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness), described in the foregoing clauses (v) through (viii) above.

In the event that we propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (i) through (ix) of the previous paragraph, we will (prior thereto) give written notice thereof to the trustee, who will give notice to the Holders, and we will, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the senior debt securities issued under the Indenture equally and ratably with such Indebtedness.

Limitations on Subsidiary Indebtedness

We will not permit any Subsidiary which may acquire any Existing Generating Assets to create or incur or suffer to exist any Indebtedness for borrowed money.

Covenants That May Be Terminated

Restricted Payments

We will not make any Restricted Payment unless, on a Pro Forma Basis at the time such Restricted Payment is to be made, (i) the Senior Debt Service Coverage Ratio shall equal at least 1.75 to 1.0 for the most recently ended four full fiscal quarters and (ii) based on projections prepared by us on a reasonable basis, the projected Senior Debt Service Coverage Ratio for each of the succeeding four six-month periods (commencing with the month in which the distribution, payment or investment is to be made) or, with respect to any date within the 24-month period prior to the final maturity date for any senior debt securities, the number of complete six-month periods, if any, until such final maturity date for such senior debt securities, in each case measured as individual six-month periods, is projected to be greater than or equal to 1.75 to 1; provided, however, that for any period in respect of which such projected Senior Debt Service Coverage Ratio is calculated pursuant to this clause (ii) for which two-thirds or more of revenues are derived directly or indirectly from contracts with CIPS, Union Electric Company or non-affiliated third-parties and which have a then remaining term of two years or more, such ratio shall be greater than or equal to 1.50 to 1.0.  Each payment of principal on the Subordinated CIPS Note other than at final maturity is payable solely to the extent of Available Cash.

Limitation on Indebtedness

We will not incur any Indebtedness other than Permitted Indebtedness for borrowed money unless on a Pro Forma Basis for the debt incurrence and any related transactions either (i) the Senior Debt Service Coverage Ratio shall equal at least 2.5 to 1.0 for the most recently ended four full fiscal quarters and our Senior Debt to Capital Ratio shall not exceed 0.6 to 1.0 or (ii) each Rating Agency then rating the outstanding senior debt securities of each series provides a Ratings Reaffirmation of the then existing rating of such senior debt securities after giving effect to such additional Indebtedness.

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Termination of Certain Covenants

We may cease to comply with the covenants above under “—Restricted Payments” and “—Limitation on Indebtedness” if each of Standard & Poor’s Rating Services, Moody’s Investors Services Inc. and Fitch, Inc. (or, in each case, any successor thereto) to the extent such rating agency is then rating the outstanding senior debt securities of each series provides a Ratings Reaffirmation of at least the original rating of such senior debt securities after giving effect to such fact, in which case from and after the date of such reaffirmation, such covenants shall be deemed to be of no further force and effect.

Certain Definitions

“Asset Sale” means any sale, lease, sale-leaseback, transfer, conveyance or other disposition of any assets including by way of the issue by us or any of our Subsidiaries of equity interests in such Subsidiaries, except (i) in the ordinary course of business to the extent that such property is (a) worn out or is no longer useful or necessary in connection with the operation of our business or sale inventory or (b) being transferred to a wholly owned Subsidiary of our company or (ii) if, prior to such conveyance or disposition, each Rating Agency then rating any of the senior debt securities provides a Rating Reaffirmation of the then existing rating of such senior debt securities after giving effect to such Asset Sale.

“Available Cash” means, for a given period, all funds of our company remaining after payment of all operating and maintenance expenditures, Senior Debt Service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes determined by us in our discretion, in each case, for such period.

“Cash Flow Available for Senior Debt” for any period means, without duplication, (i) EBITDA of our company and our consolidated Subsidiaries for such period, minus (ii) EBITDA for such period of the consolidated Subsidiaries, if any, of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (iii) distributions received by our company from Subsidiaries described in the foregoing clause (ii) during such period, minus (iv) distributions described in the foregoing clause (iii) that are attributable to extraordinary gains or other non-recurring items included in EBITDA, minus (v) any income reported by our company for such period for persons that are not consolidated Subsidiaries of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (vi) distributions received by our company from persons described in the foregoing clause (v) during such period, minus (vii) distributions described in the foregoing clause (vi) that are attributable to extraordinary gains or other non-recurring items included in EBITDA.

“Committed Unit Contribution Agreement” means the Committed Unit Contribution Agreement, dated as of November 1, 2000, between us and Resources in respect of any future combustion turbine units that, at our option, become subject to such agreement.

“Consolidated Tangible Assets” means, (at any date of determination) the total assets of our company and our Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and product development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all deferred charges or unamortized debt discount and expenses, (iii) all reserves carried and not deducted from assets, (iv) securities which are not readily marketable, (v) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or debt, (vi) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to June 30, 2000, and (vii) any items not included in clauses (i) through (vi) above which are treated as intangibles in conformity with GAAP, plus the aggregate net book value of all asset sales or dispositions made by our company and any of our Subsidiaries since November 1, 2000 to the extent that the proceeds thereof or other consideration received therefor are not invested or reinvested in a Permitted Business, or are not retained by us or our Subsidiaries.

“EBITDA” means, with respect to any person for any period, the (i) income (or loss) before interest and taxes of such person, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining such income (or loss), lease obligations of the type referred to in clause (v) of the definition of Indebtedness.

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“Existing Generating Assets” means the coal-fired and oil-fired units and gas-fired units owned by us as of the date of issuance of a series of senior debt securities.

“Holder” means a registered holder of a Note.

“Indebtedness” of any person means (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, senior debt securities or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all lease obligations of such person (excluding leases of property in the ordinary course of business), (vi) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities other than commercial leases, (vii) all unconditional obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such person or any warrants, rights, or options to acquire such capital stock or other equity interests, (viii) all Indebtedness of any other person of the type referred to in clauses (i) through (vii) guaranteed by such person or for which such person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all Indebtedness of the type referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.  Solely for purposes of the limitation on the incurrence of Indebtedness described above under “—Covenants That May Be Terminated—Limitation on Indebtedness,” the definition of Indebtedness shall not include: (w) the Subordinated CIPS Note, (x) Non-utility Money Pool Borrowings, (y) Subordinated Parent Borrowings and (z) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount.

“Non-utility Money Pool Borrowings” means borrowings by us under Ameren Corporation’s non-utility money pool agreement.

“Parent” means with respect to any person, any other person who directly or indirectly owns greater than 50% of the capital stock of such person.

“Permitted Business” means a business that is the same as or similar to our business as of November 1, 2000, or any business reasonably related thereto, including advances made by us pursuant to a valid Committed Unit Contribution Agreement.

“Permitted Indebtedness” means (i) the Subordinated CIPS Note, (ii) Non-utility Money Pool Borrowings, (iii) Subordinated Parent Borrowings, and (iv) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount.

“Pro Forma Basis” means, for the purpose of the covenant set forth above under “—Covenants That May Be Terminated—Limitation on Indebtedness” and the making of a Restricted Payment described in clause (iii) of the definition of “Restricted Payments” below, that the calculation shall give effect to the incurrence of the Indebtedness, the making of such Restricted Payment, various acquisitions or dispositions of assets in the relevant period and, in each case, the application of proceeds thereof.

“Rating Agencies” means Standard & Poor’s Rating Services and Moody’s Investors Services, Inc.

“Ratings Reaffirmation” means a reaffirmation by each of the Rating Agencies of their original or then current credit ratings (as applicable) of any of the senior debt securities outstanding, giving effect to the transaction giving rise to such request for such reaffirmation.

“Restricted Payments” means, collectively, (i) distributions including payments of dividends or redemptions or repurchases of ownership interests in our company; (ii) payments of principal, interest or premium, if any, on and any repurchases of any Subordinated Parent Borrowings or other subordinated Indebtedness we may issue (including to an affiliate); and (iii) investments made by us or any Subsidiary in any partnership, joint venture

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or other entity which is not a Subsidiary.  Restricted Payments do not include payments in respect of the Subordinated CIPS Note, repayments of Non-utility Money Pool Borrowings and advances made by us pursuant to the terms of a valid Committed Unit Contribution Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt Service” means, with respect to any person for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness of such person for such period including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest, (C) the interest portion of any deferred payment obligation and (D) payments in the nature of interest under lease obligations of such person scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated CIPS Note), and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of such person, including payments in the nature of principal under lease obligations, in each case scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated CIPS Note).

“Senior Debt Service Coverage Ratio” for any period means, the ratio of (i) Cash Flow Available for Senior Debt for such period to (ii) Senior Debt Service for such period.

“Senior Debt to Capital Ratio” means, with respect to any person, the ratio as of the most recent fiscal quarter for which financial statements have been delivered to the trustee of (i) the aggregate principal amount of senior Indebtedness of that person then outstanding to (ii) Total Capitalization.

“Senior Indebtedness” means, all our Indebtedness, exclusive of Indebtedness which is by its terms subordinated in right of payment to any of our other Indebtedness, including, but not limited to, the Subordinated CIPS Note and Subordinated Parent Borrowings.

“Subordinated CIPS Note” means the subordinated note issued by us to CIPS in the initial amount of $552 million in connection with the acquisition of our coal plants in 2000 and, provided that there is no increase in the principal amount thereof, any refinancing or extension thereof.

“Subordinated Parent Borrowings” means borrowings by us from a Parent, provided that such borrowings are subordinated on terms substantially similar to the terms of subordination set forth in the Indenture.

“Subsidiary” means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by us.

“Total Capitalization” means, with respect to any person, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of that person, (ii) preferred stock and preferred securities of that person, (iii) additional paid in capital or analogous interests of that person, (iv) retained earnings of that person and (v) the aggregate principal amount of Indebtedness (including all intercompany notes) of that person then outstanding.

Events of Default

The following constitute Events of Default under the Indenture:

(i)            our default in the payment of all or any part of the principal of, or premium, if any, on, any of the senior debt securities issued under the Indenture as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; or

(ii)           our default in the payment of any installment of interest upon any of the senior debt securities

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issued under the Indenture as and when the same shall become due and payable, and continuance of such default for a period of five days; or

(iii)          an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of our company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of, and interest on which, does not individually, or in the aggregate, exceed $25 million; or

(iv)          our failure to perform or observe any covenant or agreement (while such covenant or agreement is effective) set forth under “—Certain Covenants” and “—Covenants That May Be Terminated” above and such failure shall continue uncured for more than thirty (30) days after we have actual knowledge of such failure; or

(v)           our failure to perform or observe any of our covenants or agreements contained in any other provision of the Indenture and such failure shall continue uncured for more than thirty (30) days after we have actual knowledge of such failure; provided, that if we commence efforts to cure such default within such thirty (30)-day period and are diligently attempting to cure such default, we may continue to effect such cure of the default (and such default shall not be deemed an “Event of Default” under the Indenture) for an additional sixty (60) days so long as we certify to the trustee that no other Event of Default has occurred and is continuing and we are diligently pursuing such cure; or

(vi)          one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $25,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings; or

(vii)         specified events of bankruptcy, insolvency or reorganization involving our company or a Subsidiary; or

(viii)        one or more payments aggregating $25 million or more due to us under the terms of the Amended and Restated Power Supply Agreement dated as of March 28, 2008 between us and Marketing Company (or any successor long-term agreement between us and Marketing Company (or any successor that is a subsidiary of Ameren Corporation) for the sale of more than 50% of the capacity and energy of the Existing Generating Assets) are not made within 60 days of the date they are due.

If an Event of Default (other than an Event of Default based on an event of our bankruptcy, insolvency or reorganization) occurs and is continuing, either the trustee or the Holders of not less than 25% in aggregate principal amount of the senior debt securities outstanding under the Indenture may, by written notice to us (and to the trustee if given by Holders), declare the principal of and accrued interest on all senior debt securities outstanding under the Indenture to be immediately due and payable, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the Holders of a majority in aggregate principal amount of senior debt securities then outstanding under the Indenture.  If an Event of Default due to our bankruptcy, insolvency or reorganization occurs, all unpaid principal, premium, if any, and interest in respect of the senior debt securities issued under the Indenture will automatically become due and payable without any declaration or other act on the part of the trustee or any Holder.  The occurrence of an event described in paragraph (vii) of this section with respect to a Subsidiary shall not constitute an Event of Default if (x) the creditors of such Subsidiary have no recourse to our company or (y) such subsidiary is not a “significant subsidiary” as defined in Regulation S-X under the Securities Act.

The Holders of a majority in principal amount of the senior debt securities then outstanding under the

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Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the Holders will have offered to the trustee reasonable indemnity satisfactory to it against expenses and liabilities.

Modification

Indenture and Supplemental Indentures

With the consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities of all series at the time outstanding considered as one class, we and the trustee may modify the Indenture or any indentures supplemental thereto or the rights of the Holders of the senior debt securities; provided, that if there are senior debt securities of more than one series outstanding and if a proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of all series so directly affected, considered as one class, will be required; provided, further, that no such supplemental indenture shall

•      change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Holder to institute suit for the payment thereof, in each case without the consent of the Holder of each note so affected, or

•      without the consent of the Holders of all senior debt securities then outstanding, reduce the percentage of senior debt securities, the consent of the Holders of which is required for any such modification, or the percentage of senior debt securities, the consent of the Holders of which is required for any waiver provided for in the Indenture.

We and the trustee without the consent of any Holder may amend the Indenture and the senior debt securities for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which we and the trustee may determine is not inconsistent with the Indenture and the senior debt securities and will not adversely affect the interests of any Holder.

Committed Unit Contribution Agreement

Under the Indenture, except with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture, and except to add additional units, we may not amend, modify, terminate or consent to the amendment, modification or termination of the Committed Unit Contribution Agreement.

Subordinated CIPS Note

Under the Indenture, except with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture, we may not amend, modify, terminate or consent to the amendment, modification or termination of the Subordinated CIPS Note.  Under the Indenture, notwithstanding the foregoing, we may prepay or otherwise reduce in principal amount, in whole or in part, the Subordinated CIPS Note under one or more of the following conditions:

•      upon the assumption of the obligations and liabilities of CIPS under up to $182 million of tax-exempt pollution control loan obligations, in which case the Subordinated CIPS Note shall be reduced by the outstanding principal amount of those pollution control loan obligations assumed by us;

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•      upon exchange (and use of proceeds from that exchange) for debt or equity securities with terms at least as subordinate as the Subordinated CIPS Note; or

•      with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture and the approvals required under the terms of any other Senior Indebtedness.

We have entered into an agreement with Resources under which, in the event that upon maturity, the Subordinated CIPS Note has not been paid in full or refinanced with other subordinated intercompany indebtedness with substantially similar terms of subordination, then Resources will assume our obligations under the Subordinated CIPS Note (subject to any required regulatory approval), with no further liability to us, or contribute sufficient funds to us as equity or subordinated debt to enable us to pay in full the remaining balance of the Subordinated CIPS Note at maturity.  Under the Indenture, except with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture, we may not amend, modify, terminate or consent to the amendment, modification or termination of this agreement with Resources.

Defeasance and Covenant Defeasance

Defeasance

The Indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of the senior debt securities, on the 123rd day after the deposit referred to below has been made, and the provisions of the Indenture will cease to be applicable with respect to the senior debt securities (except for, among other matters, certain obligations to register the transfer of or exchange of the senior debt securities, to replace apparently mutilated, defaced, destroyed, lost or stolen senior debt securities, to maintain paying agencies and to hold funds for payment in trust) if:

(i)            we have deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the Indenture) that, through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the senior debt securities, at the time such payments are due in accordance with the terms of the Indenture;

(ii)           we have delivered to the trustee (a) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under the defeasance provisions of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture and (b) an opinion of counsel to the effect that the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(iii)          immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, will have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

(iv)          if at such time the senior debt securities are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the senior debt securities will not be

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delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

The Indenture further provides that the provisions of the Indenture will cease to be applicable with respect to:

•      the covenants described under “—Certain Covenants” and “—Covenants That May Be Terminated” described above and

•      clause (v) under “—Events of Default” with respect to such covenants and clauses (iii) and (vi) under “—Events of Default” upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the senior debt securities, the satisfaction of the conditions described in clauses (ii)(b), (iii) and (iv) under “—Defeasance and Covenant Defeasance—Defeasance” above and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the Holders of the senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

If we exercise our option to omit compliance with certain covenants and provisions of the Indenture with respect to the senior debt securities as described in the immediately preceding paragraph and the senior debt securities are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities, at the time of their stated maturity, but may not be sufficient to pay amounts due on the senior debt securities at the time of acceleration resulting from such Event of Default.  We will remain liable for such payments.

Book-Entry; Delivery and Form

General

Each series of senior debt securities offered by this prospectus may be issued in the form of one or more Global Notes representing all or a part of that series of senior debt securities, which will be deposited with the trustee, as custodian for DTC, registered in the name of DTC or its nominee (unless otherwise provided in a prospectus supplement).

Except in the limited circumstances described under “—Certificated senior debt securities” below, beneficial interests in the Global Note will only be recorded by book-entry and owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of certificates representing any series of senior debt securities.

Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

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Global Notes

Unless otherwise provided in a prospectus supplement, DTC will act as securities depository for the senior debt securities.  The senior debt securities will be issued as fully registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records.  The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture.  Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC.  If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

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Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee on the payment date in accordance with their respective holdings shown on DTC’s records.  Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal, interest payments, premium, if any, and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustee, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Certificated senior debt securities

If (i) DTC or any successor depository notifies us or the trustee that it is unwilling or unable to continue as a depository for the Global Note or ceases to be a “clearing agency” registered under the Exchange Act and a successor depository is not appointed by us within 90 days of such notice, (ii) an Event of Default under the Indenture or the senior debt securities has occurred and is continuing and payment of principal and interest has been accelerated or (iii) we decide, at our option, to discontinue use of the book-entry system through DTC, we will issue certificates for the senior debt securities in definitive registered form in exchange for the Global Note.  The Holder of a certificated definitive registered note may transfer such Note by surrendering it at the office or agency maintained by us for such purpose in St. Louis, Missouri, which initially will be the office of the trustee.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture.

Governing Law

The Indenture, any indentures supplemental thereto and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the senior debt securities:

•      through underwriters or dealers;

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•      directly;

•      through agents; or

•      through any combination of the above.

The applicable prospectus supplement will set forth the terms under which the senior debt securities are offered, including the name or names of any underwriters, the respective amounts underwritten, the purchase price of the senior debt securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The senior debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms.  The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular senior debt securities together with the members of the underwriting syndicate, if any.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular senior debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the senior debt securities being offered if any are purchased.

We may sell the senior debt securities directly or through agents we designate from time to time.  The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the senior debt securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Senior debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the senior debt securities remarketed thereby.

Any underwriters, dealers or agents participating in the distribution of the senior debt securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the senior debt securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities.  Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise specified in a prospectus supplement, the senior debt securities will not be listed on a national securities exchange.

We may enter into derivative transactions with third parties, or sell senior debt securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell senior debt securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may

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use senior debt securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use senior debt securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary, and Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, will pass upon the validity of the offered senior debt securities for us.  As of September 30, 2008, Mr. Sullivan owned approximately 7,854 shares of Ameren’s common stock.  In addition, as of that date, Mr. Sullivan owned approximately 5,401 restricted shares of Ameren’s common stock and approximately 47,877 performance share units, none of which are fully vested.  Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass upon the validity of the offered senior debt securities for any underwriters, dealers, purchasers or agents.  Pillsbury Winthrop Shaw Pittman LLP represents us from time to time in connection with various matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Ameren Energy Generating Company for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

CENTRAL ILLINOIS LIGHT COMPANY

Senior Secured Debt Securities
First Mortgage Bonds

Senior Unsecured Debt Securities
Preferred Stock

Central Illinois Light Company may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time.  This prospectus provides you with a general description of these securities.  We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the supplements carefully before investing.  This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our principal executive offices are located at 300 Liberty Street, Peoria, Illinois 61602 and our telephone number is (309) 677-5271.

Investing in our securities involves risks.  Before buying our securities, you should refer to the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission.  See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer these securities directly or through underwriters, agents or dealers.  Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.  See “Plan of Distribution.”

The date of this prospectus is November 17, 2008.

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CENTRAL ILLINOIS LIGHT COMPANY

Central Illinois Light Company, or CILCO, also known as AmerenCILCO, is a subsidiary of CILCORP, Inc. (“CILCORP”).  CILCORP is an Ameren Corporation (“Ameren”) subsidiary that operates as a holding company for CILCO and various non-rate-regulated subsidiaries.  Ameren, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission.  CILCO operates a rate-regulated electric transmission and distribution business, a non-rate-regulated electric generation business and a rate-regulated natural gas transmission and distribution business in Illinois.  At December 31, 2007, CILCO supplied electric and gas utility service to portions of central and east central Illinois in areas of 3,700 and 4,500 square miles, respectively, with an estimated population of 1 million.  At December 31, 2007, CILCO supplied electric service to 210,000 customers and natural gas service to 213,000 customers.  At December 31, 2007, AmerenEnergy Resources Generating Company (“AERG”), a non-rate-regulated wholly owned subsidiary of CILCO, owned 1,074 megawatts of coal fired electric generating capacity and 55 megawatts of natural gas and oil-fired electric generating capacity.

Our principal executive offices are located at 300 Liberty Street, Peoria, Illinois 61602 and our telephone number is (309) 677-5271.

In this prospectus, “CILCO,” “we,” “us” and “our” refer to Central Illinois Light Company and, unless the context otherwise indicates, do not include our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933.  This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, information statements and other information with the SEC.  You may read and copy the registration statement and any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically.  The documents can be found by searching the EDGAR archives of the SEC electronically.

The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care.  Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus.  We incorporate by reference the following documents previously filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2007;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•                  our Current Reports on Form 8-K filed on March 28, 2008, April 1, 2008, July 29, 2008, September 19, 2008 and September 26, 2008.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the

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extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:

Central Illinois Light Company
c/o Ameren Corporation
Attention:  Secretary’s Department
P.O. Box 66149
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222

Copies of these filings are also available from Ameren’s website at http://www.ameren.com.  We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference.  Our business, financial position, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration, or continuous offering, process.  Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time.  We may offer any of the following securities: senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock (collectively, the “securities”).

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  The registration statement we have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus.  You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in the securities involves certain risks.  You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.  Although we have tried to discuss material risk factors, please be aware that other risks may prove to be important in the future.  New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.  The prospectus supplement

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applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.  Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED

FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,						Nine Months Ended September 30,
	2003	2004	2005	2006	2007		2008
							(unaudited)
Consolidated ratio of earnings to fixed charges	2.76	3.33	3.98	3.99	5.19	(1)	7.06	(1)

(1) Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.

Our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2008
						(unaudited)
Consolidated ratio of earnings to combined fixed charges and preferred stock dividend requirements	2.34	2.90	3.26	3.55	4.70	6.35	(1)

(1) Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.

For the purposes of both these computations:

•                  earnings consist of net income from continuing operations plus fixed charges and income taxes;

•                  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses and estimated interest costs within rental expense; and

•                  preferred stock dividends are computed by dividing the preferred dividend requirement by 100% minus the effective income tax rate.

USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

•                  to finance our ongoing construction and maintenance programs;

•                  to redeem, repurchase, repay or retire outstanding indebtedness; and

•                  for other general corporate purposes.

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The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” which are not based on historical facts, are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed.  Although such “forward-looking” statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved.  These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated.  The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” including the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, could cause actual results to differ materially from management expectations as suggested by such “forward-looking” statements:

•                  regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the September 24, 2008 Illinois Commerce Commission order in the CILCO rate proceeding or future legislative actions that seek to limit or reverse rate increases;

•                  uncertainty as to the effect of implementation of the Illinois electric settlement agreement on CILCO and AERG, including implementation of a new power procurement process in Illinois that began in 2008;

•                  changes in laws and other governmental actions, including monetary and fiscal policies;

•                  changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers;

•                  enactment of legislation taxing electric generators, in Illinois or elsewhere;

•                  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•                  the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•                  the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•                  the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•                  prices for power in the Midwest, including forward prices;

•                  business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products

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•                  disruptions of the capital markets or other events that make Ameren’s or CILCO’s access to necessary capital, including short-term credit, more difficult or costly;

•                  our assessment of our liquidity;

•                  the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

•                  actions of credit rating agencies and the effects of such actions;

•                  weather conditions and other natural phenomena;

•                  the impact of system outages caused by severe weather conditions or other events;

•                  generation plant construction, installation and performance;

•                  the effects of strategic initiatives, including acquisitions and divestitures;

•                  the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

•                  labor disputes, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•                  the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;

•                  the cost and availability of transmission capacity for the energy generated by AERG’s facilities or required to satisfy energy sales made by CILCO and AERG;

•                  legal and administrative proceedings; and

•                  acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

General

The senior secured debt securities will be issued under, and secured by, our senior secured indenture dated as of June 1, 2006, as amended or supplemented, which we refer to collectively as the “senior secured indenture,” between The Bank of New York Mellon Trust Company, N.A., as senior secured trustee, and us.  The senior secured indenture and the form of supplemental indenture or other instrument establishing the senior secured debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part.  The senior secured indenture will be qualified under the Trust Indenture Act of 1939.  The senior secured debt securities of all series that may be issued under the senior secured indenture are referred to under this caption as “senior secured debt securities.”  The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior secured indenture.

Security; Release Date

Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our first mortgage bonds, which we refer to as the “senior note mortgage bonds,” issued and delivered by us to the senior secured trustee.  On the date of original issuance of a series of senior secured debt securities before the release date, we will simultaneously issue and deliver to the senior secured trustee under the senior secured indenture, as security for all the senior secured debt securities being issued, a corresponding series of senior note mortgage bonds.  Each series of senior note mortgage bonds will have the same interest rate, interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount as the series of such senior secured debt securities to which they relate.  These senior note mortgage bonds will secure the related series of senior secured debt securities.  Until the release date, the senior secured debt securities will be secured ratably with our first mortgage bonds in the collateral pledged to secure such bonds.

Payment by us to the senior secured trustee of principal of, premium, if any, and interest on each series of senior note mortgage bonds will be applied by the senior secured trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on the related series of senior secured debt securities.  As provided in the supplemental indenture to the first mortgage indenture relating to the senior note mortgage bonds, our obligations to make payments with respect to the principal of, premium, if any, and interest on each series of senior note mortgage bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium, if any, and interest on the related series of senior secured debt securities, shall have been fully or partially paid or there shall have been deposited with the senior secured trustee pursuant to the senior secured indenture sufficient available funds to fully or partially pay the then due principal or, premium, if any, and interest on the related series of senior secured debt securities.

The release date will be the date that all of our first mortgage bonds issued and outstanding under the first mortgage indenture, other than the senior note mortgage bonds, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those first mortgage bonds deemed to be paid within the meaning of the first mortgage indenture.  On the release date, the senior secured trustee will deliver to us for cancellation all the senior note mortgage bonds and, not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date.  As a result, on the release date, the senior note mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding, unless otherwise secured as described in this prospectus or any prospectus supplement.  If any event of default under the senior secured indenture or the first mortgage indenture has occurred and is continuing on the date that the release date would otherwise occur, the release date will be postponed until the event of default has been cured.

Until the release date, the senior secured debt securities will rank equally as to security with all of our other current and future secured debt issued and outstanding under the first mortgage indenture, will be effectively senior

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to any of our current and future senior debt (as to the collateral pledged) and will rank senior in right of payment to any of our current and future subordinated debt.

Each series of senior note mortgage bonds will be a series of our first mortgage bonds, all of which are secured by a lien on certain property we own, as described under “Description of Senior Note Mortgage Bonds and First Mortgage Indenture—Priority and Security.”  Upon the payment or cancellation of any outstanding senior secured debt securities, the senior secured trustee shall surrender to us for cancellation an equal principal amount of the related series of senior note mortgage bonds securing such senior secured debt securities.  We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of senior note mortgage bonds held by the senior secured trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding.  Prior to the release date, we may continue to issue first mortgage bonds under the first mortgage indenture and such first mortgage bonds may not be subject to release provisions.  Following the release date, we have agreed to cause the first mortgage indenture to be discharged and we have agreed not to issue any additional first mortgage bonds under the first mortgage indenture.  While we have agreed to be precluded after the release date from issuing additional first mortgage bonds under the first mortgage indenture, we have not agreed to be precluded under the senior secured indenture from issuing or assuming other secured debt, or incurring liens on our property, except to the extent indicated under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Lease-Back Transactions,” and except as may otherwise be indicated in the applicable prospectus supplement.  The senior secured debt securities can become secured by certain of our property from and after the release date as explained below under “—Certain Covenants—Limitation on Liens.”

Issuance of Senior Secured Debt Securities

The senior secured indenture provides that senior secured debt securities may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the senior secured indenture cannot exceed the principal amount of first mortgage bonds then held by the senior secured trustee under the senior secured indenture.

The prospectus supplement applicable to each issuance of senior secured debt securities will specify:

•                  the designation and any limitation on aggregate principal amount of the senior secured debt securities;

•                  the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

•                  the interest rate or rates, or method of calculation of such rate or rates, for the senior secured debt securities, and the date from which interest shall accrue;

•                  the dates on which interest will be payable;

•                  the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

•                  the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•                  if prior to the release date, the designation of the related series of senior note mortgage bonds being delivered to the senior secured trustee in connection with the issuance of the senior secured debt securities; and

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•                  any other terms of the senior secured debt securities not inconsistent with the senior secured indenture.

Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

There is no requirement under the senior secured indenture that our future issuances of senior unsecured debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other senior unsecured debt securities, including as described in this prospectus under “Description of Senior Unsecured Debt Securities.”

The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates.  We need not issue all senior secured debt securities of one series at the same time and we may reopen a series without the consent of the holders of the senior secured debt securities of that series, for issuances of additional senior secured debt securities of that series.

There are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, which we refer to as “DTC,” and deposited with, or on behalf of, the depository.  Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holder thereof under the senior secured indenture.

Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Unless otherwise indicated in the applicable prospectus supplement, senior secured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior secured trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture.  Such transfer or exchange will be effected upon the senior secured trustee and us being satisfied with the documents of title and indemnity of the person making the request.

In the event of any redemption of senior secured debt securities of any series, the senior secured trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

Principal of and interest and premium, if any, on senior secured debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

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Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the senior secured debt securities maintained by the senior secured trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.  Unless otherwise indicated in the applicable prospectus supplement, the principal of, and interest at maturity and premium, if any, on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured trustee or at the authorized office of any paying agent upon presentation and surrender of such senior secured debt securities.

All monies we pay to the senior secured trustee for the payment of principal of, and interest or premium, if any, on, any senior secured debt security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security will thereafter look only to us for payment thereof.

In any case where the date of maturity of the principal of or any premium or interest on any senior secured debt security or the date fixed for redemption of any senior secured debt security is not a Business Day (as defined herein), then payment of that principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal or premium of the senior secured debt security is stated to be payable to such next succeeding Business Day.

Redemption Provisions

Any terms for the optional or mandatory redemption of the senior secured debt securities will be indicated in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured trustee in such manner as it shall deem appropriate and fair.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.

Events of Default

The following constitute events of default under the senior secured indenture with respect to the senior secured debt securities:

•                  default in the payment of principal of and premium, if any, on any senior secured debt securities when due and payable;

•                  default in the payment of interest on any senior secured debt securities when due and payable which continues for 60 days;

•                  default in the performance or breach of any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 60 days after written notice thereof to us by the senior secured trustee or to the senior secured trustee and us by the holders of at least

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25% in aggregate principal amount of the outstanding senior secured debt securities is given;

•                  prior to the release date, the occurrence of a default as defined in the first mortgage indenture; provided, however, that the waiver or cure of such default under the first mortgage indenture and the rescission and annulment of the consequences thereof under the first mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

•                  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior secured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

If an event of default under the senior secured indenture occurs and is continuing, either the senior secured trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately.  Upon such acceleration of the senior secured debt securities, the senior note mortgage bonds and other first mortgage bonds securing senior secured debt securities shall be immediately redeemable upon demand of the senior secured trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date.  At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior note mortgage bonds and other first mortgage bonds securing senior secured debt securities has not occurred, if we pay or deposit with the senior secured trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and any amounts due to the senior secured trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

The senior secured indenture provides that the senior secured trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured trustee reasonable security or indemnity satisfactory to it.  Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured trustee, or of exercising any trust or power conferred on the senior secured trustee.  The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities.  The senior secured indenture provides that no holder of senior secured debt securities may institute any action against us under the senior secured indenture unless such holder previously shall have given to the senior secured trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured trustee to institute such action and shall have offered the senior secured trustee reasonable indemnity satisfactory to it, and the senior secured trustee shall not have instituted such action within 60 days of such request.  Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

Notwithstanding that the right of a holder of senior secured debt securities to institute a proceeding with respect to the senior secured indenture is subject to certain conditions precedent, each holder of senior secured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior secured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

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The senior secured indenture provides that the senior secured trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior secured debt securities, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior secured debt securities, the senior secured trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so.  We are required to deliver to the senior secured trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.

Modification

The senior secured trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

•                  change the maturity date of any senior secured debt security;

•                  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

•                  reduce the principal amount of, or premium payable on, any senior secured debt security;

•                  change the coin or currency of any payment of principal of, or any premium or interest on, any senior secured debt security;

•                  change the date on which any senior secured debt security may be redeemed at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior secured debt security;

•                  impair the interest of the senior secured trustee in any series of first mortgage bonds securing the senior secured debt securities held by it or, prior to the release date, reduce the principal amount of any series of first mortgage bonds securing the senior secured debt securities to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those first mortgage bonds in a manner adverse to the holders of the senior secured debt security; or

•                  modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

The senior secured trustee and we may modify and amend the senior secured indenture without the consent of the holders in certain cases, including:

•                  to change or eliminate any of the provisions of the senior secured indenture, provided that any such change or elimination shall become effective only when there is no outstanding senior secured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior secured debt securities issued after the effective date of such change or elimination;

•                  to establish the form of the senior secured debt securities of any series as permitted by the senior secured indenture or to establish or reflect any terms of the senior secured debt securities of any series as determined by the senior secured indenture;

•                  to evidence the succession of another corporation to us as permitted by the senior secured indenture, and the assumption by any successor of our covenants in the senior secured indenture and in the senior secured

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debt securities;

•                  to grant or confer upon the senior secured trustee for the benefit of the holders of one or more series of senior secured debt securities any additional rights, remedies, powers or authority;

•                  to permit the senior secured trustee to comply with any duties imposed upon it by law;

•                  to specify further the duties and responsibilities of, and to define further the relationships among, the senior secured trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the senior secured indenture;

•                  to add to our covenants for the benefit of the holders of one or more series of senior secured debt securities or to surrender a right conferred on us in the senior secured indenture;

•                  to add further security for the senior secured debt securities;

•                  to add an event of default with respect to one or more series of senior secured debt securities;

•                  to add provisions permitting us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Lease-Back Transactions” and “—Consolidation, Merger and Sale or Disposition of Assets,” upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under “—Defeasance and Discharge,” except that the opinion of tax counsel referred to in that section need not be based upon an external tax pronouncement;

•                  to comply with our obligations with respect to limitations on liens in the senior secured indenture;

•                  to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

•                  to make any other change that is not prejudicial to the holders of senior secured debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture, or any supplemental indenture which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss

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for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture.  Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, and interest and any premium on, the senior secured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless:

•                  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

•                  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

•                  if such consolidation, merger, sale or disposition occurs prior to the release date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by a supplemental indenture to the first mortgage indenture our obligations under the first mortgage indenture with respect to the senior note mortgage bonds and other first mortgage bonds securing senior secured debt securities.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture.  For purposes of the senior secured indenture, the conveyance or other transfer by us of:

•                  all of our facilities for the transmission of electric energy; or

•                  all of our facilities for the distribution of natural gas; or

•                  the common stock we hold of our subsidiary, AmerenEnergy Resources Generating Company;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

Limitation on Liens

The senior secured indenture provides, so long as any senior secured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined herein) that is secured by any mortgage, security interest, pledge, lien or other encumbrance (“Lien”) of or upon any of our Operating Property (as defined herein), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

The foregoing restriction will not apply to:

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(1)                                  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

(2)                                  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

(3)                                  Liens on Operating Property to secure all or part of the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(4)                                  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

(5)                                  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions”), does not exceed 15% of Capitalization (as defined herein).

Limitation on Sale and Lease-Back Transactions

The senior secured indenture provides that so long as any senior secured debt securities are outstanding, we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined herein) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of (i) the completion of the acquisition and (ii) the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved.  This restriction will not apply if:

(1)                                  we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under “—Limitation on Liens” to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

(2)                                  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the

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provisions described in the second sentence of the second paragraph under “—Limitation on Liens,” at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

(3)                                  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Certain Definitions

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the senior secured trustee is located, are obligated or authorized by law or executive order to close.

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet:

(1)                                  liabilities for Debt (excluding debt relating to any securitization transaction authorized by an order of the Illinois Commerce Commission pursuant to state legislation authorizing such securitization) maturing more than twelve (12) months from the date of determination; and

(2)                                  common stock, preferred stock or other preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

“Debt” means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

“Operating Property” means:

(1)                                  any interest in real property owned by us; and

(2)                                  any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States, or GAAP, excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP (except for a lease that results from a Sale and Lease-Back Transaction).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount

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equal to the greater of:

(1)                                  the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; and

(2)                                  the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee

The senior secured trustee, as the holder of the senior note mortgage bonds, will attend any meeting of bondholders under the first mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent.  So long as no event of default under the senior secured indenture shall have occurred or be continuing, the senior secured trustee shall vote all senior note mortgage bonds (and other first mortgage bonds securing senior secured debt securities) then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the first mortgage indenture, the holders of which are eligible to vote or consent; provided, however, that the senior secured trustee shall not so vote in favor of, or so consent to, any amendment or modification of the first mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under “—Modification,” without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.

Resignation or Removal of Senior Secured Trustee

The senior secured trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.  The senior secured trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities.  In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured trustee, and appointment of a successor trustee.

Concerning the Senior Secured Trustee

We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.  The senior secured indenture provides that our obligations to compensate the senior secured trustee and reimburse the senior secured trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the senior secured trustee as such.

Governing Law

The senior secured indenture and senior secured debt securities will be governed by New York law.

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DESCRIPTION OF FIRST MORTGAGE BONDS AND FIRST MORTGAGE INDENTURE

General

Each series of senior note mortgage bonds will be a series of first mortgage bonds issued under our Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, with Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as mortgage trustee, as amended, supplemented, and assumed by the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1933, between us and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as mortgage trustee, as supplemented, modified or amended, which we collectively refer to as the “first mortgage indenture.”  The following summaries of certain provisions of the first mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the first mortgage indenture which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated into this prospectus by reference.

The first mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder.  We refer to first mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as senior note mortgage bonds.

The prospectus supplement applicable to each series of first mortgage bonds, other than senior note mortgage bonds, will specify, among other things:

•                  the designation of such first mortgage bonds;

•                  the date or dates on which the principal of such first mortgage bonds is payable;

•                  the interest rate or rates for such first mortgage bonds and the date or dates from which interest shall accrue;

•                  the dates on which interest will be payable;

•                  the record dates for payments of interest;

•                  the option, if any, for us to redeem such first mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such first mortgage bonds may be redeemed;

•                  our obligation, if any, to redeem or purchase such first mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such first mortgage bonds will be redeemed; and

•                  any other terms not inconsistent with the provisions of the first mortgage indenture.

Unless otherwise indicated in the applicable prospectus supplement, first mortgage bonds will be issued in denominations of $1,000 and integral multiples thereof.

The senior note mortgage bonds will correspond to the corresponding series of senior secured debt securities in respect of principal amount, interest rate, maturity date and redemption provisions.  Upon payment of the principal of or premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities will, to the extent of such payment of principal, premium or interest, be deemed fully paid and our obligation to make such payment shall be discharged.

Principal of and interest and premium, if any, on first mortgage bonds, issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

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Redemption Provisions

The senior note mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities.  The senior note mortgage bonds will not be entitled to any covenant providing for the retirement or amortization of senior note mortgage bonds outstanding or for the certification of expenditures for bondable property in lieu of such retirement.

In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior note mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured trustee, and surrender thereof to the mortgage corporate trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, other than senior note mortgage bonds, each series of first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not receive or be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders thereof under the first mortgage indenture.

First mortgage bonds may be exchanged for other first mortgage bonds of any authorized denominations of a like aggregate principal amount and tenor.  Subject to the terms of the first mortgage indenture and any limitations applicable to global securities, first mortgage bonds may be transferred without charge to the holders thereof other than for applicable governmental taxes.  Notwithstanding the foregoing, we will not be required to transfer or exchange any first mortgage bonds during a period beginning at the opening of business 15 days before any selection of first mortgage bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or that is called or being called for redemption except, in the case of any first mortgage bond to be redeemed in part, the portion thereof not to be so redeemed.

The senior note mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured trustee.  The senior secured indenture provides that the senior secured trustee shall not transfer any senior note mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us.  The senior secured trustee shall generally vote the senior note mortgage bonds proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding, as described under “Description of Senior Secured Debt Securities—Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee.”

Priority and Security

The first mortgage bonds, including the senior note mortgage bonds, will be issued under and secured by the first mortgage indenture which, in the opinion of Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, is a direct first lien on substantially all of our fixed property and franchises, used and useful in our public utility business, subject only to excepted encumbrances as defined in the first mortgage indenture.

The first mortgage indenture permits the acquisition of property subject to prior liens existing at the time of acquisition, but provides that no first mortgage bonds may be authenticated nor funded cash be withdrawn nor funded property be released upon the basis of any property additions subject to prior liens unless money is deposited for the purchase, payment or redemption of the prior lien bonds secured by such prior liens.

Under the first mortgage indenture, first mortgage bonds issued upon the basis of specially classified

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properties (i.e., properties other than electric, gas or steam properties, or property additions not located in Illinois and not connected with our system), and certain other items, shall not exceed 15% of the principal amount of first mortgage bonds outstanding under the first mortgage indenture.

Issuance of Additional First Mortgage Bonds

The first mortgage indenture permits the issuance of additional first mortgage bonds (a) to the extent of 60% of the cost or then fair value to us, whichever is less, of unfunded property additions (as defined in the first mortgage indenture), (b) upon the retirement of first mortgage bonds previously issued under the first mortgage indenture, or (c) upon the deposit of cash equal to the principal amount of first mortgage bonds requested.  Deposited cash may be withdrawn in lieu of the authentication of first mortgage bonds to which we would otherwise be entitled or against 60% of unfunded property additions certified to the mortgage trustee or against the deposit of first mortgage bonds or may be applied to the purchase or redemption of first mortgage bonds.

Additional first mortgage bonds may not be authenticated as described in clause (a) or (c) above (or under certain circumstances as described in clause (b) above) unless net earnings (as defined in the first mortgage indenture) for 12 consecutive months within the 15 preceding calendar months shall have been at least equal to twice the annual interest requirements on, or at least 12% of the principal amount of, all first mortgage bonds outstanding, including those proposed to be authenticated, and all outstanding prior lien indebtedness.  Net earnings are computed before charges for renewals, replacements and depreciation but after deducting the amount by which 15% of the gross operating revenues during such period exceeds the amount expended for current repairs and maintenance.  The aggregate cost of electric energy, gas and steam purchased for resale is deducted in computing gross operating revenues.

Maintenance Provisions

The first mortgage indenture provides for the annual deposit with the mortgage trustee of cash or first mortgage bonds (or in lieu thereof, the certification of unfunded property additions) equal to the amount, if any, by which 15% of the gross earnings (as defined in the first mortgage indenture) during the preceding calendar year exceeds the aggregate amounts expended during such period for repairs, maintenance and replacements.  The aggregate cost of electric energy, gas and steam purchased for resale is deducted in computing gross earnings.  A credit balance established in any year may be carried forward and utilized to meet the requirements during a later period or to effect the withdrawal of deposited cash or bonds or to unfunded property additions previously certified.

Release and Substitution of Property

The first mortgage indenture provides that, subject to various limitations, property may be released from the lien thereof, whether or not sold or otherwise disposed of by us, upon the basis of cash deposited with the mortgage trustee, purchase money obligations or first mortgage bonds delivered to the mortgage trustee, prior lien bonds delivered to the mortgage trustee or reduced or assumed, or unfunded property additions certified to the mortgage trustee.

The first mortgage indenture permits the cash proceeds of released property to be withdrawn against unfunded property additions certified to the mortgage trustee or against the deposit of first mortgage bonds or the deposit or reduction of prior lien bonds or to be applied to the purchase or redemption of first mortgage bonds.

Regarding the Mortgage Trustee

Deutsche Bank Trust Company Americas is the mortgage trustee under the first mortgage indenture.  In the ordinary course of its business, Deutsche Bank Trust Company Americas and its affiliates have engaged in commercial banking or investment banking transactions with us and certain of our affiliates.

Enforcement Provisions

The first mortgage indenture provides that, upon the occurrence of certain events of default, the mortgage

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trustee or the holders of 20% in principal amount of outstanding first mortgage bonds may declare the principal of all outstanding first mortgage bonds immediately due and payable, but that, upon the curing of any such default, the holders of a majority in principal amount of outstanding first mortgage bonds may annul such declaration and its consequences.

The holders of a majority in principal amount of outstanding first mortgage bonds may direct the method and place of conducting any proceeding for the enforcement of the first mortgage indenture.  No holder of any first mortgage bond has any right to institute any proceeding to enforce the first mortgage indenture or any remedy thereunder, unless such holder shall have previously given to the mortgage trustee written notice of a default and the holders of 20% in principal amount of outstanding first mortgage bonds shall have requested the mortgage trustee to take action and offered to the mortgage trustee indemnity against costs, expenses and liabilities.  The mortgage trustee is required to take notice of or to take action in respect of any default or otherwise, or toward the execution or enforcement of any of the trusts created under the first mortgage indenture, or to institute, appear in or defend any suit or other proceedings in connection therewith, only if requested in writing by the holders of a majority in principal amount of the first mortgage bonds then outstanding and if properly indemnified to its satisfaction.

Modification of the First Mortgage Indenture

The first mortgage indenture currently provides for the amendment or modification thereof in only limited respects, none of which may have an adverse effect upon holders of then outstanding first mortgage bonds.  We have reserved the right, without any consent or other action by holders of any senior note mortgage bonds, or any subsequent series of first mortgage bonds, to amend the first mortgage indenture to provide that the first mortgage indenture, our rights and obligations and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the first mortgage bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any first mortgage bond, without the consent of the holder of each first mortgage bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the first mortgage indenture, without the consent of the holders of all first mortgage bonds then outstanding, or (3) reduce the above percentage of the principal amount of first mortgage bonds, the holders of which are required to approve any such modification, without the consent of the holders of all first mortgage bonds then outstanding.

Defaults and Notice Thereof

The following events are defined as “completed defaults” by the first mortgage indenture:

•                  default in the payment of principal;

•                  default for 90 days in the payment of interest;

•                  default in the payment of principal or interest on prior lien bonds;

•                  default in the covenants with respect to bankruptcy, insolvency or receivership; and

•                  default for 90 days after notice in the performance of other covenants.

A failure by us to deposit or direct the application of money for the redemption of first mortgage bonds called for redemption also constitutes a completed default under the first mortgage indenture.  The mortgage trustee may withhold notice of default (except in payment of principal, interest or any fund for the retirement of first mortgage bonds) if the mortgage trustee determines that it is in the interests of the bondholders.

Evidence as to Compliance with Conditions and Covenants

The first mortgage indenture requires us to furnish to the mortgage trustee, among other things, a certificate of officers and an opinion of counsel as evidence of compliance with conditions precedent provided for therein; a certificate of an engineer (who, in certain instances, must be an independent engineer) with respect to the fair value

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of property certified or released; and a certificate of an accountant (who, in certain instances, must be an independent public accountant) as to compliance with the net earnings requirements.  Various certificates and other documents are required to be filed periodically or upon the happening of certain events.

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DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

General

The senior unsecured debt securities will represent unsecured obligations of CILCO.  We may issue the senior unsecured debt securities in one or more series under an indenture between us and a trustee (the “indenture”).  The form of indenture and the form of supplemental indenture or other instrument establishing the senior unsecured debt securities of a particular series are or will be filed as exhibits to the registration statement of which this prospectus is a part.  The indenture will be qualified under the Trust Indenture Act of 1939.  The following summaries of certain provisions of the indenture and the senior unsecured debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the indenture and the senior unsecured debt securities.

There will be no requirement under the indenture that our future issuances of senior unsecured debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of senior unsecured debt securities in connection with future issuances of other senior unsecured debt securities.

The indenture will provide that the senior unsecured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  We need not issue all senior unsecured debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior unsecured debt securities of that series, for issuances of additional senior unsecured debt securities of that series.  Unless otherwise described in the applicable prospectus supplement, the indenture will not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

Ranking

The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other senior debt and will be effectively junior to all of our secured debt, including our first mortgage bonds, as to the collateral pledged to secure this debt.

Provisions of a Particular Series

The prospectus supplement applicable to each issuance of senior unsecured debt securities will specify, among other things:

•                  the title and any limitation on aggregate principal amount of the senior unsecured debt securities;

•                  the original issue date of the senior unsecured debt securities;

•                  the date or dates on which the principal of any of the senior unsecured debt securities is payable;

•                  the interest rate or rates, or method of calculation of such rate or rates, for the senior unsecured debt securities, and the date from which interest will accrue;

•                  the terms, if any, regarding the optional or mandatory redemption of any senior unsecured debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•                  the denominations in which such senior unsecured debt securities will be issuable;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which any senior unsecured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

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•                  the establishment of any office or agency where senior unsecured debt securities may be presented for payment, exchange or registration of transfer;

•                  any addition to the events of default applicable to that series of senior unsecured debt securities or the covenants for the benefit of the holders of that series;

•                  any securities exchange on which the senior unsecured debt securities will be listed; and

•                  any other terms of the senior unsecured debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in the indenture or the senior unsecured debt securities that require us to redeem, or permit the holders to cause a redemption of, those senior unsecured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of senior unsecured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of The Depository Trust Company, as depository, or its nominee, and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior unsecured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior unsecured debt securities and will not be considered the registered holders thereof under the indenture.

Senior unsecured debt securities of any series will be exchangeable for other senior unsecured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.  Subject to the terms of the indenture and the limitations applicable to global securities, senior unsecured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the indenture.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior unsecured debt securities of each series.

Payment and Paying Agents

Principal of and interest and premium, if any, on senior unsecured debt securities issued in the form of global securities will be paid in the manner described under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on senior unsecured debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such senior unsecured debt securities.  We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior unsecured debt securities of a particular series.  Unless otherwise indicated in the applicable prospectus supplement, interest on the senior unsecured debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears on the register for such senior unsecured debt securities maintained by

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the applicable trustee; provided, however, a holder of certificated securities in the aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest by wire transfer of immediately available funds to a bank within the continental United States if the trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium, if any, or interest on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

Any terms for the optional or mandatory redemption of the senior unsecured debt securities will be set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, senior unsecured debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior unsecured debt securities of a series are to be redeemed, the particular senior unsecured debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such senior unsecured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior unsecured debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to senior unsecured debt securities of any series:

•                  failure to pay principal of or premium, if any, on any senior unsecured debt security of such series when due and payable;

•                  failure to pay interest on the senior unsecured debt securities of such series within 30 days after the same becomes due and payable;

•                  failure to perform or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty solely for the benefit of one or more series of senior unsecured debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding senior unsecured debt securities of such series;

•                  failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt (“Debt” means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to senior unsecured debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice thereof to us by the trustee or to the trustee and us by the holders of at least 33% in aggregate principal amount of the senior unsecured debt securities of such series outstanding;

•                  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership of CILCO, whether voluntary or involuntary, specified in the indenture including, without limitation, the

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commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding in which we are adjudicated a bankrupt, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any corporate action by us in furtherance of any of the foregoing; or

•                  any other event of default specified in the applicable prospectus supplement with respect to senior unsecured debt securities of a particular series.

No event of default with respect to the senior unsecured debt securities of a particular series necessarily constitutes an event of default with respect to the senior unsecured debt securities of any other series issued under the indenture.

If an event of default with respect to any series of senior unsecured debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the senior unsecured debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of senior unsecured debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the senior unsecured debt securities of any one of such series.

At any time after an acceleration with respect to the senior unsecured debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

•                  we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all senior unsecured debt securities of such series, the principal of and premium, if any, on the senior unsecured debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such senior unsecured debt securities, interest upon overdue installments of interest at the rate or rates specified in such senior unsecured debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the indenture; and

•                  any other event or events of default with respect to the senior unsecured debt securities of such series, other than the nonpayment of the principal of and accrued interest on the senior unsecured debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it.  Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the senior unsecured debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of senior unsecured debt securities, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the senior unsecured debt securities of any one series.  Any direction provided by the holders shall not be in conflict with any rule of law or with the indenture and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate and the trustee may take any other

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action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of any series may waive any past default under the indenture on behalf of all holders of senior unsecured debt securities of that series with respect to the senior unsecured debt securities of that series, except a default in the payment of principal of or any premium or interest on such senior unsecured debt securities.  No holder of senior unsecured debt securities of any series may institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the senior unsecured debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity satisfactory to it, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer.  Furthermore, no holder of senior unsecured debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those senior unsecured debt securities.

Notwithstanding the foregoing, each holder of senior unsecured debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such senior unsecured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior unsecured debt securities.

The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior unsecured debt securities of any series, is required to give the holders of the senior unsecured debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the senior unsecured debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so.  We will be required to deliver to the trustees for the senior unsecured debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the indenture, determined without regard to any period of grace or requirement of notice under the indenture.

Modification

Without the consent of any holder of senior unsecured debt securities, the trustee for such senior unsecured debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

•                  to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of senior unsecured debt securities of any series in any material respect;

•                  to change or eliminate any provision of the indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to senior unsecured debt securities of such series issued after the effective date of such change or elimination;

•                  to establish the form or terms of senior unsecured debt securities of any series as permitted by the indenture;

•                  to evidence the assumption of our covenants in the indenture and the senior unsecured debt securities by any permitted successor;

•                  to grant to or confer upon the trustee for any senior unsecured debt securities for the benefit of the holders of such senior unsecured debt securities, any additional rights, remedies, powers or authority;

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•                  to permit the trustee for any senior unsecured debt securities to comply with any duties imposed upon it by law;

•                  to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any senior unsecured debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the indenture;

•                  to add to our covenants for the benefit of the holders of all or any series of outstanding senior unsecured debt securities, to add to the security of all senior unsecured debt securities, to surrender any right or power conferred upon us by the indenture or to add any additional events of default with respect to all or any series of outstanding senior unsecured debt securities; and

•                  to make any other change that is not prejudicial to the holders of any senior unsecured debt securities.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the senior unsecured debt securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the senior unsecured debt securities; provided, however, that if less than all of the series of senior unsecured debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all series so directly affected, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding senior unsecured debt securities affected thereby:

•                  change the maturity date of the principal of any debt security;

•                  reduce the principal amount of, or premium payable on, any debt security;

•                  reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

•                  change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

•                  change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

•                  modify the foregoing requirements or reduce the percentage of outstanding senior unsecured debt securities necessary to modify or amend the indenture or to waive any past default.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more series of senior unsecured debt securities, or which modifies the rights of the holders of senior unsecured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the indenture of the holders of the senior unsecured debt securities of any other series.

Defeasance and Discharge

Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)                                  to defease and be discharged from any and all obligations in respect of the senior unsecured debt securities of any series then outstanding under the indenture (except for certain obligations to

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register the transfer or exchange of the senior unsecured debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

(2)                                  to be released from the obligations of the indenture with respect to the senior unsecured debt securities of any series under any covenants applicable to the senior unsecured debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the senior unsecured debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us).  This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

We may exercise our defeasance option under paragraph (1) with respect to senior unsecured debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2).  If we exercise our defeasance option for senior unsecured debt securities of any series, payment of the senior unsecured debt securities of such series may not be accelerated because of a subsequent event of default.  If we exercise our covenant defeasance option for senior unsecured debt securities of any series, payment of the senior unsecured debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph.  In the event we omit to comply with our remaining obligations with respect to the senior unsecured debt securities of any series under the indenture after exercising our covenant defeasance option and the senior unsecured debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior unsecured debt securities of such series at the time of the acceleration resulting from that event of default.  However, we will remain liable for those payments.

Consolidation, Merger and Sale or Disposition of Assets

We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

•                  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•                  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the senior unsecured debt securities outstanding under the indenture and the performance of every covenant of the indenture to be performed or observed by us; and

•                  we have delivered to the trustees for such senior unsecured debt securities an officer’s certificate and an opinion of counsel as provided in the indenture.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties as or substantially

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as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the indenture.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.  The trustee may be removed at any time with respect to senior unsecured debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of senior unsecured debt securities then outstanding.  In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee

The indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable senior unsecured debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

The indenture and the related senior unsecured debt securities will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK

General

The following statements describing our preferred stock are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the preferred stock currently authorized by our Articles of Incorporation (the “Articles”).  For additional information, please see our Articles and bylaws.  Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.  Reference is also made to the laws of the State of Illinois.  The other terms and provisions of each series of Preferred Stock (as defined below) will be set forth in the resolution adopted by our Board of Directors (the “Board”) establishing such series of Preferred Stock and will be described in a prospectus supplement relating to such offering.

Our authorized preferred stock consists of 1,500,000 shares of Preferred Stock ($100 par value) (“$100 Par Value Preferred”), issuable in series, 3,500,000 shares of Class A Preferred Stock without par value (“Class A Preferred”), issuable in series and 2,000,000 shares of Preference Stock without par value (“Preference Stock”).  At September 30, 2008, we had 191,204 shares of $100 Par Value Preferred outstanding and no shares of Class A Preferred or Preference Stock outstanding.

When used in this prospectus, the term “Preferred Stock,” unless the context indicates otherwise, means all the authorized shares of Class A Preferred and $100 Par Value Preferred, whether currently outstanding or hereafter issued.

The Board may authorize Preferred Stock to be issued from time to time as one or more series of $100 Par Value Preferred or Class A Preferred.  For each new series of Preferred Stock, the Board, within the limitations and restrictions stated in Article Three of our Articles, may establish the number of shares in each series and fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

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Issuance in Series

The authorized but unissued shares of Preferred Stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and the amounts payable in the event of liquidation.  In addition, shares of Class A Preferred may contain sinking fund provisions, as may be determined by the Board.  Except for such characteristics, as to which the Board has discretion, all series of the $100 Par Value Preferred rank equally and are alike in all respects.  Except for such characteristics and the amount payable upon our liquidation, dissolution or winding up, the stated value and the terms and conditions, if any, upon which shares may be converted, as to which the Board has discretion, all series of the Class A Preferred rank equally and are alike in all respects.

Dividend Rights

Holders of Preferred Stock are entitled to receive in respect of each share held, from (and including) the date of issue thereof, cumulative dividends on the par or stated value thereof at the rate or rates applicable thereto, and no more, in preference to our common stock, payable quarterly on the first days of January, April, July and October of each year, when and as declared by the Board.  No dividend may be paid on or set apart for any share of Preferred Stock in respect of a dividend period unless, at the same time, there shall be paid on or set apart for all shares of such stock then outstanding and having a dividend period ending on the same date, dividends in such an amount that the holders of all such shares of such stock shall receive or have set apart for them a uniform percentage of the full dividend to which they are respectively entitled and unless all dividends on the Preferred Stock, for all preceding dividend periods, have been fully paid or declared and funds set apart for the payment thereof.  Further, no dividend may be paid on or set apart for any share of Preferred Stock unless all amounts required to be paid and set aside for any sinking fund for the redemption or purchase of shares of any series of Preferred Stock outstanding, with respect to all preceding sinking fund dates, have been paid or set aside in accordance with the terms of such series of Preferred Stock.

Redemption Provisions

Subject to restrictions, if any, on redemptions set forth in the applicable prospectus supplement, shares of Preferred Stock will be redeemable, at our option, in whole at any time or in part from time to time, on not less than 30 days’ nor more than 60 days’ notice.

Sinking Fund or Purchase Fund Provisions

Holders of $100 Par Value Preferred are not entitled to the benefit of any sinking fund or purchase fund.  Holders of Class A Preferred may be entitled to the benefit of a sinking fund or purchase fund, at the discretion of the Board.  No sinking fund redemptions or purchases in respect of Class A Preferred may be made, or funds set aside for such purposes, unless dividends on all shares of Preferred Stock of any series for all past dividend periods shall have been made in full or declared and funds set apart for their payment.

Voting Rights

Under Illinois law, each share of Preferred Stock is entitled to one vote on each matter voted on at all meetings of stockholders, with the right of cumulative voting in the election of directors and the right to vote as a class on certain questions.  The Articles give to holders of the Preferred Stock certain special voting rights designed to protect their interests with respect to specified corporate actions, including certain amendments to the Articles, the issuance of Preferred Stock or parity stock and the issuance or assumption of certain unsecured indebtedness.  See “Restrictions on Certain Corporate Actions.”

Liquidation Rights

In the event of any liquidation, dissolution or winding up (voluntary or involuntary) of CILCO, holders of Preferred Stock of each series are entitled to receive the amounts specified to be payable on such series of Preferred Stock, before any payment or distribution is made to the holder of our common stock.  Each series of Preferred

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Stock otherwise ranks on a parity with each other series as to liquidation rights.

Restrictions on Certain Corporate Actions

The Articles provide in effect that, so long as any Preferred Stock is outstanding, we will not:

•                  Create any class of stock preferred as to dividends or assets over the Preferred Stock or change the express terms of the outstanding Preferred Stock without the vote of at least 66-2/3% of the outstanding shares of Preferred Stock (Art. 3 (6));

•                  Issue or assume any indebtedness maturing more than twelve months from the date of issue or assumption in excess of 15% of the total of stated capital represented by outstanding shares of Preferred Stock and of all classes of stock junior thereto and of surplus (except (a) bonds issued under the Mortgage, (b) bonds issued under a similar mortgage providing for the refunding of bonds issued under the Mortgage, and (c) indebtedness secured by the pledge of bonds issued under the Mortgage or such other mortgage), unless the issue and assumption of said indebtedness has been approved by the holders of the majority of the outstanding shares of CILCO, irrespective of class, and has not been affirmatively disapproved by the vote of the holders of 33-1/3% or more of the outstanding shares of Preferred Stock (Art. 3 (7));

•                  Issue or sell any shares of Preferred Stock or of any class of stock senior thereto or ranking equally therewith unless our net income available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance or sale of such stock is at least two and one-half times the annual dividend requirements on all outstanding shares of Preferred Stock and all other classes ranking equally therewith or senior thereto, including the shares proposed to be issued (Art. 3 (8a)); or

•                  Issue shares of Preferred Stock in excess of 131,464 shares unless prior thereto, the stated capital represented by all classes of stock junior to the Preferred Stock has been increased over the stated capital represented by the common stock on March 31, 1936 by an amount at least equal to the aggregate par value of the additional shares of Preferred Stock proposed to be issued (Art. 3 (8b)).

Preemptive or Conversion Rights

Except as may be established by the Board in its discretion, holders of Preferred Stock have no preemptive rights or conversion rights.

Miscellaneous

There is no restriction on the repurchase or redemption by us of our Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of our shares.  We may from time to time re-issue shares of Preferred Stock which have been redeemed, purchased or otherwise acquired by us, and resell the same for such consideration as may be fixed by the Board.

We reserve the right to increase, decrease or reclassify our authorized stock of any class or series thereof, and to amend or repeal any provision in the Articles or any amendment thereto, in the manner prescribed by law, subject to the conditions and limitations prescribed in the Articles; and all rights conferred on stockholders in the Articles are subject to this reservation.

Shares of our Preferred Stock, when issued by us upon receipt of the consideration therefor, will be fully paid and non-assessable.

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BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, the securities will initially be issued in the form of one or more global securities, in registered form, without coupons.  The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.  Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting.  Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture.  Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if:

•                  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we thereupon fail to appoint a successor depository within 90 days:

•                  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

•                  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants,

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which will receive a credit for the global securities on DTC’s records.  The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture.  Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC.  If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee on the payment date in accordance with their respective holdings shown on DTC’s records.  Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal, interest payments, premium, if any, and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

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None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities:

•                  through underwriters or dealers;

•                  directly;

•                  through agents; or

•                  through any combination of the above.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the respective amounts underwritten, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms.  The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may sell the securities directly or through agents we designate from time to time.  The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which

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the agents, dealers or underwriters may be required to make in respect of these liabilities.  Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary, and Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, will pass upon the validity of the offered securities for us.  As of September 30, 2008, Mr. Sullivan owned approximately 7,854 shares of Ameren’s common stock.  In addition, as of that date, Mr. Sullivan owned approximately 5,401 restricted shares of Ameren’s common stock and approximately 47,877 performance share units, none of which are fully vested.  Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents.  Pillsbury Winthrop Shaw Pittman LLP represents us from time to time in connection with various matters.

EXPERTS

The financial statements and financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K of Central Illinois Light Company for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

ILLINOIS POWER COMPANY

Senior Secured Debt Securities
Mortgage Bonds
Senior Unsecured Debt Securities
Preferred Stock

Illinois Power Company may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time.  This prospectus provides you with a general description of these securities.  We will provide specific information about the offering and the terms of these securities in supplements to this prospectus.  The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the supplements carefully before investing.  This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our principal executive offices are located at 370 South Main Street, Decatur, Illinois 62523 and our telephone number is (217) 424-6600.

Investing in our securities involves risks.  Before buying our securities, you should refer to the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission.  See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer these securities directly or through underwriters, agents or dealers.  Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.  See “Plan of Distribution.”

The date of this prospectus is November 17, 2008.

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ILLINOIS POWER COMPANY

Illinois Power Company, or IP, also known as AmerenIP, is a wholly owned subsidiary of Ameren Corporation (“Ameren”), a public utility holding company for IP, other public utilities and various non-rate-regulated subsidiaries.  Ameren, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission.  IP operates a rate-regulated electric and natural gas transmission and distribution business in Illinois.  IP was incorporated in Illinois in 1923.  As of December 31, 2007,  IP supplied electric service to approximately 626,000 customers and natural gas service to approximately 427,000 customers in an area of 15,000 square miles in central, east central and southern Illinois, including most of the Illinois portion of the greater St. Louis area.  During the year ended December 31, 2007, IP derived approximately 67% of its total operating revenues from the sale of electric energy and approximately 33% from the sale of natural gas.

Our principal executive offices are located at 370 South Main Street, Decatur, Illinois 62523 and our telephone number is (217) 424-6600.

In this prospectus, “IP,” “we,” “us” and “our” refer to Illinois Power Company and, unless the context otherwise indicates, do not include our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933.  This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, and other information with the SEC.  You may read and copy the registration statement and any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically.  The documents can be found by searching the EDGAR archives of the SEC electronically.

The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care.  Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus.  We incorporate by reference the following documents previously filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2007;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•                  our Current Reports on Form 8-K filed on March 28, 2008, April 1, 2008, April 8, 2008, July 29, 2008, September 19, 2008, September 26, 2008 and October 23, 2008.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to

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be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:

Illinois Power Company
c/o Ameren Corporation
Attention:  Secretary’s Department
P.O. Box 66149
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222

Copies of these filings are also available from Ameren’s website at http://www.ameren.com.  We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference.  Our business, financial position, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration, or continuous offering, process.  Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time.  We may offer any of the following securities: senior secured debt securities, mortgage bonds, senior unsecured debt securities and preferred stock (collectively, the “securities”).

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  The registration statement we have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus.  You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in the securities involves certain risks.  You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.  Although we have tried to discuss material risk factors, please be aware that other risks may prove to be important in the future.  New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.  The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an

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investment in us and the particular type of securities we are offering under that prospectus supplement.  Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED

FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,							Nine Months Ended September 30, 2008
	2003	2004		2005	2006	2007		(unaudited)
Consolidated ratio of earnings to fixed charges	2.17	2.69	(1)	4.63	2.88	1.52	(2)	—	(2)(3)

(1)	Ameren purchased IP on September 30, 2004; amounts include combined predecessor and successor financial information.
(2)	Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.
(3)	Earnings were inadequate to cover fixed charges by $4,207,000 for the nine months ended September 30, 2008.

Our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

	Year Ended December 31,						Nine Months Ended September 30, 2008
	2003	2004		2005	2006	2007	(unaudited)
Consolidated ratio of earnings to combined fixed charges and preferred stock dividend requirements	2.13	2.61	(1)	4.26	2.67	1.46	—	(2)(3)

(1)	Ameren purchased IP on September 30, 2004; amounts include combined predecessor and successor financial information.
(2)	Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.
(3)	Earnings were inadequate to cover combined fixed charges and preferred stock dividend requirements by $7,101,000 for the nine months ended September 30, 2008.

For the purposes of both these computations:

•                  earnings consist of net income from continuing operations plus fixed charges and income taxes;

•                  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses and estimated interest costs within rental expense; and

•                  preferred stock dividends are computed by dividing the preferred dividend requirement by 100% minus the effective income tax rate.

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USE OF PROCEEDS

Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

•                  to finance our ongoing construction and maintenance programs;

•                  to redeem, repurchase, repay or retire outstanding indebtedness; and

•                  for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” which are not based on historical facts, are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed.  Although such “forward-looking” statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved.  These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated.  The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under “Where You Can Find More Information,” including the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, could cause actual results to differ materially from management expectations as suggested by such “forward-looking” statements:

•                  regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the September 24, 2008 Illinois Commerce Commission order in the IP rate proceeding or future legislative actions that seek to limit or reverse rate increases;

•                  uncertainty as to the effect of implementation of the Illinois electric settlement agreement on IP, including implementation of a new power procurement process in Illinois that began in 2008;

•                  changes in laws and other governmental actions, including monetary and fiscal policies;

•                  changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers;

•                  enactment of legislation taxing electric generators, in Illinois or elsewhere;

•                  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

•                  the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

•                  the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

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•                  the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•                  prices for power in the Midwest, including forward prices;

•                  business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products;

•                  disruptions of the capital markets or other events that make Ameren’s or IP’s access to necessary capital, including short-term credit, more difficult or costly;

•                  our assessment of our liquidity;

•                  the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

•                  actions of credit rating agencies and the effects of such actions;

•                  weather conditions and other natural phenomena;

•                  the impact of system outages caused by severe weather conditions or other events;

•                  the effects of strategic initiatives, including acquisitions and divestitures;

•                  the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

•                  labor disputes, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•                  the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;

•                  the cost and availability of transmission capacity for the energy required to satisfy energy sales made by IP;

•                  legal and administrative proceedings; and

•                  acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

General

The senior secured debt securities will be issued under, and secured by, our senior secured indenture dated as of June 1, 2006, as amended or supplemented, which we refer to collectively as the “senior secured indenture,” between The Bank of New York Mellon Trust Company, N.A., as senior secured trustee, and us.  The senior secured indenture and the form of supplemental indenture or other instrument establishing the senior secured debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part.  The senior secured indenture will be qualified under the Trust

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Indenture Act of 1939.  The senior secured debt securities of all series that may be issued under the senior secured indenture are referred to under this caption as “senior secured debt securities.”  The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior secured indenture.

Security; Release Date

Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our mortgage bonds, which we refer to as the “senior note mortgage bonds,” issued and delivered by us to the senior secured trustee.  On the date of original issuance of a series of senior secured debt securities before the release date, we will simultaneously issue and deliver to the senior secured trustee under the senior secured indenture, as security for such senior secured debt securities, a corresponding series of our senior note mortgage bonds.  Each series of senior note mortgage bonds will have the same interest rate, interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount, as the series of such senior secured debt securities to which they relate.  These senior note mortgage bonds will secure the related series of senior secured debt securities.  Until the release date (as defined below), the senior secured debt securities will be secured ratably with our mortgage bonds in the collateral pledged to secure such bonds.

Payment by us to the senior secured trustee under the senior secured indenture of principal of, premium, if any, and interest on each series of senior note mortgage bonds will be applied by the senior secured trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on the related series of senior secured debt securities.  As provided in the supplemental indenture to the mortgage indenture relating to the senior note mortgage bonds, our obligations to make payments with respect to the principal of, premium, if any, and interest on each series of senior note mortgage bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium, if any, and interest on the related series of senior secured debt securities, shall have been fully or partially paid or there shall have been deposited with the senior secured trustee pursuant to the senior secured indenture sufficient available funds to fully or partially pay the then due principal or, premium, if any, and interest on the related series of senior secured debt securities.

The release date will be the date that all of our mortgage bonds issued and outstanding under the mortgage indenture, other than the senior note mortgage bonds, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those mortgage bonds deemed to be paid within the meaning of the mortgage indenture.  On the release date, the senior secured trustee will deliver to us for cancellation all the senior note mortgage bonds and, not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date.  As a result, on the release date, the senior note mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding, unless otherwise secured as described in this prospectus or any prospectus supplement.  If any event of default under the senior secured indenture or the mortgage indenture has occurred and is continuing on the date that the release date would otherwise occur, the release date will be postponed until the event of default has been cured.

Until the release date, the senior secured debt securities will rank equally as to security with all of our other current and future secured debt issued and outstanding under the mortgage indenture, will be effectively senior to any of our current and future senior debt (as to the collateral pledged) and will rank senior in right of payment to any of our current and future subordinated debt.

Each series of senior note mortgage bonds will be a series of our mortgage bonds, all of which are secured by a lien on certain property we own, as described under “Description of Senior Note Mortgage Bonds and Mortgage Indenture—Priority and Security.”  Upon the payment or cancellation of any outstanding senior secured debt securities, the senior secured trustee shall surrender to us for cancellation an equal principal amount of the related series of senior note mortgage bonds.  We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of mortgage bonds held by the senior secured trustee to be less than the aggregate

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principal amount of senior secured debt securities then outstanding under the senior secured indenture.  Prior to the release date, we may continue to issue mortgage bonds under the mortgage indenture and such mortgage bonds may not be subject to release provisions.  Following the release date, we have agreed to cause the mortgage indenture to be discharged and we have agreed not to issue any additional mortgage bonds under the mortgage indenture.  While we have agreed to be precluded after the release date from issuing additional mortgage bonds under the mortgage indenture, we have not agreed to be precluded under the senior secured indenture from issuing or assuming other secured debt, or incurring liens on our property, except to the extent indicated under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Lease-Back Transactions,” and except as may otherwise be indicated in the applicable prospectus supplement.  The senior secured debt securities can become secured by certain of our property from and after the release date as explained below under “—Certain Covenants—Limitation on Liens.”

Issuance of Senior Secured Debt Securities

The senior secured indenture provides that senior secured debt securities may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the senior secured indenture cannot exceed the principal amount of mortgage bonds then held by the senior secured trustee under the senior secured indenture.  The prospectus supplement applicable to each issuance of senior secured debt securities will specify:

•                  the designation and any limitation on aggregate principal amount of the senior secured debt securities;

•                  the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

•                  the interest rate or rates, or method of calculation of such rate or rates, for the senior secured debt securities, and the date from which interest shall accrue;

•                  the dates on which interest will be payable;

•                  the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

•                  the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•                  if prior to the release date, the designation of the related series of senior note mortgage bonds being delivered to the senior secured trustee in connection with the issuance of the senior secured debt securities; and

•                  any other terms of the senior secured debt securities not inconsistent with the senior secured indenture.

Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

There is no requirement under the senior secured indenture that our future issuances of debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other debt securities, including as described in this prospectus under “Description of Senior Unsecured Debt Securities.”

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The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates.  We need not issue all senior secured debt securities of one series at the same time and we may reopen a series without the consent of the holders of the senior secured debt securities of that series, for issuances of additional senior secured debt securities of that series.

There are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, which we refer to as “DTC,” and deposited with, or on behalf of, the depository. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holder thereof under the senior secured indenture.

Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Unless otherwise indicated in the applicable prospectus supplement, senior secured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior secured trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture.  Such transfer or exchange will be effected upon the senior secured trustee and us being satisfied with the documents of title and indemnity of the person making the request.

In the event of any redemption of senior secured debt securities of any series, the senior secured trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

Principal of and interest and premium, if any, on senior secured debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the senior secured debt securities maintained by the senior secured trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.  Unless otherwise indicated in the applicable prospectus supplement, the principal of, and interest at maturity and premium, if any, on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured trustee or at the authorized office of any paying agent upon presentation and surrender of such senior secured debt securities.

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All monies we pay to the senior secured trustee for the payment of principal of, and interest or premium, if any, on, any senior secured debt security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security will thereafter look only to us for payment thereof.

In any case where the date of maturity of the principal of or any premium or interest on any senior secured debt security or the date fixed for redemption of any senior secured debt security is not a Business Day (as defined herein), then payment of that principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal or premium of the senior secured debt security is stated to be payable to such next succeeding Business Day.

Redemption Provisions

Any terms for the optional or mandatory redemption of the senior secured debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured trustee in such manner as it shall deem appropriate and fair.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.

Events of Default

The following constitute events of default under the senior secured indenture with respect to the senior secured debt securities:

•                  default in the payment of principal of and premium, if any, on any senior secured debt securities when due and payable;

•                  default in the payment of interest on any senior secured debt securities when due and payable which continues for 60 days;

•                  default in the performance or breach of any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 60 days after written notice thereof to us by the senior secured trustee or to the senior secured trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior secured debt securities is given;

•                  prior to the release date, the occurrence of an event of default as defined in the mortgage indenture provided, however, that the waiver or cure of such default under the mortgage indenture and the rescission and annulment of the consequences thereof under the mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

•                  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior secured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case

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under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

If an event of default under the senior secured indenture occurs and is continuing, either the senior secured trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately.  Upon such acceleration of the senior secured debt securities, the senior note mortgage bonds and other mortgage bonds securing senior secured debt securities shall be immediately redeemable upon demand of the senior secured trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date.  At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior note mortgage bonds and other mortgage bonds securing senior secured debt securities has not occurred, if we pay or deposit with the senior secured trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and any amounts due to the senior secured trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

The senior secured indenture provides that the senior secured trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured trustee reasonable security or indemnity.  Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured trustee, or of exercising any trust or power conferred on the senior secured trustee.  The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities.  The senior secured indenture provides that no holder of senior secured debt securities may institute any action against us under the senior secured indenture unless such holder previously shall have given to the senior secured trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured trustee to institute such action and shall have offered the senior secured trustee reasonable indemnity, and the senior secured trustee shall not have instituted such action within 60 days of such request.  Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

Notwithstanding that the right of a holder of senior secured debt securities to institute a proceeding with respect to the senior secured indenture is subject to certain conditions precedent, each holder of senior secured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior secured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

The senior secured indenture provides that the senior secured trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior secured debt securities, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior secured debt securities, the senior secured trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so.  We are required to deliver to the senior secured trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.

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Modification

The senior secured trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

•                  change the maturity date of any senior secured debt security;

•                  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

•                  reduce the principal amount of, or premium payable on, any senior secured debt security;

•                  change the coin or currency of any payment of principal of, or any premium or interest on, any senior secured debt security;

•                  change the date on which any senior secured debt security may be redeemed at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior secured debt security;

•                  impair the interest of the senior secured trustee in any series of mortgage bonds securing the senior secured debt securities held by it or, prior to the release date, reduce the principal amount of any series of mortgage bonds securing the senior secured debt securities to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or

•                  modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

The senior secured trustee and we may modify and amend the senior secured indenture without the consent of the holders:

•                  to change or eliminate any of the provisions of the senior secured indenture, provided that any such change or elimination shall become effective only when there is no outstanding senior secured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior secured debt securities issued after the effective date of such change or elimination;

•                  to establish the form of the senior secured debt securities of any series as permitted by the senior secured indenture or to establish or reflect any terms of the senior secured debt securities of any series as determined by the senior secured indenture;

•                  to evidence the succession of another corporation to us as permitted by the senior secured indenture, and the assumption by any successor of our covenants in the senior secured indenture and in the senior secured debt securities;

•                  to grant or confer upon the senior secured trustee for the benefit of the holders of one or more series of senior secured debt securities any additional rights, remedies, powers or authority;

•                  to permit the senior secured trustee to comply with any duties imposed upon it by law;

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•                  to specify further the duties and responsibilities of, and to define further the relationships among, the senior secured trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the senior secured indenture;

•                  to add to our covenants for the benefit of the holders of one or more series of senior secured debt securities or to surrender a right conferred on us in the senior secured indenture;

•                  to add further security for the senior secured debt securities;

•                  to add an event of default with respect to one or more series of senior secured debt securities;

•                  to add provisions permitting us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Lease-Back Transactions” and “—Consolidation, Merger and Sale or Disposition of Assets,” upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under “—Defeasance and Discharge,” except that the opinion of tax counsel referred to in that section need not be based upon an external tax pronouncement;

•                  to comply with our obligations with respect to limitations on liens in the senior secured indenture;

•                  to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

•                  to make any other change that is not prejudicial to the holders of senior secured debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture, or any supplemental indenture which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture.  Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, and interest and any premium on, the senior secured debt securities.

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Consolidation, Merger and Sale or Disposition of Assets

We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless:

•                  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

•                  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

•                  if such consolidation, merger, sale or disposition occurs prior to the release date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by a supplemental indenture to the mortgage indenture our obligations under the mortgage indenture with respect to the senior note mortgage bonds and other mortgage bonds securing senior secured debt securities.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture.  For purposes of the senior secured indenture, the conveyance or other transfer by us of:

•                  all of our facilities for the transmission of electric energy; or

•                  all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

Limitation on Liens

The senior secured indenture provides, so long as any senior secured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined herein) that is secured by any mortgage, security interest, pledge, lien or other encumbrance (“Lien”) of or upon any of our Operating Property (as defined herein), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

The foregoing restriction will not apply to:

(1) Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

(2) Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

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(3) Liens on Operating Property to secure all or part of the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(4) Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

(5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions”), does not exceed 15% of Capitalization (as defined herein).

Limitation on Sale and Lease-Back Transactions

The senior secured indenture provides that so long as any senior secured debt securities are outstanding, we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined herein) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of (i) the completion of the acquisition and (ii) the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved.  This restriction will not apply if:

(1) we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under “—Limitation on Liens” to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

(2) after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under “—Limitation on Liens,” at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

(3) we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

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Certain Definitions

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet:

(1) liabilities for Debt (excluding debt issued after the date of the senior secured indenture relating to any securitization transaction authorized by an order of the Illinois Commerce Commission pursuant to state legislation authorizing such securitization) maturing more than twelve (12) months from the date of determination; and

(2) common stock, preferred stock or other preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

“Debt” means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

“Operating Property” means:

(1) any interest in real property owned by us; and

(2) any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States, or GAAP, excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP (except for a lease that results from a Sale and Lease-Back Transaction).

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

(1) the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; and

(2) the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee

The senior secured trustee, as the holder of the senior note mortgage bonds, will attend any meeting of bondholders under the mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent.  So long as no event of default under the senior

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secured indenture shall have occurred or be continuing, the senior secured trustee shall vote all senior note mortgage bonds (and other mortgage bonds securing senior secured debt securities) then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other mortgage bonds outstanding under the mortgage indenture, the holders of which are eligible to vote or consent; provided, however, that the senior secured trustee shall not so vote in favor of, or so consent to, any amendment or modification of the mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under “—Modification,” without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.

Resignation or Removal of Senior Secured Trustee

The senior secured trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.  The senior secured trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities.  In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured trustee, and appointment of a successor trustee.

Concerning the Senior Secured Trustee

We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.  The senior secured indenture provides that our obligations to compensate the senior secured trustee and reimburse the senior secured trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the senior secured trustee as such.

Governing Law

The senior secured indenture is, and the senior secured debt securities will be, governed by New York law.

DESCRIPTION OF MORTGAGE BONDS AND MORTGAGE INDENTURE

General

Each series of senior note mortgage bonds will be a new series of mortgage bonds issued under the General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee to BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, as mortgage trustee, as supplemented, modified or amended by various supplemental indentures, which we collectively refer to as the “mortgage indenture.”  The following summaries of certain provisions of the mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the mortgage indenture which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated into this prospectus by reference.

The mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder.  We refer to mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as senior note mortgage bonds.

The prospectus supplement applicable to each series of mortgage bonds, other than senior note mortgage bonds, will specify, among other things:

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•                  the designation of such mortgage bonds;

•                  the date or dates on which the principal of such mortgage bonds is payable;

•                  the interest rate or rates for such mortgage bonds and the date or dates from which interest shall accrue;

•                  the dates on which interest will be payable;

•                  the record dates for payments of interest;

•                  the option, if any, for us to redeem such mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such mortgage bonds may be redeemed;

•                  our obligation, if any, to redeem or purchase such mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such mortgage bonds will be redeemed; and

•                  any other terms not inconsistent with the provisions of the mortgage indenture.

Unless otherwise indicated in the applicable prospectus supplement, mortgage bonds will be issued in denominations of $1,000 and integral multiples thereof.

The senior note mortgage bonds will correspond to the corresponding series of senior secured debt securities in respect of principal amount, interest rate, maturity date and redemption provisions.  Upon payment of the principal of or premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities will, to the extent of such payment of principal, premium or interest, be deemed fully paid and our obligation to make such payment shall be discharged.

Principal of and interest and premium, if any, on mortgage bonds, issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”

Redemption Provisions

The senior note mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities.  The senior note mortgage bonds will not be entitled to any covenant providing for the retirement or amortization of senior note mortgage bonds outstanding or for the certification of expenditures for bondable property in lieu of such retirement.

In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior note mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, other than senior note mortgage bonds, each series of mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have mortgage bonds registered in their names, will not receive or be entitled to

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receive physical delivery of any mortgage bonds and will not be considered the registered holders thereof under the mortgage indenture.

Mortgage bonds may be exchanged for other mortgage bonds of any authorized denominations of a like aggregate principal amount and tenor.  Subject to the terms of the mortgage indenture and any limitations applicable to global securities, mortgage bonds may be transferred without charge to the holders thereof other than for applicable governmental taxes.  Notwithstanding the foregoing, we will not be required to transfer or exchange any mortgage bonds during a period beginning at the opening of business 15 days before any selection of mortgage bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or that is called or being called for redemption except, in the case of any mortgage bond to be redeemed in part, the portion thereof not to be so redeemed.

The senior note mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured trustee.  The senior secured indenture provides that the senior secured trustee shall not transfer any senior note mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us.  The senior secured trustee shall generally vote the senior note mortgage bonds proportionately with what it believes to be the vote of all other mortgage bonds then outstanding, as described under “Description of Senior Secured Debt Securities—Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee.”

Priority and Security

The mortgage bonds, including the senior note mortgage bonds, will be secured by the lien of the mortgage indenture, which, in the opinion of Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, subject to certain exceptions, is a first lien on our properties used or to be used in the generation, purchase, transmission, distribution and sale of electricity and natural gas.

The lien of the mortgage indenture on our properties is subject to permitted liens which include tax liens and other governmental charges which are not delinquent and which are being contested, construction and materialmen’s liens, certain judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of ours, certain leasehold interests, liens on our pollution control facilities and certain other liens and encumbrances.

In addition, there are excepted from the lien of the mortgage indenture, among other things, the following:

•                  cash and securities not paid to, deposited with or held by the mortgage trustee under the mortgage indenture;

•                  contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, franchises, licenses, certain intellectual property rights and other general intangibles;

•                  automobiles, other vehicles, movable equipment, aircraft and vessels;

•                  all goods, wares and merchandise held for sale in the ordinary course of business or for our use or benefit;

•                  materials, supplies and other personal property consumable in the operations of our business;

•                  computers, machinery and equipment;

•                  coal, ore, gas, oil, minerals and timber mined or extracted from the land we own or lease;

•                  electric energy, gas, steam water and other products produced or purchased;

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•                  leasehold interests;

•                  and all books and records.

Without the consent of the holders of the mortgage bonds, we and the mortgage trustee may enter into supplemental indentures to subject additional property to the lien of the mortgage indenture, whether or not used in our electric or gas utility businesses (including property which would otherwise be excepted from such lien).   Such property, so long as the same would otherwise constitute “property additions” (as described below), would thereupon constitute property additions and be available as a basis for the issuance of mortgage bonds.  See “—Issuance of Additional Mortgage Bonds.”

The mortgage indenture contains provisions subjecting after-acquired property to the lien thereof.  These provisions are limited in the case of consolidation or merger (whether or not we are the surviving corporation) or sale of substantially all of our assets.  In the event of consolidation or merger or the transfer of all the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties.  See “—Consolidation, Merger, Conveyance, Transfer or Lease.”  In addition, after-acquired property may be subject to vendors’ liens, purchase money mortgages and other liens thereon at the time of acquisition thereof.

The mortgage indenture provides that the mortgage trustee will have a lien, prior to the lien on behalf of the holders of mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities.

Issuance of Additional Mortgage Bonds

The maximum principal amount of mortgage bonds which may be issued under the mortgage indenture is unlimited.  Mortgage bonds of any series may be issued from time to time under the mortgage indenture on the basis of, and in an aggregate principal amount not exceeding:

•                  75% of the lesser of the “cost” or “fair value” (in each case, as defined in the mortgage indenture) of property additions which do not constitute “funded property” (generally, property additions which have been made the basis of the authentication and delivery of mortgage bonds, the release of mortgaged property or cash withdrawals, or which have been substituted for retired property) after certain deductions and additions, primarily including adjustments to offset property retirements;

•                  the aggregate principal amount of retired bonds (which consist of mortgage bonds no longer outstanding under the mortgage indenture which have not been used for certain other purposes under the mortgage indenture and which are not to be paid, redeemed or otherwise retired by the application of funded cash);

•                  and an amount of cash deposited with the mortgage trustee.

In general, the issuance of mortgage bonds is subject to our adjusted net earnings for 12 consecutive months within the preceding 18 months being at least twice the annual interest requirements on all mortgage bonds at the time outstanding, mortgage bonds then applied for and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the mortgage indenture, if any, except that no such net earnings requirement need be met if the additional mortgage bonds to be issued are to have no stated interest rate prior to maturity.  In addition, we are not required to satisfy the net earnings requirement prior to issuance of mortgage bonds on the basis of retired bonds as provided in the second bullet point to the second preceding paragraph under any circumstances.  In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication.

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“Adjusted net earnings” are our operating revenues (including those subject to possible refund) less our operating expenses excluding, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in our books of account; and any refund of revenues previously collected or accrued by us subject to possible refund.  Adjusted net earnings also do not take into account profits or losses from the sale or other disposition of property, or non-recurring charges of any kind or nature, whether items of revenue or expense.  With respect to mortgage bonds of a series subject to a periodic offering (such as a medium-term note program), the mortgage trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the mortgage bonds of such series.

“Property additions” generally include any property which is owned by us and is subject to the lien of the mortgage indenture, except (with certain exceptions) goodwill or going concern value rights, or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of ours.

Release of Property

We may obtain the release of any funded property from the lien of the mortgage indenture, except for cash held by the mortgage trustee, upon delivery to the mortgage trustee of cash equal in amount to the amount, if any, by which the cost of the property to be released (or, if less, the fair value of such property at the time it became funded property) exceeds the aggregate of:

•                  the principal amount, subject to certain limitations, of obligations secured by purchase money mortgages upon the property to be released delivered to the mortgage trustee,

•                  the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release),

•                  an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds that we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release),

•                  an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds delivered to the mortgage trustee,

•                  the deposit of cash or, to a limited extent, the principal amount of obligations secured by purchase money mortgages upon the property released delivered to the mortgage trustee or other holder of a lien prior to the lien of the mortgage indenture, and

•                  any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

Property which is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the mortgage trustee as long as:

•                  the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero, or

•                  the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

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The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the mortgage trustee.

If any property released from the lien of the mortgage indenture continues to be owned by us after such release, the mortgage indenture will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property.

Withdrawal of Cash

Subject to certain limitations, cash held by the mortgage trustee may:

•                  be withdrawn by us

•                  to the extent of the cost or fair value (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements,

•                  in an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds that we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such withdrawal), or

•                  in an amount equal to 133 1/3% of the aggregate principal amount of any outstanding mortgage bonds delivered to the mortgage trustee, or

•                  upon our request, be applied to

•                  the purchase of mortgage bonds (at prices not exceeding 133 1/3% of the principal amount thereof), or

•                  the redemption or payment at maturity of mortgage bonds.

However, cash deposited with the mortgage trustee as the basis for the authentication and delivery of mortgage bonds may only be withdrawn in an amount equal to the aggregate principal amount of mortgage bonds we would be entitled to issue on any basis (with such entitlement being waived by operation of such withdrawal), or may, upon our request, be applied to the purchase, redemption or payment of mortgage bonds at prices not exceeding, in the aggregate, the principal amount thereof.

Any mortgage bonds received by the mortgage trustee pursuant to these provisions shall be cancelled by the mortgage trustee.

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other corporation or convey, transfer or lease the mortgaged property as or substantially as an entirety to any person or entity unless:

•                  such transaction is on such terms as will fully preserve in all material respects the lien and security of the mortgage indenture and the rights and powers of the mortgage trustee and holders,

•                  the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer, or which leases, the mortgaged property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such corporation executes and delivers to the mortgage trustee a supplemental indenture, which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the

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mortgage bonds and the performance of all of our covenants under the mortgage indenture and which contains a grant, conveyance, transfer and mortgage by the corporation confirming the lien of the mortgage indenture on the mortgaged property and subjecting to such lien all property thereafter acquired by the corporation which shall constitute an improvement, extension or addition to the mortgaged property or a renewal, replacement or substitution of or for any part thereof, and, at the election of the corporation, subjecting to the lien of the mortgage indenture such other property then owned or thereafter acquired by the corporation as the corporation shall specify, and

•                  in the case of a lease, such lease will be made expressly subject to termination by us or the mortgage trustee at any time during the continuance of a mortgage event of default (as defined below).

Modification of the Mortgage Indenture

Without the consent of any holders of the mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:

•                  to evidence the succession of another person to us and the assumption by any such successor of our covenants in the mortgage indenture and in the mortgage bonds;

•                  to add one or more covenants or other provisions for the benefit of all holders or for the benefit of such holders of, or to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon us by the mortgage indenture;

•                  to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture, or better to assure, convey and confirm to the mortgage trustee any property subject or required to be subjected to the lien of the mortgage indenture, or to subject to the lien of the mortgage indenture additional property;

•                  to convey, transfer and assign to the mortgage trustee and to subject to the lien of the mortgage indenture with the same force and effect as if included in the mortgage indenture, property of our subsidiaries used or to be used for one or more purposes which if owned by us would constitute property used or to be used for one or more of the primary purposes of our business, which property shall for all purposes of the mortgage indenture be deemed to be property of ours, together with such other provisions as may be appropriate to express the respective rights of the mortgage trustee and us in regard thereto;

•                  to change or eliminate any provision of the mortgage indenture or to add any new provision to the mortgage indenture, provided that if such change, elimination or addition adversely affects the interests of the holders of the mortgage bonds of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no mortgage bond of such series or tranche remains outstanding under the mortgage indenture;

•                  to establish the form or terms of the mortgage bonds of any series or tranche as permitted by the mortgage indenture;

•                  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;

•                  to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

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•                  to provide for the procedures required to permit the utilization of a noncertificated system of registration for all, or any series or tranche of, the mortgage bonds;

•                  to change any place where

•                  the principal of and premium, if any, and interest, if any, on the mortgage bonds of any series, or any tranche thereof, will be payable,

•                  any mortgage bonds of any series, or any tranche thereof, may be surrendered for registration of transfer,

•                  any mortgage bonds of any series, or any tranche thereof, may be surrendered for exchange, and

•                  notices and demands to or upon us in respect of the mortgage bonds of any series, or any tranche thereof, and the mortgage indenture may be served;

•                  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the mortgage indenture, so long as such other changes or additions do not adversely affect the interests of the holders of mortgage bonds of any series or tranche in any material respect;

•                  to reflect changes in generally accepted accounting principles; or;

•                  to comply with the rules or regulations of any national securities exchange on which any of the mortgage bonds may be listed.

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939 is amended after the date of this prospectus in such a way as to require changes to the mortgage indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the mortgage indenture or at any time thereafter, were required by the Trust Indenture Act of 1939 to be contained in the mortgage indenture, we and the mortgage trustee may, without the consent of any holders of mortgage bonds, enter into one or more supplemental indentures to evidence or effect such amendment.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures.  However, if less than all of the series of mortgage bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding mortgage bonds of all series so directly affected, considered as one class, will be required.  In addition, if the mortgage bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage bonds of all tranches so directly affected, considered as one class, will be required.  Furthermore, no such amendment or modification of the mortgage indenture may, without the consent of each holder of the outstanding mortgage bonds of each series or tranche directly affected thereby:

•                  change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a “discount bond” (as defined in the mortgage indenture) that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any mortgage bond or any premium or the interest thereon is payable, or impair the right to institute suit for the

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enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•                  permit the creation of any lien ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property, or deprive such holder of the benefit of the security of the lien of the mortgage indenture;

•                  reduce the percentage in principal amount of the outstanding mortgage bonds of such series or tranche, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•                  modify certain of the provisions of the mortgage indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

A supplemental indenture which changes or eliminates any covenant or other provision of the mortgage indenture which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be outstanding mortgage bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of mortgage bonds of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the mortgage bonds of any other series or tranche.

Waiver

The holders of a majority in aggregate principal amount of all mortgage bonds may waive our obligations to comply with certain covenants, including our obligation to maintain our corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the holders and the rights of the mortgage trustee, provided that such waiver occurs before the time such compliance is required.  The holders of a majority of the aggregate principal amount of outstanding mortgage bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with our obligations to maintain an office or agency where the mortgage bonds of such series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or tranches.

Mortgage Events of Default

Each of the following events constitutes an event of default under the mortgage indenture, referred to in this prospectus as a “mortgage event of default”:

•                  failure to pay interest on any mortgage bond within 45 days after the same becomes due;

•                  failure to pay principal of or premium, if any, on any mortgage bond within three business days after its maturity;

•                  certain events relating to our reorganization, bankruptcy or insolvency or the appointment of a receiver or trustee for our property; or

•                  failure to perform or breach of any of our covenants or warranties in the mortgage indenture (other than a covenant or warranty a default in the performance or breach of which is discussed in the foregoing bullet points) for a period of 60 days after there has been given us by the mortgage trustee, or to us and the mortgage trustee by the holders of at least 25% in principal amount of outstanding mortgage bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default,” unless the mortgage trustee, or the mortgage trustee

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and the holders of a principal amount of mortgage bonds not less than the principal amount of mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration.

However, the mortgage trustee, or the mortgage trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued.

Remedies

If a mortgage event of default occurs and is continuing, then the mortgage trustee or the holders of not less than 33% in principal amount of mortgage bonds then outstanding may declare the principal amount (or if any of the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture) of all of the mortgage bonds to be immediately due and payable.  At any time after such declaration of the maturity of the mortgage bonds then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the mortgage trustee as provided in the mortgage indenture, the mortgage event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•                  we have paid or deposited with the mortgage trustee a sum sufficient to pay:

•                  all overdue interest, if any, on all mortgage bonds then outstanding;

•                  the principal of and premium, if any, on any mortgage bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such mortgage bonds; and

•                  all amounts due to the mortgage trustee as compensation and reimbursement as provided in the mortgage indenture; and

•                  any other mortgage event or events of default, other than the non-payment of the principal of mortgage bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the mortgage indenture.

The mortgage indenture provides that, under certain circumstances and to the extent permitted by law, if a mortgage event of default occurs and is continuing, the mortgage trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, to sell the mortgaged property.  If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest.

If a mortgage event of default occurs and is continuing, the holders of a majority in principal amount of the mortgage bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee, provided that:

•                  such direction does not conflict with any rule of law or with the mortgage indenture, and could not involve the mortgage trustee in personal liability in circumstances where indemnity would not, in the mortgage trustee’s sole discretion, be adequate, and;

•                  the mortgage trustee may take any other actions deemed proper by the mortgage trustee which is not inconsistent with such discretion.

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The mortgage indenture provides that no holder of any mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or the appointment of a receiver or trustee, or for any other remedy thereunder unless:

•                  such holder has previously given to the mortgage trustee written notice of a continuing mortgage event of default;

•                  the holders of a majority in aggregate principal amount of the mortgage bonds then outstanding have made written request to the mortgage trustee to institute proceedings in respect of such mortgage event of default and have offered the mortgage trustee indemnity reasonably satisfactory to it against costs and liabilities incurred in complying with such request; and;

•                  for 60 days after receipt of such notice, the mortgage trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the mortgage trustee during such 60-day period by the holders of a majority in aggregate principal amount of mortgage bonds then outstanding.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.  Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage indenture is subject to certain conditions precedent, each holder of a mortgage bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder.  The mortgage indenture provides that the mortgage trustee must give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act of 1939, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the fourth bullet point under “—Mortgage Events of Default” may be given until at least 45 days after the occurrence thereof.  The Trust Indenture Act of 1939 currently permits the mortgage trustee to withhold notices of default (except for certain payment defaults) if the mortgage trustee in good faith determines the withholding of such notice to be in the interest of the holders.

As a condition precedent to certain actions by the mortgage trustee in the enforcement of the lien of the mortgage indenture and institution of action on the mortgage bonds, the mortgage trustee may require indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in connection therewith.

Defeasance

Any mortgage bond or bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the mortgage indenture and the entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the mortgage trustee, in trust:

•                  money in the amount which will be sufficient, or

•                  “eligible obligations” (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or;

•                  a combination of the foregoing which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such mortgage bond or bonds or portions thereof.

For this purpose, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and

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certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Resignation and Removal of the Mortgage Trustee

The mortgage trustee may resign at any time by giving written notice thereof to us or may be removed at any time by act of the holders of a majority in principal amount of mortgage bonds then outstanding delivered to the mortgage trustee and us.  No resignation or removal of the mortgage trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the mortgage indenture.  So long as no mortgage event of default or event which, after notice or lapse of time, or both, would become a mortgage event of default has occurred and is continuing, if we have delivered to the mortgage trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the mortgage indenture, the mortgage trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage indenture.

Concerning the Mortgage Trustee

The Bank of New York Mellon Trust Company, N.A., successor to BNY Midwest Trust Company, the successor trustee under the mortgage indenture, has been a regular depository of our funds and the trustee with respect to certain of our other debt obligations.  The Bank of New York Mellon Trust Company, N.A. is also acting as trustee under the senior secured indenture.  As trustee under the mortgage indenture, The Bank of New York Mellon Trust Company, N.A. would have a conflicting interest for purposes of the Trust Indenture Act of 1939 if a mortgage event of default were to occur under the mortgage indenture.  In that case, the mortgage trustee may be required to eliminate such conflicting interest by resigning as mortgage trustee.  There are other instances under the Trust Indenture Act of 1939 which would require the resignation of the mortgage trustee if a mortgage event of default were to occur, such as an affiliate of the mortgage trustee acting as underwriter with respect to any of the mortgage bonds.

Governing Law

The mortgage indenture is, and the senior note mortgage bonds will be, governed by and construed in accordance with Illinois law.

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

General

The senior unsecured debt securities will represent unsecured obligations of IP.  We may issue the senior unsecured debt securities in one or more series under an indenture between us and a trustee (the “indenture”).  The form of indenture and the form of supplemental indenture or other instrument establishing the senior unsecured debt securities of a particular series are or will be filed as exhibits to the registration statement of which this prospectus is a part.  The indenture will be qualified under the Trust Indenture Act of 1939.  The following summaries of certain provisions of the indenture and the senior unsecured debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the indenture and the senior unsecured debt securities.

There will be no requirement under the indenture that our future issuances of senior unsecured debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of senior unsecured debt securities in connection with future issuances of other senior unsecured debt securities.

The indenture will provide that the senior unsecured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  We need not issue all senior unsecured debt securities of one series at the same time and, unless otherwise provided, we may

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reopen a series, without the consent of the holders of the senior unsecured debt securities of that series, for issuances of additional senior unsecured debt securities of that series.  Unless otherwise described in the applicable prospectus supplement, the indenture will not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

Ranking

The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other senior debt and will be effectively junior to all of our secured debt, including our mortgage bonds, as to the collateral pledged to secure this debt.

Provisions of a Particular Series

The prospectus supplement applicable to each issuance of senior unsecured debt securities will specify, among other things:

•                  the title and any limitation on aggregate principal amount of the senior unsecured debt securities;

•                  the original issue date of the senior unsecured debt securities;

•                  the date or dates on which the principal of any of the senior unsecured debt securities is payable;

•                  the interest rate or rates, or method of calculation of such rate or rates, for the senior unsecured debt securities, and the date from which interest will accrue;

•                  the terms, if any, regarding the optional or mandatory redemption of any senior unsecured debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•                  the denominations in which such senior unsecured debt securities will be issuable;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which any senior unsecured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•                  the establishment of any office or agency where senior unsecured debt securities may be presented for payment, exchange or registration of transfer;

•                  any addition to the events of default applicable to that series of senior unsecured debt securities or the covenants for the benefit of the holders of that series;

•                  any securities exchange on which the senior unsecured debt securities will be listed; and

•                  any other terms of the senior unsecured debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in the indenture or the senior unsecured debt securities that require us to redeem, or permit the holders to cause a redemption of, those senior unsecured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.

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Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of senior unsecured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.”  The global securities will be registered in the name of The Depository Trust Company, as depository, or its nominee, and deposited with, or on behalf of, the depository.  Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have senior unsecured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior unsecured debt securities and will not be considered the registered holders thereof under the indenture.

Senior unsecured debt securities of any series will be exchangeable for other senior unsecured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.  Subject to the terms of the indenture and the limitations applicable to global securities, senior unsecured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the indenture.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior unsecured debt securities of each series.

Payment and Paying Agents

Principal of and interest and premium, if any, on senior unsecured debt securities issued in the form of global securities will be paid in the manner described under “Book-Entry System.”

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on senior unsecured debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such senior unsecured debt securities.  We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior unsecured debt securities of a particular series.  Unless otherwise indicated in the applicable prospectus supplement, interest on the senior unsecured debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears on the register for such senior unsecured debt securities maintained by the applicable trustee; provided, however, a holder of certificated securities in the aggregate principal amount of $10,000,000 or more will be entitled to receive payments of interest by wire transfer of immediately available funds to a bank within the continental United States if the trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium, if any, or interest on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

Any terms for the optional or mandatory redemption of the senior unsecured debt securities will be set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, senior unsecured debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior unsecured debt securities of a series are to be redeemed, the particular senior unsecured debt securities to be redeemed will be selected by such method as shall be

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provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such senior unsecured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior unsecured debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to senior unsecured debt securities of any series:

•                  failure to pay principal of or premium, if any, on any senior unsecured debt security of such series when due and payable;

•                  failure to pay interest on the senior unsecured debt securities of such series within 30 days after the same becomes due and payable;

•                  failure to perform or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty solely for the benefit of one or more series of senior unsecured debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding senior unsecured debt securities of such series;

•                  failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt (“Debt” means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to senior unsecured debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice thereof to us by the trustee or to the trustee and us by the holders of at least 33% in aggregate principal amount of the senior unsecured debt securities of such series outstanding;

•                  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership of IP, whether voluntary or involuntary, specified in the indenture including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding in which we are adjudicated a bankrupt, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any corporate action by us in furtherance of any of the foregoing; or

•                  any other event of default specified in the applicable prospectus supplement with respect to senior unsecured debt securities of a particular series.

No event of default with respect to the senior unsecured debt securities of a particular series necessarily constitutes an event of default with respect to the senior unsecured debt securities of any other series issued under the indenture.

If an event of default with respect to any series of senior unsecured debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of such series, by notice in writing, may declare the principal amount of and interest

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on all of the senior unsecured debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of senior unsecured debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the senior unsecured debt securities of any one of such series.

At any time after an acceleration with respect to the senior unsecured debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

•                  we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all senior unsecured debt securities of such series, the principal of and premium, if any, on the senior unsecured debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such senior unsecured debt securities, interest upon overdue installments of interest at the rate or rates specified in such senior unsecured debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the indenture; and

•                  any other event or events of default with respect to the senior unsecured debt securities of such series, other than the nonpayment of the principal of and accrued interest on the senior unsecured debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it.  Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the senior unsecured debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of senior unsecured debt securities, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the senior unsecured debt securities of any one series.  Any direction provided by the holders shall not be in conflict with any rule of law or with the indenture and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of any series may waive any past default under the indenture on behalf of all holders of senior unsecured debt securities of that series with respect to the senior unsecured debt securities of that series, except a default in the payment of principal of or any premium or interest on such senior unsecured debt securities.  No holder of senior unsecured debt securities of any series may institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the senior unsecured debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity satisfactory to it, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer.  Furthermore, no holder of senior unsecured debt securities of any series will be

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entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those senior unsecured debt securities.

Notwithstanding the foregoing, each holder of senior unsecured debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such senior unsecured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior unsecured debt securities.

The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior unsecured debt securities of any series, is required to give the holders of the senior unsecured debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the senior unsecured debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so.  We will be required to deliver to the trustees for the senior unsecured debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the indenture, determined without regard to any period of grace or requirement of notice under the indenture.

Modification

Without the consent of any holder of senior unsecured debt securities, the trustee for such senior unsecured debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

•                  to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of senior unsecured debt securities of any series in any material respect;

•                  to change or eliminate any provision of the indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to senior unsecured debt securities of such series issued after the effective date of such change or elimination;

•                  to establish the form or terms of senior unsecured debt securities of any series as permitted by the indenture;

•                  to evidence the assumption of our covenants in the indenture and the senior unsecured debt securities by any permitted successor;

•                  to grant to or confer upon the trustee for any senior unsecured debt securities for the benefit of the holders of such senior unsecured debt securities, any additional rights, remedies, powers or authority;

•                  to permit the trustee for any senior unsecured debt securities to comply with any duties imposed upon it by law;

•                  to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any senior unsecured debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the indenture;

•                  to add to our covenants for the benefit of the holders of all or any series of outstanding senior unsecured debt securities, to add to the security of all senior unsecured debt securities, to surrender any right or power conferred upon us by the indenture or to add any additional events of default with respect to all or any series of outstanding senior unsecured debt securities; and

•                  to make any other change that is not prejudicial to the holders of any senior unsecured debt securities.

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Except as provided above, the consent of the holders of a majority in aggregate principal amount of the senior unsecured debt securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the senior unsecured debt securities; provided, however, that if less than all of the series of senior unsecured debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding senior unsecured debt securities of all series so directly affected, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding senior unsecured debt securities affected thereby:

•                  change the maturity date of the principal of any debt security;

•                  reduce the principal amount of, or premium payable on, any debt security;

•                  reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

•                  change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

•                  change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

•                  modify the foregoing requirements or reduce the percentage of outstanding senior unsecured debt securities necessary to modify or amend the indenture or to waive any past default.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more series of senior unsecured debt securities, or which modifies the rights of the holders of senior unsecured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the indenture of the holders of the senior unsecured debt securities of any other series.

Defeasance and Discharge

Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)                                to defease and be discharged from any and all obligations in respect of the senior unsecured debt securities of any series then outstanding under the indenture (except for certain obligations to register the transfer or exchange of the senior unsecured debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

(2)                                to be released from the obligations of the indenture with respect to the senior unsecured debt securities of any series under any covenants applicable to the senior unsecured debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the senior unsecured debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us).  This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time,

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or both, would become an event of default under the indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

We may exercise our defeasance option under paragraph (1) with respect to senior unsecured debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2).  If we exercise our defeasance option for senior unsecured debt securities of any series, payment of the senior unsecured debt securities of such series may not be accelerated because of a subsequent event of default.  If we exercise our covenant defeasance option for senior unsecured debt securities of any series, payment of the senior unsecured debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph.  In the event we omit to comply with our remaining obligations with respect to the senior unsecured debt securities of any series under the indenture after exercising our covenant defeasance option and the senior unsecured debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior unsecured debt securities of such series at the time of the acceleration resulting from that event of default.  However, we will remain liable for those payments.

Consolidation, Merger and Sale or Disposition of Assets

We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

•                  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•                  the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the senior unsecured debt securities outstanding under the indenture and the performance of every covenant of the indenture to be performed or observed by us; and

•                  we have delivered to the trustees for such senior unsecured debt securities an officer’s certificate and an opinion of counsel as provided in the indenture.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the indenture.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day.  The trustee may be removed at any time with respect to senior unsecured debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of senior unsecured debt securities then outstanding.  In addition, so long as no event of default or event which, with the giving of notice or

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lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee

The indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable senior unsecured debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

The indenture and the related senior unsecured debt securities will be governed by New York law.

DESCRIPTION OF PREFERRED STOCK

General

The following statements describing our preferred stock are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the preferred stock currently authorized by our Amended and Restated Articles of Incorporation (the “Articles”).  For additional information, please see our Articles and bylaws.  Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.  Reference is also made to the laws of the State of Illinois.  The other terms and provisions of each series of Serial Preferred Stock (as defined below) will be set forth in the resolution adopted by our Board of Directors (the “Board”) establishing such series of Serial Preferred Stock and will be described in a prospectus supplement relating to such offering.

Our authorized preferred stock consists of 5,000,000 shares of Serial Preferred Stock, $50 par value per share (the “Preferred Stock, $50 par value”), 5,000,000 shares of Serial Preferred Stock, without par value (the “Preferred Stock, without par value”), and 5,000,000 shares of Preference Stock, without par value (the “Preference Stock”).  At September 30, 2008, we had 912,675 shares of  Preferred Stock, $50 par value outstanding and no shares of Preferred Stock, without par value and shares of Preference Stock outstanding.  Ameren owns 662,924 shares of our Preferred Stock, $50 par value.

The Board is authorized to divide the Preferred Stock, $50 par value, and the Preferred Stock, without par value (which are herein referred to collectively as the “Serial Preferred Stock”), into series and, with respect to shares of any series so established, to fix the number of shares constituting the series, the annual dividend rate and the date from which dividends on all shares of such series issued prior to the record date for such series’ first dividend payment date shall be cumulative, redemption price (not exceeding 120% of the consideration received therefor), liquidation preference and conversion rights and sinking fund provisions, if any.  All shares of the Serial Preferred Stock are of equal rank and confer equal rights upon the holders thereof except as to variations between different series and the relative rights and preferences thereof so fixed by the Board.

Dividend Rights

Holders of each series of the Serial Preferred Stock are entitled to receive, when and as declared, cumulative dividends at the stated annual rate fixed for such series (or determined in accordance with the method of calculation fixed for such series), and no more, payable quarterly on the first days of February, May, August, and November.  Unless otherwise set forth in a prospectus supplement with respect to any series of Serial Preferred Stock, dividends will accrue on such series of Serial Preferred Stock from the date of issue and the first dividend will be payable on the regular dividend payment date next following the date of issue. Subject to the limitations summarized below, whenever dividends on all outstanding shares of each series of the Serial Preferred Stock for all previous quarter-yearly dividend periods and the current quarter-yearly dividend period shall have been declared and paid or set aside for payment, the Board may declare dividends on the Preference Stock and our common stock out of surplus legally available therefor.  No dividend shall be declared on any series of the Serial Preferred Stock in

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respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of the Serial Preferred Stock of each other series dividends ratably in proportion to the respective annual dividend rates thereof.  Accumulations of dividends do not bear interest.

Redemption Provisions

Except as otherwise provided by the Board in respect of the shares of a particular series of the Serial Preferred Stock, shares of any one or more of such series may be redeemed on not more than 60 days or less than 30 days notice by publication and by mail, in whole at any time or in part from time to time, at our option, or pursuant to any sinking fund provisions for the redemption or purchase of such shares, in each case by payment of the then applicable redemption price of the shares to be redeemed.  Provision is made whereby, subject to certain limitations, all rights of the holders of shares called for redemption (except the right to exercise any then effective privilege of conversion and the right to receive the redemption monies) will terminate before the redemption date, upon the deposit with a bank or trust company of the funds necessary for redemption.

Liquidation Rights

On any liquidation of IP, the holders of the Serial Preferred Stock at the time outstanding shall be entitled to be paid in cash, after payment of all indebtedness, in the case of Preferred Stock, $50 par value, the sum of $50 per share, and in the case of the Preferred Stock, without par value, such amount per share as may be fixed by the Board upon establishing such series, together, in each case, with accrued and unpaid dividends thereon, and our remaining assets shall be distributable among the holders of subordinate stock then outstanding, according to their respective rights.  On any liquidation of IP, in the event that the amounts payable with respect to all series of the Serial Preferred Stock are not paid in full, the shares of all series of the Serial Preferred Stock shall share ratably in accordance with the respective amounts which would be payable on said shares if all amounts payable were discharged in full.

Voting Rights

Holders of each class of our capital stock are entitled to one vote per share on all matters submitted to the vote of shareholders, with the right to cumulative votes in the election of directors and the right to vote as a class on certain questions.

Charter Restrictions

We may not issue additional shares of the Serial Preferred Stock or any other class of stock ranking prior to or on a parity therewith as to dividends or distributions without the consent of the holders of two-thirds of the Serial Preferred Stock then outstanding, unless our net income (including net income of new property, if any, to be acquired in connection with such issuance), determined in conformity with generally accepted accounting principles adjusted for miscellaneous income and expense net, plus the gross amount deducted for interest on all of our interest bearing indebtedness in determining net income, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding such issuance, shall have been at least one and one-half times the sum of (i) the annual interest charges on all of our interest bearing indebtedness and (ii) the annual dividend requirements on all outstanding shares of the Serial Preferred Stock and any other class of stock ranking prior to or on a parity therewith as to dividends or distributions which is not to be retired in connection with such issuance.

We may not create any new class of stock having rights and preferences prior and superior to the Serial Preferred Stock or change the preferences, qualifications, limitations, restrictions or special or relative rights of the Serial Preferred Stock, without (i) the consent of the holders of two-thirds of the Serial Preferred Stock then outstanding, and (ii) in the case of any change affecting less than all series of Serial Preferred Stock, like consent of the holders of the particular series of the Serial Preferred Stock so affected.

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Miscellaneous

There is no restriction on the repurchase or redemption by us of our Serial Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of our shares.  We may from time to time re-issue shares of Serial Preferred Stock which have been redeemed, purchased or otherwise acquired by us, and resell the same for such consideration as may be fixed by the Board.

We reserve the right to increase, decrease or reclassify our authorized stock of any class or series thereof, and to amend or repeal any provision in the Articles or any amendment thereto, in the manner prescribed by law, subject to the conditions and limitations prescribed in the Articles; and all rights conferred on stockholders in the Articles are subject to this reservation.

Currently, no series of Serial Preferred Stock presently outstanding has any pre-emptive rights.  Shares of our Serial Preferred Stock, when issued by us upon receipt of the consideration therefor, will be fully paid and non-assessable.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, the securities will initially be issued in the form of one or more global securities, in registered form, without coupons.  The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.  Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting.  Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture.  Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if:

•                  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we thereupon fail to appoint a successor depository within 90 days:

•                  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

•                  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a

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“clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records.  The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture.  Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC.  If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is

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to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee on the payment date in accordance with their respective holdings shown on DTC’s records.  Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal, interest payments, premium, if any, and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities:

•                  through underwriters or dealers;

•                  directly;

•                  through agents; or

•                  through any combination of the above.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the respective amounts underwritten, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms.  The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may sell the securities directly or through agents we designate from time to time.  The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent.  Unless otherwise

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indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities.  Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary, and Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, will pass upon the validity of the offered securities for us.  As of September 30, 2008, Mr. Sullivan owned approximately 7,854 shares of Ameren’s common stock.  In addition, as of that date, Mr. Sullivan owned approximately 5,401 restricted shares of Ameren’s common stock and approximately 47,877 performance share units, none of which are fully vested.  Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents.  Pillsbury Winthrop Shaw Pittman LLP represents us from time to time in connection with various matters.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Illinois Power Company for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	*
Printing expenses	**
Fees of trustees	**
Fees of rating agencies	**
Fees of accountants	**
Fees of attorneys	**
Blue sky fees	**
Listing fees	**
Miscellaneous expenses	**
Total	**

*      Under Rules 456(b) and 457(r) under the Securities Act of 1933, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

**   Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.  Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15.  Indemnification of Directors and Officers

Ameren Corporation

Article IV of the By-Laws of Ameren Corporation (“Ameren”), consistent with the applicable provisions of the Missouri General and Business Corporation Law (the “MGBCL”), provides for indemnification of directors and officers.  These provisions provide that any person shall be indemnified for expenses and liabilities imposed upon such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Ameren, by reason of the fact that such person is or was a director, officer, employee or agent of Ameren, or is or was serving at the request of Ameren as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Ameren, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In a proceeding brought by or in the right of Ameren, indemnification shall be made with respect to any claim as to which an officer or director has been adjudged to have been liable to Ameren if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Ameren.  However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Ameren unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The By-Laws, consistent with the applicable provisions of the MGBCL, provide that indemnification shall be made by Ameren only if a determination has been made by a majority vote of a quorum of the disinterested directors or by the shareholders or by independent legal counsel, that the director or officer met the required standard of conduct.  Ameren has purchased insurance on behalf of its officers and directors which insures them against certain liabilities and expenses, including those under the Securities Act of 1933.

The By-Laws, consistent with the applicable provisions of the MGBCL, further provide that, in addition to the indemnities described in the preceding paragraphs, Ameren will further indemnify its officers and directors to the maximum extent permitted by law, provided that no indemnity may be given for conduct that is adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct.

The amended and restated trust agreement of each of Ameren Capital Trust I and Ameren Capital Trust II will provide for full indemnification of any trustee or any administrator (each an “indemnified person”), by Ameren for amounts incurred by reason of the fact that such person is or was an indemnified person, subject to certain exceptions.

Central Illinois Public Service Company

Under Section 8.75 of the Illinois Business Corporation Act of 1983, Central Illinois Public Service Company (“CIPS”) is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of CIPS, or serving or having served at the request of CIPS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of CIPS who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

CIPS’ Bylaws provide, in general, for mandatory indemnification of directors and officers by CIPS to the fullest extent permitted by law.  Officers and directors of CIPS are covered by insurance policies under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Ameren Energy Generating Company

Under Section 8.75 of the Illinois Business Corporation Act of 1983, Ameren Energy Generating Company (“Genco”) is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Genco, or serving or having served at the request of Genco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of Genco who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Bylaws of Genco provide that Genco will indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Genco) by reason of the fact that such person is or was a director, officer, employee or agent of Genco, or who is or was serving at the request of Genco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Genco and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful.

The Bylaws of Genco also provide that Genco will indemnify any person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action or suit by or in the right of Genco to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Genco, or is or was serving at the request of Genco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person being indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Genco, provided that no indemnification will be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to Genco, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  The indemnification is not exclusive of other rights and will continue as to a person who has ceased to be a director, officer, employee or agent and will insure to the benefit of his heirs, executors and administrators.

Genco presently has an insurance policy covering its directors and officers to insure against certain losses incurred by them.

Central Illinois Light Company

Under Section 8.75 of the Illinois Business Corporation Act of 1983, Central Illinois Light Company (“CILCO”) is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of CILCO, or serving or having served at the request of CILCO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of CILCO who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Bylaws of CILCO provide for the indemnification of any person who (i) by reason of such person’s current or past status as a director, officer, employee or agent of CILCO or who is or was serving at the request of CILCO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of CILCO), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of CILCO, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful, and (ii) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of CILCO to procure a judgment in its favor, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of CILCO, provided that no indemnification shall be made in respect of any claim, issue or matter in an action or suit by or in the right of CILCO as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to CILCO, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

CILCO presently has an insurance policy covering its directors and officers to insure against certain losses incurred by them.

Illinois Power Company

Under Section 8.75 of the Illinois Business Corporation Act of 1983, Illinois Power Company (“IP”) is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of IP, or serving or having served at the request of IP as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of IP who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Bylaws of IP provide, in substance, that IP shall indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of IP, or serving or having served at the request of IP in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust or other enterprise.  The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of his heirs, executors and administrators.

IP presently has an insurance policy covering its directors and officers to insure against certain losses incurred by them.

Item 16.  Exhibits

Exhibit No.	Description

+1.1	Form of Underwriting Agreement relating to Ameren debt securities.

+1.2	Form of Underwriting Agreement relating to the trust preferred securities.

+1.3	Form of Underwriting Agreement relating to Ameren common stock.

+1.4	Form of Underwriting Agreement relating to Ameren stock purchase units.

+1.5	Form of Underwriting Agreement relating to CIPS debt securities.

+1.6	Form of Underwriting Agreement relating to CIPS first mortgage bonds.

+1.7	Form of Underwriting Agreement relating to CIPS preferred stock.

+1.8	Form of Underwriting Agreement relating to Genco debt securities.

+1.9	Form of Underwriting Agreement relating to CILCO debt securities.

+1.10	Form of Underwriting Agreement relating to CILCO first mortgage bonds.

+1.11	Form of Underwriting Agreement relating to CILCO preferred stock.

+1.12	Form of Underwriting Agreement relating to IP debt securities.

+1.13	Form of Underwriting Agreement relating to IP mortgage bonds.

+1.14	Form of Underwriting Agreement relating to IP preferred stock.

**4.1	Restated Articles of Incorporation of Ameren (File No. 33-64165, Annex F).

**4.2

Certificate of Amendment to Ameren’s Restated Articles of Incorporation filed with the Secretary of State of the State of Missouri on December 14, 1998 (1998 Form 10-K, Exhibit 3(i), File No. 1-14756).

**4.3	Restated Articles of Incorporation of CIPS (March 31, 1994 Form 10-Q, Exhibit 3(b), File No. 1-3672).

**4.4	Articles of Incorporation of CILCO as amended May 29, 1998 (1998 Form 10-K, Exhibit 3, File No. 1-2732).

**4.5	Amended and Restated Articles of Incorporation of IP, dated September 7, 1994 (September 7, 1994 Form 8-K, Exhibit 3(a), File No. 1-3004).

**4.6	Articles of Amendment to IP’s Amended and Restated Articles of Incorporation filed March 28, 2002 (Exhibit 4.1(ii), File No. 333-84008).

**4.7	By-Laws of Ameren as amended effective October 10, 2008 (October 14, 2008 Form 8-K, Exhibit 3.1(ii), File No. 1-14756).

**4.8	Bylaws of CIPS as amended July 28, 2008 (July 29, 2008 Form 8-K, Exhibit 3.2(ii), File No. 1-3672).

**4.9	Bylaws of CILCO as amended July 28, 2008 (July 29, 2008 Form 8-K, Exhibit 3.3(ii), File No. 1-2732).

**4.10	Bylaws of IP as amended July 28, 2008 (July 29, 2008 Form 8-K, Exhibit 3.4(ii), File No. 1-3004).

**4.11	Ameren Indenture with The Bank of New York Mellon Trust Company, N.A., as successor trustee, relating to the senior debt securities dated as of December 1, 2001 (File No. 333-81774, Exhibit 4.5).

**4.12	Form of company order establishing the issuance of one or more series of Ameren senior debt securities (including the form of senior debt security) (File No. 333-114274, Exhibit 4.8).

**4.13	Form of Indenture relating to Ameren subordinated debt securities (File No. 333-81774, Exhibit 4.9).

Exhibit No.	Description
+4.14	Supplemental indenture or other instrument establishing the issuance of one or more series of Ameren subordinated debt securities (including the form of subordinated debt security).

**4.15	Form of Guarantee Agreement of Ameren (File No. 333-81774, Exhibit 4.11).

**4.16	Certificate of Trust of Ameren Capital Trust I (File No. 333-89970, Exhibit 4.10).

**4.17	Trust Agreement of Ameren Capital Trust I (File No. 333-89970, Exhibit 4.11).

**4.18	Certificate of Trust of Ameren Capital Trust II (File No. 333-89970, Exhibit 4.12).

**4.19	Trust Agreement of Ameren Capital Trust II (File No. 333-89970, Exhibit 4.13).

**4.20	Form of Amended and Restated Trust Agreement (including the form of trust preferred security) (File No. 333-81774, Exhibit 4.14).

**4.21	Form of Ameren Purchase Contract Agreement (File No. 333-114274, Exhibit 4.19).

**4.22	Form of Ameren Pledge Agreement (File No. 333-114274, Exhibit 4.20).

+4.23	Certificate of designation, preferences and rights establishing the terms of one or more series of Ameren preferred stock.

**4.24

CIPS Indenture of Mortgage and Deed of Trust, dated October 1, 1941, from CIPS to U.S. Bank National Association and Richard Prokosch, as successor trustees (CIPS Mortgage) (Exhibit 2.01, File No. 2-60232).

**4.25	CIPS Supplemental Indenture to the CIPS Mortgage, dated September 1, 1947 (Amended Exhibit 7(b), File No. 2-7341).

**4.26	CIPS Supplemental Indenture to the CIPS Mortgage, dated January 1, 1949 (Second Amended Exhibit 7.03, File No. 2-7795).

**4.27	CIPS Supplemental Indenture to the CIPS Mortgage, dated June 1, 1965 (Amended Exhibit 2.02, File No. 2-23569).

**4.28	CIPS Supplemental Indenture to the CIPS Mortgage, dated April 1, 1971 (Amended Exhibit 2.02, File No. 2-39587).

**4.29	CIPS Supplemental Indenture to the CIPS Mortgage, dated December 1, 1973 (Exhibit 2.03, File No. 2-60232).

**4.30	CIPS Supplemental Indenture to the CIPS Mortgage, dated February 1, 1980 (Exhibit 2.02(a), File No. 2-66380).

**4.31	CIPS Supplemental Indenture to the CIPS Mortgage, dated May 15, 1992 (May 15, 1992 Form 8-K, Exhibit 4.02, File No. 1-3672).

**4.32	CIPS Supplemental Indenture to the CIPS Mortgage, dated June 1, 1997 (June 6, 1997 Form 8-K, Exhibit 4.03, File No. 1-3672).

**4.33	CIPS Supplemental Indenture to the CIPS Mortgage, dated December 1, 1998 (Exhibit 4.2, File No. 333-59438).

**4.34	CIPS Supplemental Indenture to the CIPS Mortgage, dated June 1, 2001 (June 30, 2001 Form 10-Q, Exhibit 4.1, File No. 1-3672).

**4.35	CIPS Supplemental Indenture to the CIPS Mortgage, dated October 1, 2004 (2004 Form 10-K, Exhibit 4.91, File No. 1-3672).

**4.36	CIPS Supplemental Indenture to the CIPS Mortgage, dated June 1, 2006 (June 19, 2006 Form 8-K, Exhibit 4.9, File No. 1-3672).

Exhibit No.	Description
**4.37	CIPS Supplemental Indenture to the CIPS Mortgage, dated August 1, 2006 (September 8, 2006 Form 8-K, Exhibit 4.4, File No. 1-3672).

**4.38	CIPS Supplemental Indenture to the CIPS Mortgage, dated March 1, 2007 (March 14, 2007 Form 8-K, Exhibit 4.2, File No. 1-3672).

+4.39	Supplemental indenture establishing the issuance of one or more series of CIPS first mortgage bonds.

**4.40	CIPS Indenture, dated as of December 1, 1998, from CIPS to The Bank of New York Mellon Trust Company, N.A., as successor trustee (CIPS Indenture) (Exhibit 4.4, File No. 333-59438).

**4.41	CIPS Global Note, dated December 22, 1998, representing Senior Secured Notes, 5.375% due 2008 (Exhibit 4.5, File No. 333-59438).

**4.42	CIPS Global Note, dated December 22, 1998, representing Senior Secured Notes, 6.125% due 2028 (Exhibit 4.6, File No. 333-59438).

**4.43	CIPS First Supplemental Indenture to the CIPS Indenture, dated as of June 14, 2006 (June 19, 2006 Form 8-K, Exhibit 4.2, File No. 1-3672).

**4.44	CIPS Company Order, dated June 14, 2006, establishing 6.70% Series Secured Notes due 2036 (June 19, 2006 Form 8-K, Exhibit 4.5, File No. 1-3672).

+4.45	Supplemental indenture or other instrument establishing the issuance of one or more series of CIPS senior secured debt securities (including the form of senior secured debt security).

*4.46	Form of Indenture relating to senior unsecured debt securities of CIPS.

+4.47	Supplemental indenture or other instrument establishing the issuance of one or more series of CIPS senior unsecured debt securities (including the form of senior unsecured debt security).

+4.48	Articles of Amendment to establish a series of CIPS’ preferred stock.

**4.49	Genco Indenture, dated as of November 1, 2000, from Genco to The Bank of New York Mellon Trust Company, N.A., as successor trustee (Genco Indenture) (Exhibit 4.1, File No. 333-56594).

**4.50	Genco First Supplemental Indenture, dated as of November 1, 2000, to Genco Indenture, relating to Genco’s 8.35% Senior Notes, Series B due 2010 (Exhibit 4.2, File No. 333-56594).

**4.51	Genco Second Supplemental Indenture, dated as of June 12, 2001, to Genco Indenture, relating to Genco’s 8.35% Senior Note, Series D due 2010 (Exhibit 4.3, File No. 333-56594).

**4.52	Genco Third Supplemental Indenture, dated as of June 1, 2002, to Genco Indenture, relating to Genco’s 7.95% Senior Notes, Series E due 2032 (June 30, 2002 Form 10-Q, Exhibit 4.1, File No. 333-56594).

**4.53	Genco Fourth Supplemental Indenture, dated as of January 15, 2003, to Genco Indenture, relating to Genco’s 7.95% Senior Notes, Series F due 2032 (2002 Form 10-K, Exhibit 4.5, File No. 333-56594).

**4.54	Genco Fifth Supplemental Indenture, dated as of April 1, 2008, to Genco Indenture, relating to Genco’s 7.00% Senior Notes, Series G due 2018 (April 9, 2008 Form 8-K, Exhibit 4.2, File No. 333-56594).

*4.55	Genco Sixth Supplemental Indenture, dated as of July 7, 2008, to Genco Indenture relating to Genco’s 7.00% Senior Notes, Series H due 2018.

+4.56	Supplemental indenture establishing the issuance of one or more series of Genco senior unsecured debt securities (including the form of senior unsecured debt security).

Exhibit No.	Description
**4.57

CILCO Indenture of Mortgage and Deed of Trust between Illinois Power Company (predecessor in interest to CILCO) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, dated as of April 1, 1933 (CILCO Mortgage), Supplemental Indenture between the same parties dated as of June 30, 1933, Supplemental Indenture between CILCO and the trustee, dated as of July 1, 1933, Supplemental Indenture between the same parties dated as of January 1, 1935, and Supplemental Indenture between the same parties dated as of April 1, 1940 (Exhibit B-1, Registration No. 2-1937; Exhibit B-1(a), Registration No. 2-2093; and Exhibit A, April 1940 Form 8-K,
File No. 1-2732).

**4.58	CILCO Supplemental Indenture to the CILCO Mortgage, dated December 1, 1949 (December 1949 Form 8-K, Exhibit A, File No. 1-2732).

**4.59	CILCO Supplemental Indenture to the CILCO Mortgage, dated July 1, 1957 (July 1957 Form 8-K, Exhibit A, File No. 1-2732).

**4.60	CILCO Supplemental Indenture to the CILCO Mortgage, dated February 1, 1966 (February 1966 Form 8-K, Exhibit A, File No. 1-2732).

**4.61	CILCO Supplemental Indenture to the CILCO Mortgage, dated January 15, 1992 (January 30, 1992 Form 8-K, Exhibit 4(b), File No. 1-2732).

**4.62	CILCO Supplemental Indenture to the CILCO Mortgage, dated October 1, 2004 (2004 Form 10-K, Exhibit 4.121, File No. 1-2732).

**4.63	CILCO Supplemental Indenture to the CILCO Mortgage, dated June 1, 2006 (June 19, 2006 Form 8-K, Exhibit 4.11, File No. 1-2732).

**4.64	CILCO Supplemental Indenture to the CILCO Mortgage, dated August 1, 2006 (September 8, 2006 Form 8-K, Exhibit 4.2, File No. 1-2732).

**4.65	CILCO Supplemental Indenture to the CILCO Mortgage, dated March 1, 2007 (March 14, 2007 Form 8-K, Exhibit 4.4, File No. 1-2732).

+4.66	Supplemental indenture establishing the issuance of one or more series of CILCO first mortgage bonds.

**4.67	CILCO Indenture, dated as of June 1, 2006, from CILCO to The Bank of New York Mellon Trust Company, N.A., as successor trustee (June 19, 2006 Form 8-K, Exhibit 4.3, File No. 1-2732).

**4.68

CILCO Company Order, dated June 14, 2006, establishing the 6.20% Senior Secured Notes due 2016 (including the global note) and the 6.70% Senior Secured Notes due 2036 (including the global note) (June 19, 2006 Form 8-K, Exhibit 4.6, File No. 1-2732).

+4.69	Supplemental indenture or other instrument establishing the issuance of one or more series of CILCO senior secured debt securities (including the form of senior secured debt security).

*4.70	Form of Indenture relating to senior unsecured debt securities of CILCO.

+4.71	Supplemental indenture or other instrument establishing the issuance of one or more series of CILCO senior unsecured debt securities (including the form of senior unsecured debt security).

+4.72	Articles of Amendment to establish a series of CILCO’s preferred stock.

**4.73

IP General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992, between IP and The Bank of New York Mellon Trust Company, N.A., as successor trustee (IP Mortgage) (1992 Form 10-K, Exhibit 4(cc), File No. 1-3004).

**4.74	IP Supplemental Indenture dated as of April 1, 1997, to IP Mortgage for the series P, Q and R bonds (March 31, 1997 Form 10-Q, Exhibit 4(b), File No. 1-3004).

**4.75	IP Supplemental Indenture dated as of March 1, 1998, to IP Mortgage for the series S bonds (Exhibit 4.41, File No. 333-71061).

Exhibit No.	Description
**4.76	IP Supplemental Indenture dated as of March 1, 1998, to IP Mortgage for the series T bonds (Exhibit 4.42, File No. 333-71061).

**4.77	IP Supplemental Indenture dated as of June 15, 1999, to IP Mortgage for the 7.50% bonds due 2009 (June 30, 1999 Form 10-Q, Exhibit 4.2, File No. 1-3004).

**4.78	IP Supplemental Indenture dated as of July 15, 1999, to IP Mortgage for the series U bonds (June 30, 1999 Form 10-Q, Exhibit 4.4, File No. 1-3004).

**4.79	IP Supplemental Indenture dated as of May 1, 2001 to IP Mortgage for the series W bonds (2001 Form 10-K, Exhibit 4.19, File No. 1-3004).

**4.80	IP Supplemental Indenture dated as of May 1, 2001, to IP Mortgage for the series X bonds (2001 Form 10-K, Exhibit 4.20, File No. 1-3004).

**4.81	IP Supplemental Indenture dated as of December 15, 2002, to IP Mortgage for the 11.50% bonds due 2010 (December 23, 2002 Form 8-K, Exhibit 4.1, File No. 1-3004).

**4.82	IP Supplemental Indenture dated as of June 1, 2006, to IP Mortgage for the series AA bonds (June 19, 2006 Form 8-K, Exhibit 4.13, File No. 1-3004).

**4.83	IP Supplemental Indenture dated as of August 1, 2006, to IP Mortgage for the 2006 credit agreement series bonds (September 8, 2006 Form 8-K, Exhibit 4.6, File No. 1-3004).

**4.84	IP Supplemental Indenture dated as of March 1, 2007, to IP Mortgage for the 2007 credit agreement series bonds (March 14, 2007 Form 8-K, Exhibit 4.6, File No. 1-3004).

**4.85	IP Supplemental Indenture dated as of November 15, 2007, to IP Mortgage for the series BB bonds (November 20, 2007 Form 8-K, Exhibit 4.4, File No. 1-3004).

**4.86	IP Supplemental Indenture dated as of April 1, 2008, to IP Mortgage for the series CC bonds (April 8, 2008 Form 8-K, Exhibit 4.9, File No. 1-3004).

**4.87	IP Supplemental Indenture dated as of October 1, 2008, to IP Mortgage for the series DD bonds (October 23, 2008 Form 8-K, Exhibit 4.4, File No. 1-3004).

+4.88	Supplemental indenture establishing the issuance of one or more series of IP mortgage bonds.

**4.89	IP Indenture, dated as of June 1, 2006 from IP to The Bank of New York Mellon Trust Company, N.A., as successor trustee (June 19, 2006 Form 8-K, Exhibit 4.4, File No. 1-3004).

**4.90	IP Company Order, dated June 14, 2006, establishing the 6.25% Senior Secured Notes due 2016 (including the global note) (June 19, 2006 Form 8-K, Exhibit 4.7, File No. 1-3004).

**4.91	IP Company Order, dated November 15, 2007, establishing the 6.125% Senior Secured Notes due 2017 (including the global note) (November 20, 2007 Form 8-K, Exhibit 4.2, File No. 1-3004).

**4.92	IP Company Order, dated April 8, 2008, establishing the 6.25% Senior Secured Notes due 2018 (including the forms of notes) (April 8, 2008 Form 8-K, Exhibit 4.4, File No. 1-3004.)

**4.93	IP Company Order, dated October 23, 2008, establishing the 9.75% Senior Secured Notes due 2018 (including the forms of notes) (October 23, 2008 Form 8-K, Exhibit 4.2, File No. 1-3004.)

+4.94	Supplemental indenture or other instrument establishing the issuance of one or more series of IP senior secured debt securities (including the form of senior secured debt security).

*4.95	Form of Indenture relating to senior unsecured debt securities of IP.

+4.96	Supplemental indenture or other instrument establishing the issuance of one or more series of IP senior unsecured debt securities (including the form of senior unsecured debt security).

+4.97	Articles of Amendment to establish a series of IP’s preferred stock.

Exhibit No.	Description
*5.1	Opinion of Steven R. Sullivan, Esq., Senior Vice President, General Counsel and Secretary of Ameren.

*5.2	Opinion of Craig W. Stensland, Esq., Associate General Counsel of Ameren Services Company.

*5.3	Opinion of Morgan, Lewis & Bockius LLP.

*5.4	Opinion of Richards, Layton & Finger, P.A., with respect to Ameren Capital Trust I.

*5.5	Opinion of Richards, Layton & Finger, P.A., with respect to Ameren Capital Trust II.

**12.1	Ameren’s Statement of Computation of Ratio of Earnings to Fixed Charges (2007 Form 10-K, Exhibit 12.1 and September 30, 2008 Form 10-Q, Exhibit 12.1, File No. 1-14756).

**12.2

CIPS’ Statement of Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividend Requirements (2007 Form 10-K, Exhibit 12.3 and September 30, 2008 Form 10-Q, Exhibit 12.3,
File No. 1-3672).

**12.3	Genco’s Statement of Computation of Ratio of Earnings to Fixed Charges (2007 Form 10-K, Exhibit 12.4 and September 30, 2008 Form 10-Q, Exhibit 12.4, File No. 333-56594).

**12.4

CILCO’s Statement of Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividend Requirements (2007 Form 10-K, Exhibit 12.6 and September 30, 2008 Form 10-Q, Exhibit 12.6,
File No. 1-2732).

**12.5

IP’s Statement of Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividend Requirements (2007 Form 10-K, Exhibit 12.7 and September 30, 2008 Form 10-Q, Exhibit 12.7,
File No. 1-3004).

*23.1	Consent of Steven R. Sullivan, Esq., Senior Vice President, General Counsel and Secretary of Ameren (included in Exhibit 5.1).

*23.2	Consent of Craig W. Stensland, Esq., Associate General Counsel of Ameren Services Company (included in Exhibit 5.2).

*23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.3).

*23.4	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust I (included in Exhibit 5.4).

*23.5	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust II (included in Exhibit 5.5).

*23.6	Consent of Independent Registered Public Accounting Firm with respect to Ameren.

*23.7	Consent of Independent Registered Public Accounting Firm with respect to CIPS.

*23.8	Consent of Independent Registered Public Accounting Firm with respect to Genco.

*23.9	Consent of Independent Registered Public Accounting Firm with respect to CILCO.

*23.10	Consent of Independent Registered Public Accounting Firm with respect to IP.

*24.1	Ameren Power of Attorney.

**24.2	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust I (included in Exhibit 4.17).

**24.3	Power of attorney with respect to the depositor and trustee of Ameren Capital Trust II (included in Exhibit 4.19).

*24.4	CIPS Power of Attorney.

*24.5	Genco Power of Attorney.

Exhibit No.	Description
*24.6	CILCO Power of Attorney.

*24.7	IP Power of Attorney.

*25.1	Form T-1 statement of eligibility of the trustee for Ameren’s senior debt securities.

++25.2	Form T-1 statement of eligibility of the trustee for Ameren’s subordinated debt securities.

++25.3	Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.

++25.4	Form T-1 statement of eligibility of the trustee for the trust preferred securities.

++25.5	Form T-1 statement of eligibility of the purchase contract agent for Ameren’s stock purchase contracts.

*25.6	Form T-1 statement of eligibility of the trustee for CIPS’ first mortgage bonds.

*25.7	Form T-2 statement of eligibility of the trustee for CIPS’ first mortgage bonds.

*25.8	Form T-1 statement of eligibility of the trustee for CIPS’ senior secured debt securities.

++25.9	Form T-1 statement of eligibility of the trustee for CIPS’ senior unsecured debt securities.

*25.10	Form T-1 statement of eligibility of the trustee for Genco’s senior unsecured debt securities.

*25.11	Form T-1 statement of eligibility of the trustee for CILCO’s first mortgage bonds.

*25.12	Form T-1 statement of eligibility of the trustee for CILCO’s senior secured debt securities.

++25.13	Form T-1 statement of eligibility of the trustee for CILCO’s senior unsecured debt securities.

*25.14	Form T-1 statement of eligibility of the trustee for IP’s mortgage bonds.

*25.15	Form T-1 statement of eligibility of the trustee for IP’s senior secured debt securities.

++25.16	Form T-1 statement of eligibility of the trustee for IP’s senior unsecured debt securities.

*	Filed herewith.

**	Incorporated by reference herein as indicated.

+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.

++	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if applicable.

Item 17.  Undertakings

Each of the undersigned registrants hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants each undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have each been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by any registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ameren Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of November, 2008.

AMEREN CORPORATION (REGISTRANT)

By:	/s/ Gary L. Rainwater
Gary L. Rainwater Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Chairman, President, Chief
/s/ Gary L. Rainwater	Executive Officer and Director	November 17, 2008
Gary L. Rainwater	(Principal Executive Officer)

Executive Vice President and
/s/ Warner L. Baxter	Chief Financial Officer	November 17, 2008
Warner L. Baxter	(Principal Financial Officer)

Senior Vice President and Chief
/s/ Martin J. Lyons	Accounting Officer	November 17, 2008
Martin J. Lyons	(Principal Accounting Officer)

*	Director	November 17, 2008
Stephen F. Brauer

*	Director	November 17, 2008
Susan S. Elliott

*	Director	November 17, 2008
Walter J. Galvin

*	Director	November 17, 2008
Gayle P. W. Jackson

*	Director	November 17, 2008
James C. Johnson

*	Director	November 17, 2008
Charles W. Mueller

Name	Title	Date

*	Director	November 17, 2008
Douglas R. Oberhelman

*	Director	November 17, 2008
Harvey Saligman

*	Director	November 17, 2008
Patrick T. Stokes

*	Director	November 17, 2008
Jack D. Woodard

*By:	/s/ Warner L. Baxter
Warner L. Baxter
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Ameren Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of November, 2008.

AMEREN CAPITAL TRUST I (REGISTRANT)

By:	Ameren Corporation, as Depositor

By:	/s/ Jerre E. Birdsong
Jerre E. Birdsong Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, Ameren Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of November, 2008.

AMEREN CAPITAL TRUST II (REGISTRANT)

By:	Ameren Corporation, as Depositor

By:	/s/ Jerre E. Birdsong
Jerre E. Birdsong Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, Central Illinois Public Service Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of November, 2008.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY (REGISTRANT)

By:	/s/ Scott A. Cisel
Scott A. Cisel Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Chairman, President, Chief
/s/ Scott A. Cisel	Executive Officer and Director	November 17, 2008
Scott A. Cisel	(Principal Executive Officer)

Executive Vice President,
/s/ Warner L. Baxter	Chief Financial Officer and Director	November 17, 2008
Warner L. Baxter	(Principal Financial Officer)

Senior Vice President and Chief
/s/ Martin J. Lyons	Accounting Officer	November 17, 2008
Martin J. Lyons	(Principal Accounting Officer)

*	Director	November 17, 2008
Daniel F. Cole

/s/ Steven R. Sullivan	Director	November 17, 2008
Steven R. Sullivan

*By:	/s/ Warner L. Baxter
Warner L. Baxter
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Ameren Energy Generating Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of November, 2008.

AMEREN ENERGY GENERATING COMPANY (REGISTRANT)

By:	/s/ Charles D. Naslund
Charles D. Naslund President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Charles D. Naslund	President and Director (Principal Executive Officer)	November 17, 2008
Charles D. Naslund

/s/ Warner L. Baxter	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 17, 2008
Warner L. Baxter

/s/ Martin J. Lyons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 17, 2008
Martin J. Lyons

*	Director	November 17, 2008
Daniel F. Cole

*	Director	November 17, 2008
Steven R. Sullivan

*By:	/s/ Warner L. Baxter
Warner L. Baxter
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Central Illinois Light Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of November, 2008.

CENTRAL ILLINOIS LIGHT COMPANY (REGISTRANT)

By:	/s/ Scott A. Cisel
Scott A. Cisel Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Chairman, President, Chief
/s/ Scott A. Cisel	Executive Officer and Director	November 17, 2008
Scott A. Cisel	(Principal Executive Officer)

Executive Vice President,
/s/ Warner L. Baxter	Chief Financial Officer and Director	November 17, 2008
Warner L. Baxter	(Principal Financial Officer)

Senior Vice President and Chief
/s/ Martin J. Lyons	Accounting Officer	November 17, 2008
Martin J. Lyons	(Principal Accounting Officer)

*	Director	November 17, 2008
Daniel F. Cole

/s/ Steven R. Sullivan	Director	November 17, 2008
Steven R. Sullivan

*By:	/s/ Warner L. Baxter
Warner L. Baxter
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Illinois Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 17th day of November, 2008.

ILLINOIS POWER COMPANY (REGISTRANT)

By:	/s/ Scott A. Cisel
Scott A. Cisel Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Chairman, President, Chief
/s/ Scott A. Cisel	Executive Officer and Director	November 17, 2008
Scott A. Cisel	(Principal Executive Officer)

Executive Vice President,
/s/ Warner L. Baxter	Chief Financial Officer and Director	November 17, 2008
Warner L. Baxter	(Principal Financial Officer)

Senior Vice President and Chief
/s/ Martin J. Lyons	Accounting Officer	November 17, 2008
Martin J. Lyons	(Principal Accounting Officer)

*	Director	November 17, 2008
Daniel F. Cole

/s/ Steven R. Sullivan	Director	November 17, 2008
Steven R. Sullivan

*By:	/s/ Warner L. Baxter
Warner L. Baxter
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.46	Form of Indenture relating to senior unsecured debt securities of CIPS.

4.55	Genco Sixth Supplemental Indenture, dated as of July 7, 2008, to Genco Indenture relating to Genco’s 7.00% Senior Notes, Series H due 2018.

4.70	Form of Indenture relating to senior unsecured debt securities of CILCO.

4.95	Form of Indenture relating to senior unsecured debt securities of IP.

5.1	Opinion of Steven R. Sullivan, Esq., Senior Vice President, General Counsel and Secretary of Ameren.

5.2	Opinion of Craig W. Stensland, Esq., Associate General Counsel of Ameren Services Company.

5.3	Opinion of Morgan, Lewis & Bockius LLP.

5.4	Opinion of Richards, Layton & Finger, P.A., with respect to Ameren Capital Trust I.

5.5	Opinion of Richards, Layton & Finger, P.A., with respect to Ameren Capital Trust II.

23.1	Consent of Steven R. Sullivan, Esq., Senior Vice President, General Counsel and Secretary of Ameren (included in Exhibit 5.1).

23.2	Consent of Craig W. Stensland, Esq., Associate General Counsel of Ameren Services Company (included in Exhibit 5.2).

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.3).

23.4	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust I (included in Exhibit 5.4).

23.5	Consent of Richards, Layton & Finger, P.A. with respect to Ameren Capital Trust II (included in Exhibit 5.5).

23.6	Consent of Independent Registered Public Accounting Firm with respect to Ameren.

23.7	Consent of Independent Registered Public Accounting Firm with respect to CIPS.

23.8	Consent of Independent Registered Public Accounting Firm with respect to Genco.

23.9	Consent of Independent Registered Public Accounting Firm with respect to CILCO.

23.10	Consent of Independent Registered Public Accounting Firm with respect to IP.

24.1	Ameren Power of Attorney.

24.4	CIPS Power of Attorney.

24.5	Genco Power of Attorney.

24.6	CILCO Power of Attorney.

24.7	IP Power of Attorney.

25.1	Form T-1 statement of eligibility of the trustee for Ameren’s senior debt securities.

25.6	Form T-1 statement of eligibility of the trustee for CIPS’ first mortgage bonds.

25.7	Form T-2 statement of eligibility of the trustee for CIPS’ first mortgage bonds.

25.8	Form T-1 statement of eligibility of the trustee for CIPS’ senior secured debt securities.

25.10	Form T-1 statement of eligibility of the trustee for Genco’s senior unsecured debt securities.

25.11	Form T-1 statement of eligibility of the trustee for CILCO’s first mortgage bonds.

25.12	Form T-1 statement of eligibility of the trustee for CILCO’s senior secured debt securities.

25.14	Form T-1 statement of eligibility of the trustee for IP’s mortgage bonds.

25.15	Form T-1 statement of eligibility of the trustee for IP’s senior secured debt securities.